Execution Copy
EXHIBIT 10.1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  REDACTED MATERIAL IS MARKED WITH A [****] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED
 PRIVATE LABEL CREDIT CARD PLAN AGREEMENT
BETWEEN
WORLD FINANCIAL NETWORK BANK
AND
STAGE STORES, INC.
SPECIALTY RETAILERS, INC.

DATED AS OF AUGUST 8, 2012

10549850v4

Table of Contents
Page
Section 1. DEFINITIONS	2
1.1 Certain Definitions	2
1.2 Other Definitions	12
1.3 Additional Points of Interpretation	12
Section 2. ESTABLISHMENT OF THE PLAN	13
2.1 Establishment and Operation of the Plan	13
2.2 Honoring Credit Cards	13
2.3 Credit Card Agreement	13
2.4 Marketing and Promotion of Plan	13
2.5 Non-Competition	14
Section 3. OPERATION OF THE PLAN	14
3.1 Plan Committee	14
3.2 Plan Teams	14
3.3 Operating Procedures	14
3.4 Plan Documents (Forms and Collateral)	14
3.5 Applications for Credit Under the Plan; Internet Features	16
3.6 Credit Decisions	17
3.7 Floor Limits	18
3.8 Servicing and Collections	18
3.9 Customer Service	19
3.10 Loyalty Programs	20
3.11 Ancillary Products	21
3.12 Cardholder Payments on Accounts	22
3.13 Ownership of Accounts and Information	23
3.14 Cardholder Communications; Inserts	26
3.15 Communications and Systems Changes	26
3.16 Reports	27
3.17 New Businesses	27
3.18 Sale of Businesses	33
3.19 Secondary Provider Programs	35
Section 4. INTELLECTUAL PROPERTY	35
4.1 Parties' Marks	35
i

4.2 Intellectual Property	37
Section 5. SETTLEMENT AND CHARGEBACKS	37
5.1 Settlement	37
5.2 Offset	38
5.3 Transaction Records	38
5.4 Chargebacks	38
5.5 Exercise of Chargebacks	39
5.6 Cardholder Disputes	39
5.7 No Special Agreements	40
Section 6. FINANCIAL TERMS	40
6.1 Plan Economics	40
6.2 Payment Method	40
Section 7. REPRESENTATIONS AND WARRANTIES OF STAGE	40
7.1 Organization, Power and Qualification	40
7.2 Authorization, Validity and Non-Contravention	40
7.3 Validity of Transaction Records	41
7.4 Compliance with Law	41
7.5 Stage Marks	41
7.6 Intellectual Property Rights	41
7.7 Litigation	41
Section 8. COVENANTS OF STAGE	42
8.1 Notices of Changes	42
8.2 Financial Statements	42
8.3 Access Rights	42
8.4 Data Accuracy	43
8.5 Insurance	43
8.6 Commitment of SSI	43
8.7 Business Continuation/Disaster Recovery Plan	43
Section 9. REPRESENTATIONS AND WARRANTIES OF BANK	43
9.1 Organization, Power and Qualification	43
9.2 Authorization, Validity and Non-Contravention	44
9.3 Compliance with Law	44
9.4 Intellectual Property Rights	44
9.5 Litigation	44

Section 10. COVENANTS OF BANK	45
10.1 Notices of Changes	45
10.2 Financial Statements	45
10.3 Access Rights	45
10.4 Bank's Business	46
10.5 Data Accuracy	46
10.6 Insurance	46
10.7 Business Continuation/Disaster Recovery Plan	46
Section 11. INDEMNIFICATION	46
11.1 Indemnification Obligations	46
11.2 LIMITATION ON LIABILITY	47
11.3 NO WARRANTIES	48
11.4 Notification of Indemnification; Conduct of Defense	48
Section 12. TERM, EXPIRATION AND TERMINATION	48
12.1 Term and Expiration	48
12.2 Termination with Cause by Bank; Bank Termination Events	48
12.3 Termination with Cause by Stage; Stage Termination Events	50
12.4 Purchase of Accounts	51
12.5 Performance During the Wind-down Period	51
Section 13. MISCELLANEOUS	52
13.1 Entire Agreement	52
13.2 Coordination of Public Statements	52
13.3 Amendment	52
13.4 Successors and Assigns	53
13.5 Waiver	53
13.6 Severability	53
13.7 Notices	53
13.8 Captions and Cross-References	54
13.9 Governing Law	54
13.10 Counterparts	54
13.11 Force Majeure	54
13.12 Relationship of Parties	54
13.13 Survival	54
13.14 Mutual Drafting	55

13.15 Independent Contractor	55
13.16 No Third Party Beneficiaries	55
13.17 Confidentiality and Security Control	55
13.18 Taxes	59
13.19 Dispute Resolution	59

List of Schedules
Schedule 1.1(a) Bank Marks
Schedule 1.1(b) Stage Marks
Schedule 1.1(c) Initial Operating Procedures
Schedule 1.3(e) Measurement Period Summary
Schedule 2.3 Summary of Rates and Fees
Schedule 2.4(b) Marketing Promotions
Schedule 2.4(c) Bank's Marketing Commitments
Schedule 2.5 Non-Competition
Schedule 3.1 Plan Committee
Schedule 3.2 Plan Teams
Schedule 3.3 Operating Procedures
Schedule 3.5(e) Penetration Rate/Value Proposition
Schedule 3.6 Credit Decisions
Schedule 3.8(c) Service Level Standards
Schedule 3.9(d) Cardholder Satisfaction Survey
Schedule 3.11(a) Protection Programs
Schedule 3.11(b) Bank Enhancement Marketing Services
Schedule 3.11(d) Stage Recurring Billing Programs
Schedule 3.13 Master File Information and Credit Card Application File Information
Schedule 3.15(a) Technology and Systems
Schedule 3.16 Bank Reports
Schedule 3.19 Secondary Provider Programs
Schedule 6.1 Plan Economics
Schedule 8.5 Stage Insurance
Schedule 10.6 Bank Insurance
Schedule 12.2(d) Additional Bank Termination Events
Schedule 12.2(f) Arbitration Procedures
Schedule 12.3(f)Additional Stage Termination Events
Schedule 12.3(g) Additional Stage Termination Events
Schedule 12.4 Purchase of Accounts
Schedule 13.4 Successors and Assigns

AMENDED AND RESTATED
 PRIVATE LABEL CREDIT CARD PLAN AGREEMENT
THIS AMENDED AND RESTATED PRIVATE LABEL CREDIT CARD PLAN AGREEMENT is entered into as of this 8th day of August, 2012 to be effective as of the 1st day of August, 2012 (the "Effective Date"), by and between STAGE STORES, INC., a Nevada corporation (hereinafter referred to as "SSI") and SPECIALTY RETAILERS, INC., a Texas corporation (hereinafter referred to as "SRI"), each with its principal office at 10201 Main Street, Houston, Texas 77025 (with  SSI & SRI hereinafter collectively referred to as "Stage"), and WORLD FINANCIAL NETWORK  BANK, with its principal office at One Righter Parkway, Suite #100, Wilmington, Delaware, 19803 (hereinafter referred to as "Bank").
WITNESSETH:
WHEREAS, Stage and Bank entered into that certain Amended and Restated Private Label Credit Card Program Agreement dated March 5th, 2004 and various subsequent amendments thereto (as amended, the "2004 Agreement"), pursuant to which Stage requested Bank to, and Bank agreed to, extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage and Stage's stores and to issue Credit Cards to such individuals under the names of Stage, Bealls, Palais Royal, Goody's, Peebles, and Steele's; and
WHEREAS, each party desires to terminate the 2004 Agreement in its entirety and agrees that it shall be superseded by, and restated and amended in, this Agreement, pursuant to which Bank, among other things, will continue to extend credit to qualifying individuals in the form of private label open-ended credit card accounts for the purchase of Goods and/or Services from Stage through its Sales Channels and to issue Credit Cards to qualifying individuals under the Stage Nameplates; and
WHEREAS, Bank will continue to own all the Accounts, and Cardholder payments would be made to Bank as provided in this Agreement; and
WHEREAS, Bank will operate the Plan subject to the terms and conditions as more fully set forth herein;
NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Stage and Bank agree as follows:

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SECTION 1. DEFINITIONS
            1.1  Certain Definitions.  As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

"2004 Agreement" shall have the meaning set forth in the recitals on Page 1 of this Agreement.
"Account" shall mean an open-end revolving line of credit established by Bank for a Customer for personal, family or household purposes pursuant to the terms of a Credit Card Agreement under a Stage Nameplate.  By way of clarification, "Accounts", as defined under the 2004 Agreement and opened thereunder, are also considered Accounts for purposes of this Agreement.
"Accounts Receivable" shall mean, as to any Account at the time of reference, any and all amounts owing on such Account, including, without limitation, principal balances from Purchases, fees related to Protection Programs, Bank Enhancement Marketing Services and Stage Recurring Billing Programs, accrued finance charges (whether or not posted or billed to an Account), late fees, and all other fees and charges assessed on the Account, less any payments received by Bank and credits issued by Bank with respect to the Account.  This definition specifically excludes any amounts which have been written-off by Bank with respect to such Account.
"ACH" shall mean a payment made through the Automated Clearing House network.
"Adjusted Net  Yield" shall have the meaning set forth in Schedule 6.1.
"ADS" shall mean Alliance Data Systems Corporation and any successor thereto.
"Affected Party" shall have the meaning set forth in Section 13.17(e)(ii).
"Affiliate" shall mean with respect to a party, or ADS, any entity that is owned by, owns, or is under common Control with such party.
"Agreement" shall mean this Amended and Restated Private Label Credit Card Plan Agreement, including any schedules, exhibits, addenda, and future amendments and supplements hereto.
"Ancillary Income" shall have the meaning set forth in Schedule 6.1.
"Annual Portfolio Performance Bonus" shall have the meaning set forth in Schedule 6.1.
"Applicable Law" shall mean any applicable federal, state or local law, rule, or regulation.

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"Applicant" shall mean an individual who applies for an Account under the Plan.
"Application Approval Rate" shall have the meaning set forth in Schedule 3.6.
 "Applications Per Store Average" shall have the meaning set forth in Schedule 3.5(e).
"Application Per Store Target Average" shall have the meaning set forth in Schedule 3.5(e).
"Average Annual Accounts Receivable" shall have the meaning set forth in Schedule 6.1.
"Average Credit Limit" shall have the meaning set forth in Schedule 3.6.
"Bank" shall mean the party to this Agreement identified as "Bank" in the first paragraph on Page 1 of this Agreement.
"Bank Cardholder Information" shall have the meaning set forth in Section 3.13(d)(i).
"Bank Designees" shall have the meaning set forth in Schedule 3.1.
"Bank Enhancement Marketing Services" shall have the meaning set forth in Section 3.11(b).
"Bank Indemnified Parties" shall have the meaning set forth in Section 11.1(a).
"Bank Mark" shall mean a trademark, service mark, or trade name owned by or licensed (and capable of being sublicensed) to Bank and designated by Bank to Stage for use in connection with the Plan.  As of the Effective Date, the Bank Marks designated for use in connection with the Plan are set forth on Schedule 1.1(a).
"Bank Matters" shall mean those Plan Committee Matters identified as Bank Matters on Schedule 3.1.
"Bank Performance Bonus" shall have the meaning set forth in Schedule 6.1.
"Bank Termination Event" shall have the meaning set forth in Section 12.2.
"Batch Prescreen" shall mean a process where Bank's offer of credit is made to certain Customers prequalified by Bank (per its credit criteria and risk management policies), in a batch mode (often but not exclusively within a direct-to-consumer environment).
"Billing Statement" shall mean Bank's periodic statement listing the amounts of Purchases made, credits received, and other information, as required by Applicable Law and/or deemed desirable by Bank.

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"Business Day" shall mean any day, except Saturday, Sunday or a day on which banks in Delaware are required to be closed under Applicable Law.
"Cardholder" shall mean any natural person to whom an Account has been issued by Bank and/or any authorized user of the Account.
"Cardholder Fees" shall have the meaning set forth in Schedule 6.1.
"Cardholder Loyalty Program" shall have the meaning set forth in Section 3.10(a).
"Change in Control" shall have the meaning set forth in Schedule 13.4.
"Charge Slip" shall mean a sales receipt, invoice or other documentation, whether in hard copy or electronic form (such as, but not limited to, that which is part of a Transaction Record), and in each case evidencing a Purchase that is to be charged to a Cardholder's Account.
"Collateral" shall have the meaning set forth in Section 3.4(c).
"Competitive Credit Program" shall mean any non-Bank credit issuance arrangement dealing with the extension of credit and repayment of debt extended to Customers in the United States (provided directly by Stage or indirectly through an arrangement of Stage with a third party issuer).  By way of clarification, a credit issuance arrangement in connection with a website or other non-physical sales channel shall not be considered a Competitive Credit Program unless it is targeted to United States consumers.  By way of further clarification, the following are not "Competitive Credit Programs": debit payment programs (card-based or card-less), stored value cards, prepaid cards, payroll cards, gift cards/certificates, coupons, or mail-in rebate offers that can be used to purchase Goods and/or Services.

"Consumer Personal Information" shall mean non-public personal information regarding Applicants, Customers, and Cardholders, including but not limited to Account information, information related to transactions conducted by Customers or Cardholders, consumer reports, and information derived from consumer reports, that is subject to protection under Applicable Law.
"Control" shall mean  the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of any entity.
"CPI" shall have the meaning set forth on Schedule 6.1.
"CPR" shall have the meaning set forth on Schedule 12.2(f).
"CPR Rules" shall have the meaning set forth on Schedule 12.2(f).

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"Credit Bureau Score" shall mean an industry standard credit score (such as a FICO score) provided by any of the major credit bureaus.
"Credit Card" shall mean the private label credit card issued by Bank to Cardholders under the terms of this Agreement, which card corresponds to a related Account for the purpose of purchasing Goods and/or Services pursuant to this Agreement.
"Credit Card Agreement" shall mean the open-ended revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder's use of the Credit Card, together with any modifications or amendments which may be made to such agreement.
"Credit Sales Day" shall mean any day, whether or not a Business Day, on which Goods and/or Services are sold by Stage through its Sales Channels.
"Credit Slip" shall mean a sales credit receipt or other documentation, whether in  hard copy or electronic form (such as, but not limited to, that which is part of a Transaction Record), in each case evidencing (i) a return or exchange of Goods, or (ii) a credit on an Account as an adjustment by Stage for goodwill or for Services rendered or not rendered by Stage to a Cardholder.
"Critical SLA" shall have the meaning set forth in Schedule 3.8(c).
"Customer" shall mean any individual consumer who was (prior to the Effective Date), is (as of the Effective Date), or becomes or potentially could become (after the Effective Date), a customer of Stage or any Affiliates of Stage.
"Customer Loyalty Program" shall have the meaning set forth Section 3.10(a).
"Database" shall have the meaning set forth in Section 3.13(d)(ii).
"Declined Bank Applicant" shall mean an Applicant to whom Bank does not extend credit under this Agreement.
"Declined Bank Applicant Data" shall mean data provided by a Declined Bank Applicant as part of his or her application for credit under this Agreement.  By way of clarification, this definition shall not include credit bureau information.
"Discount Fee" shall have the meaning set forth in Schedule 6.1.
"Discount Rate" shall have the meaning set forth in Schedule 6.1.
"Effective Date" shall have the meaning set forth in the first paragraph on Page 1 of this Agreement.
"Electronic Bill Presentment and Payment" (or "EBPP") shall mean a procedure offered by Bank whereby Cardholders can elect to receive their Billing

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Statements electronically and that also allows them an opportunity to remit their Account payments to Bank electronically.
"Electronic Customer Service" (or "eCS") shall mean a web-based customer service system Bank makes available on a Bank website.
"Escalation Executive" shall have the meaning set forth in Schedule 3.1.
"Force Majeure" shall have the meaning set forth in Section 13.11.
"Forms" shall have the meaning set forth in Section 3.4(a).
"Goods and/or Services" shall mean those goods and/or services sold by Stage or any Affiliate of Stage through the Sales Channels to the general public for individual, personal, family or household use.  For clarity, Goods and/or Services includes Stage Recurring Billing Programs but does not include Protection Programs and Bank Enhancement Marketing Services.
"Initial Term" shall have the meaning set forth in Section 12.1.
"Insert" shall mean marketing inserts to be inserted into the Billing Statement or Credit Card mailer packages, including bangtails.
"Instant Credit" shall mean the generally applicable new Account acquisition process at Stage's physical POS via manual data entry, as in effect on June 1, 2012 and modified from time to time by agreement of the parties.
"Intellectual Property" shall mean on a worldwide basis any and all:  (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trade marks and service marks and the goodwill associated therewith; (iii) internet domain names; (iv) trade secret rights; (v) patents, designs, algorithms, inventions and other industrial property rights; (vi) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vii) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).
"IVR" shall mean an interactive voice response system and/or procedure.
"Like-Kind New Business" shall mean a New Business that is primarily a department store or specialty clothing retailer.  For clarity, a Steele's Like-Kind New Business is not a Like-Kind New Business.
"Like-Kind Parallel Plan" shall have the meaning set forth in Section 3.17(b)(vii).
"Losses" shall have the meaning set forth in Section 11.1(c).

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"Loyalty Program" shall mean a Cardholder Loyalty Program, a Secondary Loyalty Program and/or a Customer Loyalty Program.
"Marks" shall mean the Stage Marks and/or the Bank Marks as required by the context.
"Measurement Period" or "MP" shall mean each measurement period as defined on Schedule 1.3(e).
"Monthly Net Portfolio Yield" shall have the meaning set forth in Schedule 6.1.
"Monthly Net Portfolio Yield Payment" shall have the meaning set forth in Schedule 6.1.
"Nameplate Acquirer" shall have the meaning set forth in Schedule 3.18(b).
"Nameplate Specific Plan" shall have the meaning set forth in Schedule 3.18(b).
"Net Proceeds" shall mean the dollar amount of all Purchases: (i) less credits to Accounts for the return or exchange of Goods and/or Services, or a credit on an Account as an adjustment by Stage for goodwill or for Goods and/or Services rendered or not rendered by Stage to a Cardholder, all as shown in the Transaction Records and as corrected by Bank pursuant to Section 5.3 in the event of any computational error; (ii) less payments from Cardholders received by Stage from Cardholders on Bank's behalf; (iii) less any amounts owed to Bank by Stage under Section 5.4; and (iv) less any amounts owed to Bank by Stage under Schedule 6.1, Section (B).
"Net Sales" shall mean the dollar amount of Purchases, less credits to Accounts for the return or exchange of Goods and/or Services, or a credit on an Account as an adjustment by Stage for goodwill or for Goods and/or Services rendered or not rendered by Stage to a Cardholder, all as shown in the Transaction Records and as corrected by the Bank pursuant to Section 5.3 in the event of any computational error.
"Net Sales on Promotional Program Purchases" shall mean the dollar amount of Promotional Program Purchases, less credits to Accounts for the return or exchange of Goods and/or Services related to such Promotional Program Purchases, or a credit on an Account as an adjustment by Stage for goodwill or for Goods and/or Services related to such Promotional Program Purchases rendered or not rendered by Stage to a Cardholder, all as shown in the Transaction Records and as corrected by Bank pursuant to Section 5.3 in the event of any computational error.
"New  Business" shall mean any new business for the retail sale of goods and/or services that is owned by Stage or any of its Affiliates, whether internally developed or acquired, including a new Stage Nameplate, new division, marketing and selling channel, catalog, Internet site and separate entity.   For

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purposes of this definition (and any corresponding use in Section 3.17), "acquired" (and any other form of the term) includes but is not limited to acquisition through transfer of assets, merger, consolidation, or other business combination.
"Non-Critical SLA" shall have the meaning set forth in Schedule 3.8(c).
"Non-Like-Kind New Business" shall mean a New Business that is neither a Like-Kind New Business nor a Steele's Like-Kind New Business.
"On-Line Prescreen" shall mean a process where Bank's offer of credit is made to certain Customers pre-qualified by Bank (per its criteria), in a real-time pre-approved manner, at the POS at the time of a transaction.
"Operating Expense Amount" shall have the meaning set forth in Schedule 6.1.
"Operating Procedures" shall mean Bank's instructions and procedures regarding operation of the Plan as written by Bank and provided to Stage in accordance with this Agreement.  As of the Effective Date, the Operating Procedures are those attached hereto as Schedule 1.1(c).
"Par Value" shall have the meaning set forth in Schedule 12.4.
"Penetration Rate" shall have the meaning set forth in Schedule 3.5(e).
"Plan" shall mean the private label credit card plan established and administered by Bank for certain Customers in the United States pursuant to this Agreement.
"Plan Committee" shall have the meaning set forth in Schedule 3.1.
"Plan Committee Matters" shall have the meaning set forth in Schedule 3.1.
"Plan Data" shall have the meaning set forth in Schedule 12.4.
"Plan Documents" shall mean those items comprised of Forms and Collateral as such terms are defined in Section 3.4.
"Plan Purchase Date" shall have the meaning set forth in Schedule 12.4.
"Point of Sale" (or "POS") shall mean the physical or electronic location at which transactions (sales, credits, and returns) take place.  This includes but is not limited to a cash register, point of order entry, or website (as applicable).
"Preferred Negotiation Rights" shall mean Stage's obligation, under the circumstances set forth at Section 3.17, to negotiate exclusively with Bank for a period of forty-five (45) days before Stage enters into negotiations with any credit card issuer other than Bank to issue a credit card for the New Business.

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"Promotional Program" shall mean any special Cardholder payment terms agreed by the parties for certain Purchases, including without limitation deferred or equal payment programs.  As of the Effective Date, there are no Promotional Programs.
"Protected Information" shall mean, in the case of Bank, Bank Cardholder Information and Stage Customer Information, and in the case of Stage, Bank Cardholder Information.
"Protection Program" shall have the meaning set forth in Section 3.11(a).
"Purchase" shall mean, in each case, a purchase of Goods and/or Services, including without limitation all applicable taxes and shipping costs, with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement.  The term shall be interpreted to include Regular Revolving Purchases as well as Promotional Program Purchases unless the context of the reference clearly indicates otherwise.
"Purchase Option" shall have the meaning set forth in Schedule 12.4.
"Purchase Option Notice" shall have the meaning set forth in Schedule 12.4.
"Quick Credit" shall mean Bank's application procedure designed to open Accounts as expeditiously as possible at the physical Point of Sale, whereby information to complete an application for an Account is input without a paper application being completed by an Applicant or manual input by the POS attendant (such as through the scan of an existing credit card of the Applicant).
"Rates and Fees" shall mean those Cardholder terms and conditions regarding rates and fees as are initially set forth in Schedule 2.3, as amended from time to time pursuant to Section 2.3 and Schedule 2.3.
"Regular Revolving Purchases" shall mean Purchases that are not subject to any Promotional Program.
"Relationship Manager" shall have the meaning set forth in Schedule 3.2.
"Renewal Term" shall have the meaning set forth in Section 12.1.
"Reorganization" shall have the meaning set forth in Schedule 13.4.
"Sales Channels" shall mean those certain sales channels through which Stage or its Affiliates sells Goods and/or Services under the Stage Nameplates under the terms and conditions of this Agreement during the Term, subject to Section 3.17 with respect to future sales channels, including (i) current and future: (x) physical retail locations in the United States that are owned and operated by Stage or Stage's Affiliates or Stage's licensees or franchisees, and (y) Stage's and its Affiliates' websites targeting Customers residing in the United States; as

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well as (ii) other sales channels developed during the Term targeting Customers residing in the United States.
"Secondary Loyalty Program" shall have the meaning set forth in Section 3.10(a).
"Secondary Provider" shall mean the issuer, sponsor, lender, or other provider of a Secondary Provider Program.
"Secondary Provider Program" shall mean a program to offer credit to Declined Bank Applicants.
"Service Failure" "shall have the meaning set forth in Schedule 3.8(c).
"Service Level Standard" or "SLA" shall have the meaning set forth in Schedule 3.8(c).
"Signing Bonus" shall have the meaning set forth in Schedule 6.1.
"SLA Failure Cure Period" shall have the meaning set forth in Schedule 3.8(c).
"SLA Failure Payment" shall have the meaning set forth in Schedule 3.8(c).
"SLA Termination Event" shall have the meaning set forth in Schedule 3.8(c).
"SRI" shall mean the party to this Agreement identified as "SRI" in the first paragraph on Page 1 of this Agreement.
"SSI" shall mean the party to this Agreement identified as "SSI" in the first paragraph on Page 1 of this Agreement.
"Stage" shall mean the parties to this Agreement identified as "Stage" in the first paragraph on  Page 1 of this Agreement.
"Stage Customer Information" shall have the meaning set forth in Section 3.13(c).
"Stage Deposit Account" shall mean the one (1) deposit account maintained by Stage and designated by it in writing to Bank as to which Bank should direct its payments.
"Stage Designees" shall have the meaning set forth in Schedule 3.1.
"Stage Fiscal Year" shall mean the fiscal period as that term is defined in the 4-5-4 merchandising and retail sales reporting calendar (not restated) as published by the National Retail Federation.
"Stage Indemnified Parties" shall have the meaning set forth in Section 11.1(b).
"Stage Mark" shall mean a trademark, service mark, or trade name owned by or licensed (and capable of being sublicensed) to Stage and designated by Stage to

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Bank for use in connection with the Plan.  As of the Effective Date, the Stage Marks designated for use in connection with the Plan are set forth on Schedule 1.1(b).
"Stage Matters" shall mean those Plan Committee Matters identified as Stage Matters on Schedule 3.1.
"Stage Nameplates" shall mean (i) the following brands under which Stage operates sales channels as of the Effective Date: Stage, Bealls, Palais Royal, Goody's, Peebles and Steele's; and (ii) any other Stage brand under which Stage or any of its Affiliates operates sales channel(s) and for which Bank issues a private label credit card pursuant to Section 3.17 of this Agreement.
"Stage Portfolio Assets" shall have the meaning set forth in Schedule 12.4.
"Stage Recurring Billing Programs" shall have the meaning set forth in Schedule 3.11(d).
"Stage Re-Issuance" shall have the meaning set forth in Section 3.4(e)(i).
"Stage Termination Event" shall have the meaning set forth in Section 12.3.
"Steele's Like-Kind New Business" shall mean a New Business that is primarily an off-price retailer.
"Steele's Like-Kind Parallel Plan" shall have the meaning set forth at Section 3.17(c)(vii).
"Target Penetration Rate" shall have the meaning set forth in Schedule 3.5(e).
"Term" shall mean the Initial Term plus any Renewal Terms, each as defined in Section 12.1.
"Transaction Record" shall mean the following, with respect to each Purchase or with respect to a credit or return related to a Purchase (as applicable), and each payment received by Stage or an Affiliate from a Cardholder on Bank's behalf:  (a) the Charge Slip or Credit Slip corresponding to the Purchase, credit or return; or (b) a computer readable tape/cartridge or electronic transmission (directly or via a network provider selected by Stage at its expense) containing the following information:  the Account number of the Cardholder, identification of the Stage's Sales Channel via a network provider selected by Stage at its expense) containing the following information:  the Account number of the Cardholder, identification of the Stage's Sales Channel (location) where the Purchase, credit or return was made (if applicable), the total of (i) the Purchase price of Goods and/or Services purchased or amount of the credit, as applicable, plus (ii) the date of the transaction, a description of the Goods and/or Services purchased, credited or returned and the authorization code, if any, obtained by Stage or an Affiliate prior to completing the transaction.  For clarity, the description of Goods and/or Services on a Transaction Record may be general to the extent consistent with

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the format provided as of the Effective Date and not require an itemization of the Purchase beyond that format.
"United States" (or "U.S.") shall mean the geographic area consisting of the fifty states of the United States, District of Columbia, Puerto Rico and any other U.S. commonwealth or territory.
"Valid Application" shall have the meaning set forth in Schedule 3.5(e).
"Web" (or "web" or "Internet") shall mean the world-wide web internet network as generally understood in the greater business community.
"Web Application" shall mean a Web-based new Account application procedure made available by Bank.
"Web Approval Rate" shall mean that figure, expressed as a percentage, calculated as follows for each respective measurement period:  (total number of applications for a Credit Card submitted by Applicants through the Web Application and approved by Bank) divided by (total number of Valid Applications for a Credit Card submitted by Applicants through the Web Application).
"Wind-down Period" shall mean the period beginning on the earlier of the date of expiration of this Agreement or the date of termination and ending on either (i) the Plan Purchase Date, or (ii) the date that either (A) Stage delivers a written notice to Bank of its election not to purchase the Stage Portfolio Assets or (B) the right of Stage to purchase the Stage Portfolio Assets expires in accordance with the terms of this Agreement.
1.2  Other Definitions.  As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings.  Defined terms stated in the singular shall include reference to the plural and vice versa.  The terms "shall" and "will" have the identical meaning (i.e., that something is compulsory and certain), and the use of one versus the other is not to be interpreted as implying less certainty or a sense of possibility or choice.

1.3  Additional Points of Interpretation.

(a)  Notwithstanding the requirements of Section 13.7 and subject to clauses (i) and (ii) below, a party may fulfill its obligation hereunder to provide notice or information to the other party by communicating the same at a Plan Committee meeting; provided, however, that such notice shall not (i) serve as a substitute for any written notice required under Sections 12.1 through 12.4 (including the corresponding Schedules thereto) in accordance with Section 13.7; or (ii) obviate any obligation in terms of the timing or form (oral or written) of such notice/information.

(b)  Many provisions in this Agreement relate to others.  However, such relationships are not cross-referenced in every case and the lack of a specific and/or

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express cross-reference does not negate the relationship.  By way of example and not limitation, the matters addressed in Schedule 3.1 relate to many other provisions (both sections and schedules) in this Agreement, but are not reflected by cross-references in or to Schedule 3.1.
(c)  Even if not preceded by the word "calendar", the term "day" or "month" or "year," if not otherwise expressly modified by another term, shall mean a calendar day, or month, or year, as applicable.  The occasional use of the "calendar" is simply for emphasis.

(d)  The use of the term "including" means "including, without limitation" regardless of whether the term is so modified.  The use of the term "reasonable" means "commercially reasonable" regardless of whether the term is so modified.

(e)  To facilitate interpretation of certain measurements required by the provisions of this Agreement, the parties attach Schedule 1.3(e) as an operational summary the measurement periods applicable to such measurements.

SECTION 2. ESTABLISHMENT OF THE PLAN
2.1  Establishment and Operation of the Plan.  The Plan is established for the primary purposes of providing Customer financing for purchasing Goods and/or Services and providing a means to promote increased Stage sales of Goods and/or Services through Sales Channels, in a manner that is mutually beneficial to the parties.

2.2  Honoring Credit Cards.  Stage agrees that Stage will honor any Credit Card properly issued and currently authorized by Bank pursuant to the Plan.  In addition, Stage shall, in accordance with the provisions of this Agreement and the Operating Procedures, deliver to Bank Transaction Records evidencing all transactions with Stage made under the Plan.

2.3  Credit Card Agreement. The parties' agreement with respect to certain provisions and/or changes to the Credit Card Agreement is set forth on Schedule 2.3.

2.4  Marketing and Promotion of Plan.

(a)  On an annual basis, Stage and Bank will jointly agree, and subject to Stage's final decision making authority under the escalation and resolution procedures set forth in Schedule 3.1, through the Plan Committee, to an annual marketing program to market and promote the Plan, which shall be reviewed at each meeting of the Plan Committee, and updated as necessary.

(b)  Throughout the Term of this Agreement, Stage shall actively market, promote, participate in and support the Plan in a manner consistent with the manner in which it does so as of the Effective Date; provided that the foregoing does not constitute a commitment to any specific form of marketing used as of the Effective Date.  The marketing and promotion activities undertaken by Stage may include those marketing

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promotions set forth in Schedule 2.4(b).  Stage shall use reasonable efforts to market the Plan in accordance with Applicable Law and the terms of this Agreement.
(c)  Bank shall fund the marketing activities set forth in Schedule 2.4(c) associated with the Plan.

(d)  Bank will not initiate any marketing incentive programs directed at Stage's employees without Stage's prior written approval, which may be withheld, conditioned or delayed at Stage's sole discretion.

2.5  Non-Competition. Except as otherwise provided in Schedule 2.5, Stage agrees that, in consideration of and as an inducement for Bank to make the Plan available to Stage as provided in this Agreement, Stage (including its Affiliates) shall not during the Term without Bank's prior written consent, either on its own or under contract or in concert with any third-party, provide, participate in, or own (i) any Competitive Credit Program, nor (ii) any Stage-branded debit program that operates in the United States.

SECTION 3. OPERATION OF THE PLAN
3.1            Plan Committee. The parties agree to the provisions of Schedule 3.1 with respect to the establishment and operation of the Plan Committee.

3.2            Plan Teams.  The parties agree to the provisions of Schedule 3.2 with respect to their respective Plan teams.

3.3            Operating Procedures.  The parties agree to the provisions set forth in Schedule 3.3 with respect to Operating Procedures.

3.4            Plan Documents (Forms and Collateral).

(a)      Forms - General.  Subject to Section 3.4(b) below, Bank shall design the terms and conditions of, and generate the form of the Credit Card Agreement, applications, Credit Card, Credit Card mailers, privacy notices, Billing Statements (including backers), Cardholder letters, templates, and other documents and forms to be used under the Plan which (i) relate to the Plan, (ii) relate to Bank's and/or the Cardholder's obligations, (iii) are used by Bank in maintaining and servicing the Accounts; or (iv) are required byAccounts; or (iv) are required by Applicable Law (collectively, "Forms").  By way of clarification, Bank's responsibilities do not include any obligations Stage may have as a retailer, such as creating the form of Charge Slips and Credit Slips.  All Forms shall be in English and, at Stage's request, Spanish, unless otherwise agreed by the parties in writing.  Each Form shall be based on a common template/format, but then separately customized for each Stage Nameplate by substitution of the appropriate Stage Marks and related names, graphics and logos and by Spanish language translation.  Bank shall submit all Forms (and changes and modifications thereto) to Stage for review.  All aspects of the Forms not required by Applicable Law shall be subject to Stage's approval.

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      (b)  Forms - Conditions.  The provisions of Section 3.4(a) above are subject to the following conditions.  First, Bank's actions are subject to Schedule 2.3 and Section 4.1.  Second, Bank and Stage shall jointly design (and agree upon) any Customer marketing aspects of the Forms related to the Plans.  Third, the application form shall provide for the Applicant to input any additional information Stage requests on behalf of a Secondary Provider that is permissible under Applicable Law and consented to by the Applicant.  Fourth, the application will provide that Applicant consents to Bank sharing Applicant's information with Stage for Stage's customary business purposes (as opposed to sale or other use of such information), which customary purposes include marketing the Plan, Goods and/or Services and Loyalty Programs, and to sharing with the Secondary Provider.  Fifth, the Forms will facilitate the collection of e‑mail addresses from Applicants and Cardholders.
(c)  Collateral.  Stage may design and produce promotional material, direct mail pieces, catalog, newspaper, radio, TV and Internet advertisements, and other collateral documents (collectively, "Collateral") which reference the Plan.  Stage shall submit all Collateral to Bank for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, of (i) the Plan disclosures required by Applicable Law; and (ii) use of Bank Marks.  Bank shall complete its review and provide an approval or comments to Stage within five (5) Business Days of receipt of such Collateral.  Pursuant to this review and approval process, Stage will make (or have made) all reasonable changes that Bank requests to satisfy Applicable Law and/or in exercising its rights under this Agreement with respect to Bank Marks.
(d)  Bank's Costs.  At Bank's cost, Bank will be responsible for generating and delivering to Stage at one central location in the continental U.S. adequate copies of (i) Credit Card Agreements and applications; and (ii) any other appropriate Forms to be distributed in physical Stage Channels for distribution to Customers and Cardholders or for Stage's marketing purposes and mass mailings.  Bank will also be responsible for generating and delivering to Cardholders, at Bank's cost, Credit Cards, Billing Statements, and Credit Card mailers.  All Credit Card plastics and Credit Card mailers, including those produced pursuant to a re-issuance described on Schedule 2.4(c), shall be at least of the quality used as of June 1, 2012 unless otherwise agreed by the parties.
(e)  Stage's Costs

(i)  Stage Re-issuances.  By way of clarification and emphasis, the provisions of this subsection (e) do not obviate or otherwise modify Bank's responsibilities under Schedule 2.4(c).  Any mass re-issuances requested by Stage beyond those funded by Bank under Schedule 2.4(c) shall be referred to, collectively, as "Stage Re-issuances".  Regarding any Stage Re-issuance, Stage shall pay all reasonable costs (A) for the design and production of the Credit Card itself  (including all embossing and encoding), Credit Card mailers, envelopes, Credit Card Agreements, and other Forms,Collateral, and postage, and (B) any reasonable Bank out-of-pocket expense necessitated by Stage's decision to launch a Stage Re-issuance.  As a point of clarification, none of the following constitutes Stage Re-issuance and each of the following re-issuances shall be

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at Bank's cost:  Bank's replacement (on an Account-by-Account basis) of lost or stolen Credit Cards, expired Credit Cards, or in response to some other Cardholder request or replacement of Credit Cards required by changes in Applicable Law.

(ii)  Variations from Bank's Standards.  If a request or requirement (as applicable) of Stage with regard to any Plan Documents requires a variation from Bank's generally and consistently applied specifications, and such variation causes an increase in any cost of Bank, the following shall apply. First, Bank will advise Stage in writing of the variance and provide a written estimate of the related cost increase.  Second, Stage shall notify Bank in writing of its decision to forego the request, to modify the request such that no cost increase is generated, or agree to bear the additional expense.  In the event any Forms become obsolete as a result of changes to such Forms requested by Stage, then following prior written notice by Bank of such event, Stage shall reimburse Bank for the costs associated with any unused obsolete Forms.

(iii)  Mass Mailings.  As to any mass mailings requested by Stage and not otherwise contemplated herein as a Bank-funded mailing (including but not limited to catalog mailings, pre-approved mailings, and zero balance mailings), Stage shall pay all reasonable costs related thereto incurred by Bank and approved by Stage.

3.5  Applications for Credit Under the Plan; Internet Features.

(a)  Applicants who wish to apply for an Account under the Plan must submit a completed application on a Form approved pursuant to Section 3.4 or in an electronic format approved pursuant to Schedule 3.15(a).  Bank shall grant or deny the request for credit based solely upon Bank's credit criteria and risk management policies, subject to Section 3.6 and Schedule 3.1.  In the case of applications submitted in physical Sales Channels, Stage shall, unless otherwise agreed between the parties, (i) provide a copy of the Credit Card Agreement to the Applicant to be retained for the Applicant's records, and (ii) follow any applicable Operating Procedures. When facilitating any other method of application, Stage shall follow all applicable Operating Procedures.  The application shall be submitted to Bank by the Applicant or submitted by Stage on behalf of the Applicant, as required in the Operating Procedures.  If Bank grants the request for an Account, Bank will issue a Credit Card to the Applicant to access an individual line of credit in an amount determined by Bank, and at Bank's cost deliver the Credit Card to the Cardholder.

(b)  As of the Effective Date, Bank shall make available, and Stage shall utilize, the following methods for applications for Credit Cards:  Web Application, Quick Credit, and Instant Credit.  If and as agreed upon in the future by the parties in writing, Bank shall provide, and Stage may utilize, Batch Prescreen and/or On-Line Prescreen, and/or a mobile technology method for new Account acquisition.

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(c)   Regarding applications submitted in whole or in part by Stage on an Applicant's behalf, Stage agrees that it will, pursuant to and subject to the provisions of this Agreement (including but not limited to Section 13.17):  (i) protect and keep confidential any and all Applicant information (which information shall be Bank Consumer Personal Information) acquired as a result of participating in the submission of any such applications, (ii) not disclose the information to anyone other than authorized representatives of Bank, and (iii) follow all Operating Procedures applicable to such Bank Consumer Personal Information.  Bank acknowledges and agrees that information submitted in connection with an application may also be deemed provided to Stage to the extent disclosed to the Applicant and in such case shall also be considered Stage Consumer Personal Information.

(d)  Bank shall make available the Web Application procedure by establishing a website for such purpose, which shall be accessible via a link from Stage's website(s).  Bank shall bear the entire cost of those components involving its systems that are required to link to Bank's website.  Stage shall be responsible for maintaining on its website(s), at its sole expense, a link to Bank's Web Application.  Bank shall provide at its sole expense a link to Stage's website(s) from the Web Application maintained by Bank.  Each party agrees that, to maintain a link to the Web Application or Stage website(s) as applicable, to ensure access to the other party's designated website, and to reduce technical errors, the party's software providing the access to the Web Application or Stage website(s), as applicable, will function, and continue to function, in a sound technical manner.  Each party shall monitor its website to ensure proper functioning of the link to the Web Application or Stage website(s), as applicable.  In the event a party changes or otherwise modifies the website address for its designated website, the other party will either update or modify its website accordingly within a reasonable time following receipt of notice of the change.  In providing a link to the other party's website, each party shall make it clear and conspicuous that the Customer is leaving such party's  website and is being directed to the other party's website.  Each party agrees that, in connection with the links described in this section (d), it will use the other party's name, or any logo, statements, or any other information that is related to the other party, only as directed by the other party, or as previously approved by the other party in writing.  Without limiting the generality of the scope of required approvals, but by way of example, each party shall seek the other party's approval not only with respect to content, but also with respect to any typestyle, color, or abbreviations used in connection with references to the other party's Web Application or website.

(e)  The parties agree to the provisions of Schedule 3.5(e) with respect to the penetration rate of the Plan.

3.6  Credit Decisions.

(a)  The decision to extend credit to any Applicant under the Plan shall be Bank's decision.  Bank shall establish and administer the underwriting and credit decisions for the Plan.  Bank will work in good faith with Stage to develop business strategies with respect to the issuance of Accounts which are intended to maximize the potential of the Plan, and which are mutually beneficial to Stage and Bank. For example,

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Bank shall test underwriting tools with the goal of expanding the population of applicants and successful applicants.  Bank will share the results of such tests with Stage.  In addition, Bank shall attempt to maximize credit availability within each Stage Nameplate by developing and using customized decision tables in its underwriting and Account management strategies.  The parties further agree to the provisions of Schedule 3.6 with respect to credit decisions.

(b)  Stage may from time to time request Bank to consider offering certain types of special credit programs.  Bank shall, subject to Applicable Law and safety and soundness limitations, reasonably consider such request and determine whether or not to offer any requested special credit program.  In the event Bank agrees to any special credit program, Stage and Bank shall mutually agree in writing upon any special terms and fees associated with the special credit program.

(c)  Bank reserves the right to deny (or reverse) an extension of credit for a particular transaction that is (or was at the time consummated) prohibited by Applicable Law, including but not limited to those related to gambling.

3.7  Floor Limits.  Notwithstanding any provision to the contrary herein or in the Operating Procedures, to the extent allowed under Applicable Law, Stage may consummate Purchases in amounts up to $100.00, or such other limit mutually agreed by the parties, during any period during which the Bank's authorization systems are interrupted or not operational for purposes of receiving or providing transaction authorization or the telecommunications infrastructure between Bank and Stage is not functioning.  If losses arising out of floor limit transactions materially exceed the aggregate loss rates for the Plan, the Plan Committee shall discuss adjustments to the floor limits to attempt to mitigate losses arising out of such transactions.

3.8  Servicing and Collections.

(a)  Bank shall perform in compliance with Applicable Law (and shall bear all costs, including any increases in costs over the Term) all functions necessary to administer and service the Accounts, including but not limited to:  application processing, making all necessary credit related decisions and investigations; notifying Applicants in writing of acceptance or rejection of credit under the Plan; delivery of Credit Cards, authorization and settlement of Purchases, preparing and delivering Billing Statements; making collections; handling Cardholder inquiries; and processing payments.

(b)  All Bank's policies and procedures associated with the Plan, including Bank's re-aging, bankruptcy and deceased Cardholder policies and procedures, shall be at all times in compliance with Applicable Law.  Bank shall collect the Accounts in a manner consistent with Bank general collection policies, processes, and procedures applicable to its private label credit card portfolios of other clients with portfolios similar to Stage's.

(c)  Bank shall perform its obligations in accordance with the Service Level Standards as set forth on Schedule 3.8(c).  Within fifteen (15) days following the end of

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each calendar month, Bank will provide Stage with a monthly summary of Bank's performance regarding the Service Level Standards, as set forth in Schedule 3.8(c).  The consequences for Bank's failure to perform in accordance with the Service Level Standards are set forth in Schedule 3.8(c).
3.9  Customer Service.  Bank shall provide customer service in connection with the Plan via Cardholder IVR and live customer service via a toll-free telephone line and the Web in accordance with this Section 3.9.

(a)  All call centers maintained and operated by Bank which (A) are used to service the Plan and this Agreement, and (B) involve oral communications between call center representatives and Cardholders/Applicants with regard to customer service related issues, shall be located in the United States, unless otherwise agreed between the parties in writing.  Notwithstanding anything to the contrary herein or in the Operating Procedures, (X) Bank shall offer a Spanish language option for all of its call center functions involving Customer calls to Bank, and (Y) Bank's call centers supporting the Plan shall operate subject to the requirements in Schedule 3.8(c).

(b)  Bank shall provide eCS, and Stage shall provide a weblink to Bank's eCS. Bank shall provide at least the following services via eCS, without limitation of Bank's obligation to provide telephone-based customer service under this Agreement: (A) transaction history, (B) statement history, (C) current balance and minimum payment and (D) processing of payments on Account. Bank shall provide a link to Stage's website(s) from the eCS website maintained by Bank.  Bank shall bear the entire cost of those components involving its systems that are required to link to Bank's website.  Stage shall be responsible for maintaining on its website(s), at its sole expense, a link to eCS. Bank shall provide at its sole expense a link to Stage's website(s) from eCS. Each party agrees that, to maintain a link to eCS or Stage website(s) as applicable, to ensure access to the other party's designated website, and to reduce technical errors, the party's software providing the access to eCS or Stage website(s), as applicable, will function, and continue to function, in a sound technical manner. Each party shall monitor its website to ensure proper functioning of the link to eCS or Stage website(s), as applicable. In the event a party changes or otherwise modifies the website address for its designated website, the other party will either update or modify its website accordingly within a reasonable time following receipt of notice of the change. In providing a link to the other party's website, each party shall make it clear and conspicuous that the Customer is leaving such party's website and is being directed to the other party's website. Each party agrees that, in connection with the links described in this Section 3.9(b), it will use the other party's name, or any logo, statements, or any other information that is related to the other party, only as directed by the other party, or as previously approved by the other party in writing.  Without limiting the generality of the scope of required approvals, but by way of example, each party shall seek the other party's approval not only with respect to content, but also with respect to any typestyle, color, or abbreviations used in connection with references to eCS or the Stage website(s), as applicable.

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(c)  Bank shall at all times during the Term provide Customers and Cardholders a convenient option of electing to speak with a live human representative in connection with the Plan.  Subject to the immediately preceding sentence, Bank shall provide Stage reasonable prior notice of any proposed change to automate any Customer or Cardholder facing service in connection with the Plan that is provided by Bank as of June 1, 2012 by live human representatives and Bank shall consider in good faith and use commercially reasonable efforts to address any reasonable concerns of which Stage notifies Bank with respect to such changes.
(d)  The parties agree to the provisions of Schedule 3.9(d) with respect to the conduct of Cardholder satisfaction surveys.
3.10  Loyalty Programs.

(a)  General.  Stage has the right to own and operate Customer loyalty programs, including (i) a loyalty program just for Cardholders (a "Cardholder Loyalty Program"), (ii) a loyalty program for holders of credit cards issued under the Secondary Provider Program (a "Secondary Loyalty Program") and (iii) one or more loyalty programs for Customers (all Customers and/or a subset of Customers) (a "Customer Loyalty Program").  In either case, Stage will be responsible for determining the Loyalty Program's rules, funding the rewards related to it, and ensuring compliance with all Applicable Laws, provided that Bank shall be responsible for compliance of the Cardholder Loyalty Program with Applicable Laws solely with respect to the association of the Cardholder Loyalty Program with the Plan.

(b)  Bank Support of Cardholder Loyalty Program.  Upon request by Stage, Bank will provide Stage with system functionality tied to the Accounts to support a Cardholder Loyalty Program at least to the extent of the support provided by Bank as of the Effective Date and any additional support to the extent available from time to time.  Such support shall include support for matters such as recording the accumulation of loyalty points, tracking, lookup/reporting, and redemption where a coupon is part of the Billing Statement.  Any such system functionality provided by Bank shall be at a level, with features and functionality, that is no less favorable than provided as of June 1, 2012 and shall be provided by Bank at no additional charge to Stage.  Any changes requested by Stage to the Cardholder Loyalty Program shall also be supported by Bank at no additional charge; provided that it:  (i) is compatible with Bank's existing or future functionality offered to other Bank clients; (ii) is facilitated using monthly Billing Statements to active Accounts; and (iii) does not require Bank to incur additional internal or external development expense.  Otherwise, such functionality, if available, shall be provided pursuant to terms (including fees to Bank) mutually agreed to by the parties.  Bank, at its own cost, will conduct weekly reviews to determine which Cardholders' activity have resulted in a change from their then-current status, in terms of VIP-type benefits in the Cardholder Loyalty Program (e.g., standard versus VIP), and Bank shall bear all servicing costs associated with such change in status, including the cost of production and delivery of the replacement of the Credit Card associated with such change.  Bank will fulfill systemic upgrades and downgrades via weekly batch process and any associated  Credit Card reissuance on a monthly basis.

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(c)  Loyalty Program Value Propositions.  The value proposition offered to Customers under the Cardholder Loyalty Program shall be more favorable (in the aggregate over time) as that provided under any Customer Loyalty Program.  One (but not the only) objective in reaching this goal is to ensure that a reasonable Customer can readily identify the Credit Card with Stage and perceive that the benefits of the Cardholder Loyalty Program exceed the benefits (in the aggregate) under any other Loyalty Program.  For example, if Customer "A" (using a Credit Card under a Cardholder Loyalty Program) and Customer "B" (using any one or more non-Credit Card form(s) under a Customer Loyalty Program) spend the same amount of money on Goods and/or Services, then the total benefit to Customer A from Stage through the Cardholder Loyalty Program (in the aggregate over time) will be greater than the total benefit to Customer B from Stage through the Customer Loyalty Program.  For the avoidance of doubt, occasional, short-term promotions offered by Stage to a Customer under a Customer Loyalty Program that are not offered to a Cardholder under a Cardholder Loyalty Program shall not alone be deemed a violation of Stage's commitment under this Section 3.10(c).

3.11  Ancillary Products.

(a)  Bank Protection Programs.  Stage and Bank agree that, at Bank's sole cost and expense, Bank will have the exclusive right but not the obligation, and in any event subject to Stage's prior written consent, as set forth in this Section 3.11(a), to make available to Cardholders, directly or indirectly, various types of debt cancellation, credit insurance, credit related protection, fraud protection and identity protection related programs and services (collectively referred to herein as "Protection Programs") offered by Bank.  Stage hereby approves the Protection Programs set forth on Schedule 3.11(a).  All additional Protection Program offerings are subject to Stage's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.  Bank may offer such Protection Programs only through the following direct marketing:  (i) Inserts (subject to Section 3.14) and (ii) in-bound Cardholder calls.  All additional marketing channels (including outbound telemarketing) are subject to Stage's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.  Stage will assist Bank in the offering of agreed Protection Programs; provided that such support will not require Stage to incur any direct expense or cost.  Bank shall provide Stage with a monthly report setting forth in reasonable detail the results of any campaign to market a Protection Program.

(b)  Bank Enhancement Marketing Services. In addition to Bank's rights with respect to Protection Programs under subsection (a) above, Stage and Bank agree that Bank will have the right at its sole cost and expense, but not the obligation, and in any event subject to Stage's prior written consent, as set forth in this Section 3.11(b), to make available to Cardholders, through solicitations made in connection with their Accounts, certain types of products and services in all cases that are not competitive with Goods and/or Services.  Any products and services offered by Bank to Cardholders other than Protection Programs shall be referred to collectively herein as "Bank Enhancement Marketing Services".  As of the Effective Date, Bank provides the Bank Enhancement Marketing Services identified on Schedule 3.11(b), which are hereby

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approved by Stage.  All additional Bank Enhancement Marketing Services offerings are subject to Stage's prior written approval, in Stage's sole discretion.  Bank may, but is not obligated to, offer Bank Enhancement Marketing Services through Inserts, subject to Section 3.14.  All additional marketing channels (including telemarketing) are subject to Stage's prior written approval, in its sole discretion.  Each party shall have the right but not the obligation to immediately terminate any Bank Enhancement Marketing Services if and when either party:  (i) terminates this Agreement, or (ii) notifies the other party of an intent to terminate or not renew this Agreement or that the notifying party has already terminated this Agreement.

(c)  Marketing of Bank Ancillary Services.  Bank shall advise Stage of the timing and manner of all promotions of Protection Programs and Bank Enhancement Marketing Services.  Bank shall provide for Stage review and comment scripts of all telephone contacts (including IVR scripts) of Bank with Cardholders with respect to the marketing of Protection Programs and Bank Enhancement Marketing Services.  Bank shall use commercially reasonable efforts to incorporate Stage's comments, taking into account limitations on variation of scripts among Bank's different credit card programs.  Bank shall also permit Stage to listen to recorded phone call promotions of Protection Programs and Bank Enhancement Marketing Services, but in all such cases subject to reasonable prior written request, reasonableness as to the frequency of such visits, Applicable Law, and Bank's (and/or its servicer's) policies regarding visitors/visits for such purpose.  The fees and charges for Protection Programs and Bank Enhancement Marketing Services will be billed to the applicable Cardholder's Account.

(d)  Stage Recurring Billing Programs.  The parties agree to the provisions of Schedule 3.11(d) with respect to the Stage Recurring Billing Programs.

3.12  Cardholder Payments on Accounts.

(a)  Subject to the provisions of this Section 3.12, Bank hereby authorizes Stage to accept, on Bank's behalf, Cardholder payments on Accounts at physical Sales Channels in the U.S. Any Cardholder payments on Accounts not made at such physical Sales Channels shall be made directly to Bank in accordance with the instructions of Bank and at the location or address (physical or electronic, as applicable) specified by Bank.  By way of clarification, Bank has the sole right to receive and retain all payments made with respect to all Accounts and to pursue collection of all amounts outstanding, unless a Purchase is charged back to Stage pursuant to the provisions of Sections 5.4 and 5.5 hereof.

(b)  Upon receipt of such payments, Stage (on Bank's behalf) will hold the payment in trust (in the sense that Stage is obligated to pay such amount to Bank, not that such amount be held in a separate Stage account) for Bank and will transmit record of such payment to the Bank at the time of payment using Bank's transaction specifications in existence as of June 1, 2012 or as modified in accordance with Schedule 3.15(a).  Payments made by Cardholders at physical Sales Channels shall be deemed received by Bank when received by Stage, which shall be determined by the time-stamp placed on such payment.  Bank will deduct the amount of such payment from

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the Net Proceeds (to the extent not previously deducted); or if the Net Proceeds are insufficient, Stage shall remit the amount of such payment or any unpaid portion thereof, to Bank, immediately upon written demand from Bank.  For purposes of calculating Cardholder open to buy, credit for payments made to Stage will be given when the real-time notification of the payment is received by Bank, subject to review by Bank for fraud (such notification is separate from the Transaction Record).

(c)  Notwithstanding any provision to the contrary elsewhere in this Section 3.12 or elsewhere in this Agreement, Stage shall comply with any written instruction by Bank that Stage cease accepting Cardholder payments on Accounts upon Bank's certification that the termination of acceptance of Cardholder payments is required for Bank's compliance with Applicable Law or the agreements, if any, governing the securitization of the Accounts Receivable.  Bank shall notify Stage in writing of the desired date for cessation of such acceptance of Cardholder payments, which written notice shall be provided to Stage as far in advance of the subject cessation date as is commercially reasonable under the circumstances.  In addition, Stage shall not accept Cardholder payments at any Stage store once Goods and/or Services are no longer being sold from such store.  Bank, in consultation with Stage, shall notify Cardholders if Stage is no longer accepting payments on Accounts.

(d)  Stage hereby authorizes Bank, or any of its employees or agents, to endorse "World Financial Network Bank" upon all or any checks, drafts, money orders or other evidence of payment, made payable to Stage and intended as payment on an Account, that may come into Bank's possession from Cardholders and to credit said payment against the appropriate Cardholder's Account.

3.13  Ownership of Accounts and Information.

(a)  Bank shall own all the Accounts under the Plan from the time of establishment, and except as otherwise provided herein, Stage shall not have any right to any indebtedness on an Account or to any Account payment from a Cardholder arising out of or in connection with any Purchases under the Plan.  Effective upon the delivery of each Transaction Record by Stage to Bank and each corresponding payment to Stage by Bank pursuant to Section 5.1, Stage shall be deemed to have transferred, conveyed, assigned and surrendered to Bank all right, title or interest in all Transactions Records corresponding to such Purchase.  By way of clarification, Bank's above referenced ownership shall be without recourse to Stage, except to the extent otherwise expressly provided for in Section 5.4 and Schedule 3.6.

(b)  The parties recognize that Cardholders are also Customers and that the same or similar information may be contained in the Bank Cardholder Information (defined below) and the Stage Customer Information (defined below).  Each such pool of data (Bank Cardholder Information and Stage Customer Information) shall therefore be considered separate information subject to the specific provisions applicable to that data hereunder.  For example, Stage Customer Information includes names of Customers who are Cardholders and Customers who are non-Cardholder Customers, but the names of those Customers who are also Cardholders is also Bank Cardholder

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Information.  Therefore, the limitations in subsection (c) below on Bank use of Stage Customer Information would not apply to Bank use of the names of Cardholders included in Bank Cardholder Information.  However, the names of non-Cardholder Customers would not be Bank Cardholder Information and thus would be subject to the limitations set forth in subsection (c).  Likewise, though subsection (d) below limits what Stage can do with Bank Cardholder Information, such limitations do not apply to that portion of Bank Cardholder Information that is also Stage Customer Information.

(c)  The Customer's names and addresses and other Customer information collected by or on behalf of Stage, including all transaction information related to Purchases but excluding information collected solely for Bank, and set forth in Stage's records shall be the exclusive property of Stage ("Stage Customer Information").  Stage Customer Information might or might not be comprised exclusively of Stage's Consumer Personal Information.  As reasonably requested by Bank, but subject to Applicable Law and Stage's privacy policy, Stage shall provide to Bank the names and addresses of Customers of Sales Channels supported by Bank, to be used, to the extent permitted by Applicable Law, only for purposes of On-Line and Batch Prescreen as contemplated in this Agreement or administration of the Plan.  Stage Customer Information is included as part of Stage's Confidential Information and Bank shall protect the confidentiality of such information as set forth in Section 13.17.

(d)  (i)  The Accounts and all information related thereto and set forth in Bank's records, including without limitation the information listed in Schedule 3.13, the information obtained through Credit Card applications, the receivables, names, addresses, credit, and transaction information of Cardholders ("Bank Cardholder Information") shall be the exclusive property of Bank during the Term, and thereafter (unless the Stage Portfolio Assets are purchased by Stage or its designee pursuant to Section 12.4 or Section 3.18).  Bank Cardholder Information might or might not be comprised exclusively of Bank's Consumer Personal Information.  For clarity, "transaction information" includes only transaction data transmitted by Stage to Bank and does not include itemization of Goods and/or Services purchased with a Credit Card.

(ii)  Bank shall provide to Stage the master file extract and Account changes updates as set forth on Schedule 3.13 to the extent such information may be shared by Bank pursuant to Applicable Law. Bank also shall provide to Stage any other Bank Cardholder Information requested by Stage, to the extent permitted by Applicable Law and Bank's privacy and security policies, provided that such policies shall at all times permit the sharing of Bank Cardholder Information with Stage to the maximum extent otherwise permitted by Applicable Law, including through implementation of Cardholder opt-in or opt out procedures. Bank will maintain a Cardholder database ("Database") comprised of information necessary to support private label credit marketing programs and analysis related thereto, such as purchase tracking and credit program promotional response, segmentation, selection and list generation for Cardholder statement messaging, incentives, insertions and credit-related direct mail, new Cardholder messaging via welcome kits, card reissue programs, and zero balance statements.  Bank will provide to Stage various Database elements as mutually agreed and one general

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refresh per month of added, changed or deleted Database elements made available to Bank after the prior monthly refresh. Bank shall also provide Stage's retail stores with the ability to look up, through the POS or other equipment, an Account number by Cardholder  telephone number, as permitted by and in accordance with Bank's security policies and Applicable Law.

(iii)  Stage may use and disclose Bank Cardholder Information and Database information in connection with maintaining and servicing the Accounts, marketing its Goods and/or Services or its business in general to the Cardholders but in any event only as otherwise permitted by Applicable Law.  The parties recognize that Stage's efforts related to such   approved purposes might necessitate disclosure of Bank Cardholder Information and Database information to Stage's vendors and contractors. Such disclosure shall be permitted, provided the third-parties agree in writing to use the information only for the aforementioned approved purposes and to protect the confidentiality of such information as set forth in Section 13.17.  Bank Cardholder Information is included as part of Bank's Confidential Information and Stage shall protect the confidentiality of such information as set forth in Section 13.17.

(iv)  Bank shall not use, or permit to be used, Bank Cardholder Information, except as provided in this Section 3.13(d)(iv).  Bank may use Bank Cardholder Data solely (A) for purposes of soliciting Customers for Credit Cards, Protection Programs and Bank Enhancement Marketing Services as permitted by the terms of this Agreement; (B) as otherwise necessary to carry out its obligations or exercise its rights hereunder; or (C) as required by Applicable Law. For clarity, Bank has no rights to use the Bank Cardholder Data for marketing purposes except as expressly provided in this Agreement.

(v)  Bank shall not disclose, or permit to be disclosed, Bank Cardholder Information to any third party, except as provided in this Section 3.13(d)(v).  Bank shall not, directly or indirectly, sell or otherwise transfer any right in or to the Bank Cardholder Information. Bank may disclose the Bank Cardholder Information in compliance with Applicable Law solely:

(A)  to its subcontractors in connection with a permitted use of such Bank Cardholder Information under Section 3.13(d) (iv); provided, however, that (1) each such subcontractor agrees to be bound by a contractual commitment of data security and confidentiality with the same effect as this Agreement, and (2) Bank shall be responsible for the compliance of each such subcontractor with the terms of this Agreement,

(B)  to Bank's Affiliates and to Bank's and its Affiliates' employees, agents, attorneys and accountants, in each case with a need to know such Bank Cardholder Information in connection with a permitted use of such Bank Cardholder Information under Section 3.13(d)(iv); provided, however, that (1) any such person or

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entity is bound by data security and confidentiality obligations with the same effect as this Agreement as a condition of employment or of access to Bank Cardholder Information or by professional obligations imposing comparable terms; and (2) Bank shall be responsible for the compliance of each such Person with the terms of this Agreement, and

(C)  to any governmental authority with authority over Bank (1) in connection with an examination of Bank; or (2) to the extent otherwise required by Applicable Law.

3.14  Cardholder Communications; Inserts.

(a)  Bank shall make Inserts available up to the designated mailing weight in accordance with the priorities specified in this Section 3.14(a) for each mailing, recognizing that Bank is not obligated to make Inserts for Protection Programs and/or Bank Enhancement Marketing Services:

(i)  First Priority:  Bank shall have the right to use Inserts for legal notices to the extent required by Applicable Law;

(ii)  Second Priority:  Four (4) mutually agreed Inserts  per mailings that market Protection Programs and/or the goods and/or services of third parties, and in either case whose payments in respect thereof constitute Ancillary Income; and

(iii)  Third Priority:  Stage Inserts to be determined by Stage in its sole discretion, subject to Sections 3.14(b) and (c).
(b)  Bank will include Stage Inserts, so long as:  (i) the materials are provided to Bank at least fifteen (15) Business Days prior to the scheduled mailing date of such statements or notices; (ii) the materials have been approved as to content by Bank (in its reasonable discretion) with respect to any manner of reference to Bank or the Plan; (iii) the materials meet all size, weight, or other operational specifications for such inserts as shall be reasonably set by Bank from time to time; and (iv) all incremental postage costs caused by Bank's insertion of such materials are paid by Stage.  Notwithstanding the immediately preceding sentence, Bank must provide Stage at least three (3) Business Days' advance notice of any such additional postage charge.  Furthermore, Bank shall only insert Stage materials (and charge such additional expense to Stage) if Stage approves such insertion regardless of the additional postage costs.
(c)  Bank reserves the right to disallow any Inserts which are in violation of Applicable Law or conflict with any other provision of this Agreement.

3.15  Communications and Systems Changes.

(a)  The parties agreement with respect to equipment and systems to support the Plan is set forth on Schedule 3.15(a).

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(b)  Bank systems changes described in this subsection (b) are not the same as those described in Schedule 3.15(a).  With regard to Bank's changes to its then current systems, equipment, and/or protocols (i) that are not required for the Plan (i.e., optional features and services), but (ii) which changes Bank believes Stage might want to incorporate into the Plan, Bank shall offer to Stage the opportunity to have such Bank systems changes incorporated into the Plan.  If Stage so chooses, then Stage shall be responsible to pay (x) to Bank a fee agreed upon by the parties in consideration for Bank making its systems changes available for the Plan, and (y) Stage's costs for changes to its own systems required to incorporate the subject Bank systems changes into the Plan; provided, however, that Bank shall not charge any fee to Stage if Bank has incorporated (or has offered, or committed, to incorporate) any such Bank systems changes at no cost with respect to a majority of the other credit card portfolios it supports, but in any case subject to Schedule 3.15(a).  For clarity, Bank shall apply to the Plan, without charge to Stage, any changes made to Bank systems for purposes of systems maintenance, correction of defects and upgrade in the ordinary course that are necessary for Bank to continue to provide the agreed features and functionality of the Plan.

3.16  Reports.  Bank will deliver to Stage the reports set forth in Schedule 3.16, as specified therein and such other Bank reports as specified herein.  Bank may provide any additional reports requested by Stage upon such terms and conditions (including cost) as are mutually agreed to by the parties.

3.17  New Businesses.

(a)  Generally:  Stage shall promptly notify Bank in writing of the existence of any New Business. Whether and how any New Business is incorporated into this Agreement and the Plan shall be determined by the terms of this Section 3.17.

(b)  Like-Kind New Business:

(i)  Without a Private Label Credit Card Program.  If Stage or any of its Affiliates internally develops or acquires a Like-Kind New Business that does not have a pre-existing private label credit card program, the program shall become part of the Plan and this Agreement, unless otherwise agreed in writing by the parties.

(ii)  Without a Co-Branded Credit Card Program.Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates internally develops or acquires a Like-Kind New Business that does not have a pre-existing co-branded credit card program, Bank and Stage each shall have the rights and obligations set forth at Section 2.5 and Schedule 2.5.

(iii)  Existing Private Label Credit Card Program Issued by Bank.  If Stage or any of its Affiliates acquires a Like-Kind New Business that offers a pre-existing private label credit card program through an agreement with Bank or an Affiliate of Bank, the parties, through the Plan Committee and subject to the

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escalation procedures set forth in Schedule 3.1, shall assess whether to integrate the acquired private label credit card program into this Agreement and the Plan, or operate such private label credit program separately pursuant to the terms of the agreement between the acquired Like-Kind New Business and the Bank or the Bank Affiliate.  Notwithstanding any provision of this Agreement, including the Plan Committee Matter resolution provisions set forth in Schedule 3.1, if the parties fail to agree, the acquired private label credit card program shall be governed by the provisions of the agreement between the acquired Like-Kind New Business and the Bank or its Affiliate, provided that such Agreement shall not affect the Plan under this Agreement.

(iv)  Existing Co-Branded Credit Card Program Issued by Bank.  Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates acquires a Like-Kind New Business that offers a pre-existing co-branded credit card program through a contract with Bank or an Affiliate of Bank, the acquired co-branded credit card program shall be governed by the provisions of the contract between the acquired Like-Kind New Business and the Bank or its Affiliate.

(v)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Acquired Retailer.  If Stage or any of its Affiliates acquires a Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program issued by the acquired retailer (including through an acquired affiliate), Stage shall have the right, in its sole discretion, with respect to each such program, to (A) retain ownership and administration of the credit card program; (B) negotiate with the Bank for the purchase and administration of the credit card program; or (C) subject to the Bank's Preferred Negotiation Rights, offer the credit card program for sale to a third party.

(vi)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Third Party Issuer.  If Stage or any of its Affiliates acquires a Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program through an agreement with an unaffiliated third-party provider (other than Bank or a Bank Affiliate), Stage shall have the right, in its sole discretion, with respect to each such program individually, to (A) continue to operate such program under the agreement with such third-party issuer/provider; (B) purchase and administer the credit card program itself; (C) negotiate with Bank for the purchase and administration of the credit card program; or (D) subject to Bank's Preferred Negotiation Rights, offer the credit card program for sale to a third party.

(vii)  Cross Acceptance. If Bank does not support or purchase the private label credit card portfolio of an acquired or internally developed Like-Kind New Business ("Like-Kind Parallel Plan"), the parties shall cooperate, at Stage's request, to enable (A) the sales channels operating under the Like-Kind Parallel Plan to accept the Credit Cards issued under this Agreement, and (B) the Sales Channels subject to this Plan to accept the private label credit cards issued under

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the Like-Kind Parallel Plan; provided that Stage shall bear the cost of its and Bank's communications lines or systems changes necessary to support such cross-acceptance and the cost of the communications lines between Stage and the third party issuer will be decided between Stage and such third party.  This paragraph (vii) is exclusive of the sales channels covered by Sections 3.17(c)(vii) below. Cooperation by Stage includes but is not limited to having systems and telecommunications capability that  can interface with Bank on substantially the same basis that Bank interfaces with the Sales Channels.

(c)  Steele's Like-Kind New Business:

(i)  Without a Private Label Credit Card Program.  If Stage or any of its Affiliates internally develops or acquires a Steele's Like-Kind New Business that does not have a pre-existing private label credit card program, the program shall become part of the Plan and this Agreement, unless otherwise agreed in writing by the parties, subject to the reassessment process set forth below in this Section 3.17(c)(i). Notwithstanding the foregoing, if Stage acquires a Steele's Like Kind Business and that acquired New Business is integrated into the Plan under the terms of the Plan and this Agreement, the parties will review the performance of the Accounts associated with the acquired Steele's Like-Kind New Business on a stand-alone basis as of the first, second and third anniversaries of the integration of the acquired Steele's Like-Kind New Business into the Plan.  If any such reassessment indicates that the Adjusted Net Yield of the Accounts associated with the acquired Steele's Like-Kind New Business for the prior twelve (12) month period (as calculated pursuant to Schedule 6.1, but adjusted to exclude the deduction of [****] dollars ($[****]) is less than [****] percent ([****]%), the parties will negotiate in good faith changes to the Plan applicable to the acquired Steele's Like-Kind New Business with the goal of increasing the Adjusted Net Yield (adjusted as described above) of the acquired Steele's Like-Kind New Business to be at least [****] percent ([****]%). If the parties cannot agree to such changes, and the Adjusted Net Yield (as adjusted above) of the acquired Steele's Like-Kind New Business is greater than or equal to [****] percent ([****]%), Bank shall continue its support of the acquired Steele's Like-Kind New Business.  If the parties cannot agree to such changes, and the Adjusted Net Yield (as adjusted above) is less than [****]percent ([****]%), Bank may terminate its support of the acquired Steele's Like-Kind New Business and Bank shall cooperate in good faith in the wind-down or sale of the associated Stage Portfolio Assets as set forth in Schedule 12.4.
(ii)  Without a Co-Branded Credit Card Program. Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates internally develops or acquires a Steele's Like-Kind New Business that does not have a pre-existing co-branded credit card program, if Stage desires to issue a co-branded credit card program in connection with such Steele's Like-Kind New Business, Bank and Stage shall each have the rights and obligations set forth at Section 2.5 and Schedule 2.5.

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(iii)  Existing Private Label Credit Card Program Issued by Bank.  If Stage or any of its Affiliates acquires a Steele's Like-Kind New Business that offers a pre-existing private label credit card program through an agreement with Bank or an Affiliate of Bank, the parties, through the Plan Committee and subject to the escalation procedures set forth in Schedule 3.1, shall assess whether to integrate the acquired private label credit card program into this Agreement and the Plan, or operate such private label credit program separately pursuant to the terms of the agreement between the acquired business and the Bank or the Bank Affiliate.  Notwithstanding any provision of this Agreement, including the Plan Committee Matter resolution provisions set forth in Schedule 3.1, if the parties fail to agree, the acquired private label credit card program shall be governed by the provisions of the agreement between the acquired Steele's Like-Kind New Business and the Bank or its Affiliate, provided that such Agreement shall not affect the Plan under this Agreement.

(iv)  Existing Co-Branded Credit Card Program Issued by Bank.  Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates acquires a Steele's Like-Kind New Business that offers a pre-existing co-branded credit card program through an agreement with Bank or an Affiliate of Bank, the acquired co-branded credit card program shall  be governed by the provisions of the agreement between the acquired Steele's Like-Kind New Business and the Bank or its  Affiliate.

(v)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Acquired Retailer.  If Stage or any of its Affiliates acquires a Steele's Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program issued by the acquired retailer (including through an acquired affiliate), Stage shall have the right, in its sole discretion, with respect to each such program individually, to (A) retain the administration of the credit card program(s); (B) negotiate with Bank for the purchase and administration of the credit card program(s); or (C) subject to Bank's Preferred Negotiation Rights, offer the credit card program(s) for sale to a third party.

(vi)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Third Party Issuer.  If Stage or any of its Affiliates acquires a Steele's Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program through an agreement with an unaffiliated third-party provider (other than Bank or a Bank Affiliate), Stage shall have the right, in its sole discretion, with respect to each such program, to (A) continue to operate such program under the agreement with such third-party issuer/provider; (B) purchase and administer the credit card program itself; (C) negotiate with Bank for the purchase and administration of the credit card program; or (D) subject to Bank's Preferred Negotiation Rights, offer the credit card program for sale to a third party.

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(vii)  Cross Acceptance.  If Bank does not support or purchase the private label credit card portfolio of an acquired or internally developed Steele's Like-Kind New Business ("Steele's Like-Kind Parallel Plan"), the parties shall cooperate, at Stage's request, to enable (A) the sales channels operating under the Steele's Like-Kind Parallel Plan to accept the Credit Cards subject to this Plan that are issued under the Steele's Nameplate (or any other Stage Nameplate that is a Steele's Like-Kind New Business integrated into this Plan in accordance with this Section 3.17(c)) and (B) the Sales Channels operating under the Steele's Nameplate (or any other Stage Nameplate that is a Steele's Like-Kind New Business integrated into this Plan in accordance with this Section 3.17(c)) to accept the private label credit cards subject to the Steele's Like-Kind Parallel Plan; provided that Stage shall bear the cost of its and Bank's communications lines or systems changes necessary to support such cross-acceptance and the cost of the communications lines between Stage and the third party issuer will be decided between Stage and such third party.  Cooperation by Stage includes but is not limited to having systems and telecommunications capability that can interface with Bank on substantially the same basis that Bank interfaces with the Sales Channels.
(d)  Non-Like-Kind New Business
(i)  Without a Private Label Credit Card Program.  If (A) Stage or any of its Affiliates internally develops or acquires a Non-Like-Kind New Business that does not have a pre-existing private label credit card program and (B) Stage desires to issue a private label credit card program in connection with such New Business, Bank shall have Preferred Negotiation Rights.
(ii)  Without a Co-Branded Credit Card Program. Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates internally develops or acquires a Non-Like-Kind New Business that does not have a pre-existing co-branded credit card program, if Stage desires to issue a co-branded credit card program in connection with such New Business, Bank and Stage shall each have the rights and obligations in connection with a co-branded credit card program for the Sales Channels subject to this Agreement pursuant to Section 2.5 and Schedule 2.5.
(iii)  Existing Private Label Credit Card Program Issued by Bank.  If Stage or any of its Affiliates acquires a Non-Like-Kind New Business that offers a pre-existing private label credit card program through an agreement with Bank or an Affiliate of Bank, the parties, through the Plan Committee and subject to the escalation procedures set forth in Schedule 3.1, shall assess whether to integrate the acquired private label credit card program into this Agreement and the Plan, or operate such private label credit program separately pursuant to the terms of the agreement between the acquired business and the Bank or the Bank Affiliate.  Notwithstanding any provision of this Agreement, including the Plan Committee Matter resolution provisions set forth in Schedule 3.1, if the parties fail to agree, the acquired private label credit card program shall be governed by the provisions

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of the agreement between the acquired Non-Like-Kind New Business and the Bank or its Affiliate.
(iv)  Existing Co-Branded Credit Card Program Issued by Bank.  Subject to Section 3.17(e), if Stage and Bank had previously launched a co-branded credit card program, and then Stage or any of its Affiliates acquires a Non-Like-Kind New Business that offers a pre-existing co-branded credit card program through an agreement with Bank or an Affiliate of Bank, the acquired co-branded credit card program shall be governed by the provisions of the agreement between the   acquired Non-Like-Kind New Business and the Bank or its Affiliate.
(v)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Acquired Retailer.  If Stage or any of its Affiliates acquires a Non-Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program issued by the acquired retailer (including through an acquired affiliate), Stage shall have the right, in its sole discretion, to (A) retain the administration of the credit card program(s); (B) negotiate with Bank for the purchase and administration of the credit card program(s); or (C) subject to Bank's Preferred Negotiation Rights, offer the credit card program(s) for sale to a third party.
(vi)  Existing Private Label and/or Co-Branded Credit Card Program Issued by Third Party Issuer.  If Stage or any of its Affiliates acquires a Non-Like-Kind New Business that offers a pre-existing private label credit card program and/or co-branded credit card program through an agreement with an unaffiliated third-party provider (other than Bank or a Bank Affiliate), Stage shall have the right, in its sole discretion, with respect to each such program, to (A) continue to operate such program under the agreement with such third-party issuer/provider; (B) purchase and administer the credit card program itself; (C) negotiate with Bank for the purchase and administration of the credit card program; or (D) subject to Bank's Preferred Negotiation Rights, offer the credit card program for sale to a third party.
(e)  Rights and Obligations Following Establishment of a Co-Branded Credit Card Program under the Plan.  If there is an existing co-branded credit card program that is part of the Plan at the time the New Business is acquired or at the time Stage desires to offer a co-branded credit card for an internally developed New Business, the parties rights and obligations applicable to private label credit card programs shall apply with respect to the proposed co-branded credit card program for the New Business, replacing references to private label credit cards with references to co-branded credit cards, mutatis mutandis.
(f)  Conversion of Acquired Credit Card Portfolios.  The following provisions shall apply with respect to the credit card portfolios of New Businesses integrated into the Plan pursuant to Section 3.17.

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(i)  Unless otherwise agreed between the parties in writing, any acquired private label credit card portfolio that is to be integrated into the Plan pursuant to this Section 3.17 shall be offered on the then-current terms and conditions of the Plan.

(ii)  Bank shall bear all costs related to conversions pursuant to this Section 3.17, including replacement of credit cards with Credit Cards, notices to cardholders who have become Cardholders, and compliance with other requirements of Applicable Law.

(iii)  At the request of either party, if Bank acquires a co-branded credit card portfolio in connection with Stage's acquisition of a New Business pursuant to this Section 3.17, the parties shall discuss, through the Plan Committee whether the acquired co-branded credits cards should be issued as private label Credit Cards under the Plan.

(g)  No Other Stage Obligations.

(i)  Except as set forth in this Section 3.17, Stage and its Affiliates shall have no obligation to (A) include in the Plan any credit portfolios or business acquired by Stage or any of its Affiliates; (B) otherwise cause such portfolios to be transferred to Bank; or (C) otherwise transfer any such portfolios to Bank.

(ii)  The non-competition provisions set forth in Section 2.5 shall not apply to the ownership and/or administration of accounts described in this Section 3.17, nor any additional accounts related thereto, and Stage and its Affiliates shall have no obligation to offer the Credit Cards in the Sales Channels through which such accounts are offered.

(iii)  No party to any transaction requiring a conversion under the terms of this Section 3.17 shall be obligated to perform such conversion during a  Wind-down Period.

(iv)  Stage and its Affiliates shall take reasonable steps to differentiate the Credit Cards from credit cards issued under any program the Bank does not acquire under Section 3.17.

3.18  Sale of Businesses.

(a)  General.  This Section 3.18 addresses the sale by Stage or its Affiliates of control of (or substantially all the assets of) a line of business associated with less than all the Stage Nameplates to an unaffiliated third party. The following provisions do not apply to an internal reorganization, a change in Control of SSI or SRI or any other transaction covered by Schedule 13.4).

(b)  Sale of Stage Nameplates.  If Stage and/or its Affiliates sell to an unaffiliated third party ("Nameplate Acquirer") the line of business associated with one or more Stage Nameplates, but less than all of the Stage Nameplates, whether by sale of

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substantially all the assets associated with such Stage Nameplate(s) or sale of Control of the legal entity(ies) operating such Stage Nameplate(s), Stage shall provide written notice thereof to Bank and the parties shall discuss in good faith appropriate adjustments to the Target Penetration Rate to reflect the proportionate impact of the sale of such Stage Nameplates.  Bank shall have option to require the Nameplate Acquirer to enter into a private label credit card plan agreement with Bank, under terms that are identical to this Agreement in all material and substantive respects at such time, except as set forth in this subsection 3.18(b) (the "Nameplate Specific Plan"), provided that Bank acts reasonably and in good faith in connection with the negotiation of the agreement for the Nameplate Specific Plan.  For example, if Stage assigns the business that corresponds to the "Beall's" Stage Nameplate, Bank would have option to enter a Nameplate Specific Plan for the Beall's line-of-business.  Bank's option shall expire if Bank does not exercise such option by providing written notice thereof to Stage within ten (10) Business Days of the date of Stage's notice to Bank.  If Bank notifies Stage that it will not exercise its option, or the option expires, subsection 3.18(c) shall apply.  The agreement for the Nameplate Specific Plan shall have the following modifications from this Agreement:

(i)  The Nameplate Acquirer and Bank will be the only parties thereto, and the agreement will apply only to the Stage Nameplate purchased by the Nameplate Acquirer and not to any other sales channels or operations of the Nameplate Acquirer. Without limitation of the foregoing, Section 2.5 and Schedule 2.5 shall apply only to the sales channels of the Nameplate Acquirer operating under the purchased Stage Nameplate.  The provisions of Sections 3.17 and 3.18 will be inapplicable to the agreement, except in connection with an acquisition that the Nameplate Acquirer chooses, in its discretion, to convert to the Stage Nameplate.

(ii)  Any cross shopping between the Nameplate Specific Plan and the Plan created under this Agreement would be subject to separate agreement among the parties.

(iii)  Bank will agree, at the Nameplate Acquirer's option, to support cross shopping between the Stage Nameplate purchased by the Nameplate Acquirer and the other sales channels of the Nameplate Acquirer on the same basis that Bank agrees to support cross shopping under Section 3.17.

(iv)  Any information provided by Bank to any assignee will relate only to the Nameplate Specific Plan.

(v)  Bank will have the right to require one (1) settlement even if the assignment involves more than one (1) business or entity.

(vi)  The Nameplate Acquirer will have no obligation to modify the Cardholder Loyalty Program or any loyalty program operated by the Nameplate Acquirer in its other sales channels on the basis of a comparison of the two.

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(vii)  Neither Bank nor the Nameplate Acquirer will have any obligation to the other with respect to the Signing Bonus or the Bank Performance Bonus.

(viii)    The deduction of [****] dollars ($[****]) shall not apply to the calculation of the Adjusted Net Yield in such agreement.

(c)  If (i) Stage or any of its Affiliates sells, transfers or assigns to one or more third parties one or more Sales Channels that do not constitute the entire line of business of a Stage Nameplate, (ii) Bank notifies Stage that it will not exercise its option under subsection 3.18(b), or (iii) such option expires, then Stage may offer its designated purchaser the right to acquire the portion of the Stage Portfolio Assets related to such sale, transfer or assignment.  Bank shall reasonably cooperate in the consummation of such acquisition of Stage Portfolio Assets to the same extent as if such disposition were a purchase of Stage Portfolio Assets upon the expiration or termination of this Agreement; subject to the following conditions and clarifications.  First, Stage shall pay Bank's reasonable direct out of pocket expenses (excluding standard (i.e., not special project) overhead) incurred to support the purchase of Stage Portfolio Assets by such third party and Bank shall deliver to Stage a good faith estimate of any such costs prior to the commencement of any such project. Second, any purchase agreement associated with such transaction shall be commensurate, including as to market-standard terms and conditions, with the size of the transaction.

(d)  For purposes of this Section 3.18, an Account shall be related to a disposition of Sales Channels if at least fifty percent (50%) of the in-store purchases on such Account in the twelve (12) month period immediately preceding the disposition occurred in Sales Channels that are subject to such disposition.

3.19  Secondary Provider Programs.  The parties agree to the provisions of Schedule 3.19 with respect to the establishment and operation of Secondary Provider Programs.

SECTION 4. INTELLECTUAL PROPERTY
4.1   Parties' Marks.

(a)  Subject to the other provisions of this Agreement, Stage hereby grants to Bank a non-exclusive, non-transferable, non-sublicensable (except with Stage's prior written consent) license for Bank to use the Stage Marks solely in satisfaction of its duties, rights and obligations described in this Agreement, including without limitation, using the same in any and all promotional materials, Plan Documentation, advertising, websites, marketing, and solicitations related to the Plan, during the Term.  Bank shall use the trademark designations "®" or "TM" or such other designation as Stage may specify or approve in connection with the Stage Marks on the Credit Cards, Plan Documentation and promotional materials.  Bank agrees it will not use the Stage Marks on or in connection with any products or services or for any other purpose other than as explicitly described in this Agreement except as required by Applicable Law. Bank shall not use the Stage Marks in connection with any Bank Enhancement Marketing Services

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without Stage's prior written consent.  Stage also grants Bank and its Affiliates the non-exclusive, non-transferable right during the Term to use the Stage Nameplates and Stage Marks in connection with the Bank's product marketing and promotional materials and literature in written and electronic form solely to identify Stage as a customer of Bank in its business client lists.

(b)  Bank recognizes that Stage is the sole owner of the Stage Marks, that Bank has no rights of ownership or license therein (except as explicitly provided in Section 4.1(a) above), and that Bank is not entitled to (and shall not) use the Stage Marks other than as explicitly and specifically provided in this Agreement.  Anything in this Agreement to the contrary notwithstanding, Stage shall retain all rights in and to Stage Marks pertaining to such Accounts, and all goodwill associated with the use of Stage Marks (whether under this Agreement or otherwise) shall inure to the benefit of Stage.  Stage shall have the right, in its sole and absolute discretion, to prohibit the use of any Stage Marks in any Forms, advertisements or other materials or references proposed to be used by Bank which Stage deems objectionable or improper.  Bank shall cease all use of Stage Marks upon expiration of the Wind-down Period unless Bank retains the Accounts after termination of the Agreement.  In that case, Bank may use Stage Marks solely in connection with the administration and collection of the balance due on the Accounts for a period of six (6) months.  Bank agrees and covenants not to (i) claim any right, title or interest in or to the Stage Marks except as permitted by this Agreement, (ii) assert that any failure of Stage to set standards for or police Bank's use of the Stage Marks results in an abandonment of Stages rights, title or interest in or to the Stage Marks, (iii) directly or indirectly, question, attack, contest or challenge the validity of the Stage Marks, any other trademark, service mark, logo or other Intellectual Property of Stage or Stage's rights, title or interest therein, or (v) willingly become a party adverse to Stage in any litigation or proceedings in which a third party is questioning, attacking, contesting or challenging the validity of the Stage Marks, any other trademark, service mark, logo or other Intellectual Property of Stage, or Stage's right, title or interest therein.

(c)  Stage recognizes that Bank is the sole owner of the Bank Marks, that  Stage has no rights of ownership or license therein, and that Stage is not entitled to (and shall not) use the Bank Marks other than as explicitly and specifically provided in this Agreement.  As a point of clarification, Bank has and retains all rights in and to Bank Marks and the use thereof, and all goodwill associated with the use of Bank Marks (whether under this Agreement or otherwise) shall inure to the benefit of Bank.  Bank shall have the right, in its sole and absolute discretion, to prohibit the use of any Bank Marks in any Plan Documents, advertisements, or other materials or references proposed to be used Stage which Bank deems objectionable or improper.  Stage shall cease all use of Bank Marks upon the upon the expiration of the Wind-down Period.

(d)  Each party (licensee) shall submit any proposed use of the other party's (licensor) Marks to the licensor for review and shall obtain the licensor's prior written approval before using the licensor's Marks.  Each party (as licensor) shall review and provide any approval or objection to the use of its Marks within five (5) Business Days of receiving the request for review.  Notwithstanding the foregoing in this Section 4.1(d),

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neither party shall have an obligation to submit for prior approval any use of the other party's Marks that has been previously approved for use in the same context or in a context that is the same in all material respects.

4.2   Intellectual Property.

(a)  Any software or other technology developed by or for Stage or its Affiliates, at Stage's expense, to facilitate the Plan, including but not limited to, software and software modifications developed in response to the Bank's request or to accommodate Bank's special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Stage and/ or its Affiliates.  Nothing in this Agreement shall be deemed to convey a proprietary interest to Bank or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by it and/or its Affiliates, and Bank shall return to Stage, all materials containing such Intellectual Property upon termination of this Agreement.

(b)  Any software or other technology developed by or for Bank or its Affiliates, at Bank's expense, to facilitate the Plan, including but not limited to, software and software modifications developed in response to the Stage's request or to accommodate Stage's special requirements and all derivative works, regardless of the developer thereof, will remain the exclusive property of Bank and/ or its Affiliates. Nothing in this Agreement shall be deemed to convey a proprietary interest to Stage or any third party in any of the software, hardware, technology or any of the derivative works thereof which are owned or licensed by it and/or its Affiliates, and Stage shall return to Bank, all materials containing such Intellectual Property upon termination of this Agreement.

SECTION 5. SETTLEMENT AND CHARGEBACKS
5.1  Settlement.  Each day (not just Business Days), Stage shall electronically transmit all Transaction Records (from its main offices and/or its Sales Channels) to Bank within a reasonable period of time and in the format used by the parties as of June 1, 2012 or another format agreed by the parties.  Upon receipt, Bank shall use commercially reasonable efforts to promptly verify and process such Transaction Records, post such transactions to the appropriate Accounts and, in the time frames specified herein, Bank will remit to Stage an amount equal to the Net Proceeds indicated by such Transaction Records for the Credit Sales Day(s) for which such remittance is made.  Bank will transfer funds via ACH to the Stage Deposit Account.  For Transaction Records received by Bank's processing center before 1 pm Eastern time on a Business Day, Bank will initiate such ACH transfer on the next Business Day thereafter.  For Transaction Records received by Bank's processing center either (i) after 1 pm Eastern time on a Business Day, or (ii) on a non-Business Day, Bank will initiate such transfer no later than the second Business Day thereafter; provided, however, that if the Bank receives Transactions Records on a Friday after the 1 pm Eastern cut-off time but prior to 1 pm Eastern on Sunday, Bank will initiate such ACH transfer on the immediately following Business Day.  The term "initiate" shall mean that

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Bank shall transmit an ACH file to Bank's financial institution for payment to the Stage Deposit Account no later than the next Business Day.  Bank shall make accelerated settlement available to Stage at such time as Bank implements the same for any of its other credit card portfolio partners.

5.2  Offset.  Bank may, if Stage fails to pay Bank any amounts due to Bank (and not subject to a good faith dispute) pursuant to this Agreement for more than thirty (30) days after the due date, offset such amounts against the Net Proceeds or any other amounts owed by Bank to Stage under this Agreement.  Stage may, if Bank fails to pay Stage any amounts due to Stage (and not subject to a good faith dispute) pursuant to this Agreement for more than thirty (30) days after the due date, offset such amounts against any other amounts owed by Stage to Bank under this Agreement.

5.3  Transaction Records.

(a)  All Transaction Records are subject to review by Bank.  In the event of a computational or similar error of an accounting or record keeping nature with respect to such Transaction Records, Bank must notify Stage of the error within thirty (30) days of the transaction date, including details of the discrepancy and the amount of any proposed credit to the Stage Deposit Account or netting against Net Proceeds (as the case may be) to correct such error.  If Stage disputes the error or the proposed credit or netting, it shall notify Bank in writing within five (5) Business Days after receiving notice of such error and the parties shall resolve such error through the dispute resolution process set forth in Section 13.19.  If Stage does not notify Bank of any dispute before the end of the five (5) Business Day period, Bank shall credit the Stage Deposit Account or net against the Net Proceeds (as the case may be) the amount as notified to Stage on the Business Day following the end of such five (5) Business Day period.  If Stage disputes an error and it is determined in accordance with Section 13.19 that there was an error, Bank shall credit the Stage Deposit Account or net against the Net Proceeds (as the case may be) in the amount agreed by the parties (if any) on the Business Day following the completion of the dispute resolution process.  If the Net Proceeds are insufficient to cover the amount to be netted, Stage shall remit the proper amount to Bank within thirty (30) days following receipt of written demand from Bank.  Bank may not make any correction with respect to a Transaction Record of which it has not notified Stage within thirty (30) days of the transaction date unless approved in writing by Stage.

(b)   Stage shall be responsible for ensuring that all Promotional Program Purchases are properly designated as such on the Transaction Record as mutually agreed by the parties.

5.4  Chargebacks.  Bank shall have the right to charge back the amount (or portion of the amount, as applicable) of the subject Purchase (including applicable sales tax) under the terms and conditions of this Section 5.4.

(a)  If any Applicant or Cardholder claim, defense, dispute, or basis for non-payment is based on an alleged action or inaction by Stage and/or otherwise involves

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the Goods and/or Services and is made pursuant to and within the time limits permitted under Applicable Law;
(b)  If Bank reasonably determines, in a manner consistent with making such determinations across Bank's other credit card portfolios, within twelve (12) months of the date of the Purchase as indicated on the Charge Slip that, with respect to such Purchase or the Account that:  (i) there is a breach of any warranty or representation made by under Section 7.3 with respect to the applicable Transaction Records;  (ii) there is a failure by Stage to comply with any term or condition of this Agreement that is the proximate cause of a claim, defense or dispute in subsection (a), which shall not have been cured within thirty (30) days after written notice thereof from the Bank; or (iii) Bank reasonably determines, upon receipt of a fraud affidavit from the Cardholder, that the fraud was perpetrated by Stage's employees or agents or Stage's failure to comply with the Operating Procedures; or

(c)  For any chargeback reason as set forth in the Operating Procedures.

5.5  Exercise of Chargebacks.  With respect to any amounts to be charged back pursuant to Section 5.4, Bank will offset such amount as part of the Net Proceeds to be paid to Stage, to the extent the balance thereof is sufficient or, to the extent not sufficient, Bank may demand payment from Stage for the full or any partial amount of such chargeback.  Stage shall remit such amount to Bank within thirty (30) days after receiving written demand from Bank.  Upon payment in full of the related amount by Stage to Bank, or off-setting, as the case may be, Bank shall transfer to Stage, without any representation, warranty or recourse, all of Bank's right to payments of such amounts charged back in connection with such Purchase.  Bank will exercise commercially reasonable efforts to cooperate with Stage in any efforts by Stage to collect the chargeback amount.  Bank may reduce the amount owed by a Cardholder on any Purchase subject to chargeback, but the related chargeback shall then be equal to the reduced (or net) amount owed by the Cardholder.  Stage shall not resubmit or re-transmit any charged back Purchase to Bank, without Bank's prior written consent, not be unreasonably withheld, conditioned or delayed.

5.6  Cardholder Disputes.

(a)  Stage shall promptly notify Bank regarding any Cardholder dispute reported to Stage's customer service group regarding an Account.  This includes but is not limited to claims related to outstanding balances, Bank reports to credit bureaus, finance charges, fees, and collection efforts (e.g., notification that the Cardholder has filed bankruptcy or wants collection communications directed to legal counsel, etc.).

(b)  Stage shall act promptly to investigate and work to resolve disputes with Cardholders regarding Goods and/or Services obtained through Stage pursuant to the Plan.  Stage shall timely process credits or refunds for Cardholders utilizing the Plan.

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(c)  Stage shall cooperate with Bank in further investigating and using its reasonable efforts to help resolve any Applicant or Cardholder claim, dispute, or defense which may be asserted under Applicable Law.

5.7  No Special Agreements.  Stage will not extract any special agreement, condition, fee, or security from Cardholders in connection with their use of a Credit Card, unless approved in advance by Bank in writing.

SECTION 6.  FINANCIAL TERMS
6.1  Plan Economics.  The parties agree as set forth on Schedule 6.1 with respect to the economics and financial terms of the Plan.

6.2  Payment Method.  Unless otherwise agreed by the parties, including as expressly provided herein, all payment obligations between the parties shall be made through the Automated Clearing House.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF STAGE
Each of SSI and SRI hereby severally, each with respect to itself, represents and warrants to Bank as follows:
7.1  Organization, Power and Qualification.  It is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Agreement and to carry out the provisions of this Agreement.  It is duly qualified and in good standing to do business in all jurisdictions where located and/or conducting business, except where the failure to be so qualified would not have a material adverse effect on Stage's business or its or Bank's ability to perform as required under this Agreement or operate the Plan.

7.2  Authorization, Validity and Non-Contravention.

(a)  This Agreement has been duly authorized by all its necessary corporate proceedings (or analogous governing proceedings).  Further, this Agreement has been duly executed and delivered by it, and is a valid and legally binding agreement of it and duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

(b)  No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over it is required for (nor would the absence of such materially adversely affect) the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

(c)  The execution and delivery of this Agreement by it and the compliance by it with all provisions of this Agreement:  (i) will not, to the best knowledge of the officer executing this Agreement on its behalf (and anyone advising him or her on such

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execution), conflict with or violate any Applicable Law; and (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any indenture, loan agreement, or other contract or agreement to which it is a party (including but not limited to any under which it is an obligor or by which its property is bound) where such conflict, violation, breach or default would have a material adverse effect on Stage or the Plan, nor will such execution, delivery or compliance violate or result in the violation of the Certificate of Incorporation or By-Laws (or analogous rules of governance) of it, where such violation would have a material adverse effect on Stage, Bank, this Agreement, or the Plan.
7.3  Validity of Transaction Records.

(a)  As of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, all Purchase information relating to such Transaction Records shall represent the obligation of a Cardholder in the respective amount set forth therein for Goods sold and/or Services rendered, together with applicable taxes, if any, and shall not involve any element of credit for any other purpose.

(b)  As of the date any Transaction Records are presented to Bank in accordance with the provisions of this Agreement, the individuals with responsibility for the same have no knowledge or notice of any fact or matter which would materially impair the validity of any Purchase relating to such Transaction Records, the transaction evidenced thereby, or the collectability of amounts due related to such Purchase.

7.4  Compliance with Law.  Any action taken by it or inaction (where it has a duty to act) in connection with the Plan, the Cardholder Loyalty Program, Bank, and/or the sales of Goods and/or Services shall be in compliance with all Applicable Law, except where the failure to comply, individually or in the aggregate, does not or will not have a material adverse effect on Stage, Bank, or the Plan and except for any Applicable Law related to the Credit Cards or Accounts if Bank has not advised Stage in writing of its  obligations with respect thereto.  Stage's compliance with Applicable Law includes, but is not limited to, not engaging in:  the sale of any illegal goods and/or services, the illegal sale of otherwise legal goods and/or services, and sales in violation of federal and state laws designed to prevent unlawful gambling.

7.5  Stage Marks.  Stage has the legal right to use and to permit the Bank to use, to the extent set forth herein, Stage Marks.

7.6  Intellectual Property Rights.  In the event it provides any software or hardware to Bank, it has the legal right to such software or hardware and the right to permit Bank to use such software or hardware, and such use shall not knowingly violate any Intellectual Property rights of any third party.

7.7  Litigation.  There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits or other legal proceedings

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pending or, to the best of the knowledge of the officer executing this Agreement on its behalf (and anyone advising him or her on such execution), threatened against it that would materially impair the ability of it to perform its duties under this Agreement or that would constitute a Bank Termination Event.

SECTION 8. COVENANTS OF STAGE
8.1  Notices of Changes.  Stage will as soon as reasonably possible notify Bank of any:  (a) change in the name or form of its business organization, change in the location of its chief executive office or the location of the office where its records concerning the Plan are kept; (b) merger or consolidation of SSI or SRI the sale of a substantial amount of its assets not in the ordinary course of business, or any change in the majority ownership of SSI or SRI; (c) material adverse change in its financial condition or operations or commencement of any litigation which, if decided adversely, would have a material adverse effect on Stage or the Plan; (d) adverse opinion by its auditors or accountants and/or a negative opinion by same as to its viability as a going concern; or (e) occurrence that would constitute a Bank Termination Event.  Stage will furnish such additional information with respect to any of the foregoing as Bank may reasonably request, for the purpose of Bank's evaluating the effect of such change on the financial condition and operations of Stage and on the Plan.

8.2  Financial Statements.  SSI shall furnish to Bank promptly upon request from Bank the following information for the most recently completed Stage Fiscal Year, recognizing that as of the Effective Date and foreseeable future it shall be within the scope of consolidated statements pertaining to SSI:  (a) a consolidated balance sheet, (b) a consolidated statement of operations, (c) a consolidated statement of shareholders' equity, (d) a consolidated statement of cash flows and (e) a copy of the report submitted by the independent registered public accounting firm in connection with such financial statements as have been audited.  Any of the delivery requirements relating to financial information set forth in this Section 8.2 may be satisfied by the filing of the SSI Form 10-K with the U.S. Securities and Exchange Commission at http://www.sec.gov, or comparable public filing format/system that becomes equally recognized by the business community in general during the Term.

8.3  Access Rights.

(a)  Subject to Section 8.3(b) below, Stage will permit, once per consecutive twelve (12) month period during the Term, unless Bank has reasonable cause to do so more than once, authorized representatives designated by Bank, at Bank's expense, to visit Stage's headquarters or other facility where its corporate records are kept, and inspect, to the extent permitted by Applicable Law, any of the books and records of Stage and/or the Sales Channels pertaining to Applicants, Accounts, Transaction Records and any category of payments owed by one party to the other, and to make copies and take extracts there from, and to discuss the same with Stage's officers and independent public accountants, all at reasonable times during normal business hours.  By way of clarification, meetings with Stage's independent public accountants shall be organized by Stage and Bank's scope of inquiry is limited to work produced of, and

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issues addressed by, such accountants.  By way of further clarification, Stage shall make available (at its headquarters or other facility where its corporate records are kept) specific Stage store data, as requested for the inspection, to obviate the need for Bank to inspect such data at specific Stage stores.
Furthermore, Stage shall permit regulatory bodies having jurisdiction over Bank to visit its facilities related to the Plan during normal business hours with advance notice.  Provided, however, Bank will use good faith efforts to coordinate such regulatory visits in a manner similar to Bank visits described in the preceding paragraph, although Stage recognizes that Bank can only request, not require, regulatory agencies to act accordingly.

(b)  Stage's obligations under Section 8.3(a) shall not be required to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged or subject to confidentiality obligations to a third party, or (iii) such records are Stage planning documents or those of any of its Affiliates, operating budgets, management reviews or employee records.
8.4  Data Accuracy.  Stage shall use commercially reasonable efforts to provide accurate material factual information related to the Plan to Bank.

8.5  Insurance.  Stage or an Affiliate of Stage shall maintain the insurance policies providing coverage for Stage during the Term as set forth at Schedule 8.5.

8.6  Commitment of SSI.  SSI shall cause each subsidiary of SSI that operates Sales Channels to comply with the terms of this Agreement.

8.7  Business Continuation/Disaster Recovery Plan.  Stage agrees to maintain one or more commercially reasonable plans designed to identify and lessen the impact resulting from Force Majeure or other causes that would threaten operation of Stage's business, as well as a loss or exposure of information requiring protection as described in Sections 3.13 and 13.17.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF BANK
Bank hereby represents and warrants to Stage as follows:
9.1  Organization, Power and Qualification.

(a)  Bank is duly organized and validly existing Delaware state bank and has the full power and authority to enter into this Agreement and to carry out the provisions of this Agreement, including making revolving credit card loans to consumers.

(b)  Bank is, and shall remain at all times during the Term, an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. 1811-1831aa.

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(c)  Bank is duly qualified and in good standing to do business in all jurisdictions where such qualification is necessary for Bank to conduct its business as it presently is being conducted and to carry out its obligations under this Agreement or operate the Plan.

9.2  Authorization, Validity and Non-Contravention.

(a)  This Agreement has been duly authorized by all necessary corporate (or analogous governing) proceedings, has been duly executed and delivered by Bank and is a valid and legally binding agreement of Bank and duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

(b)  No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Bank is required for (nor would the absence of such materially adversely affect) the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

(c)  The execution and delivery of this Agreement by Bank hereunder and the compliance by Bank with all provisions of this Agreement:  (i) will not, to the best knowledge of the  Bank officer executing this Agreement on Bank's behalf (and anyone advising him or her on such execution), conflict with or violate any Applicable Law, (ii) will not conflict with or result in a breach or default under any of  the terms or provisions of any indenture, loan agreement or other contract or agreement to which Bank is a party (including but not limited to any under which Bank is an obligor or by which Bank's property is bound) where such conflict, violation, breach or default would have a material adverse effect on Bank or the Plan, and (iii) will not violate or result in the violation of the Charter or By-Laws of Bank.

9.3  Compliance with Law.  Any action or inaction taken by Bank (where Bank has a duty to act) in connection with the Plan shall be in compliance with all Applicable Law, except where the failure to so comply does not or will not have an adverse effect on the Bank, Stage or the Plan.

9.4  Intellectual Property Rights.  In the event Bank provides any software or hardware to Stage, Bank has the legal right to such software or hardware and the right to permit Stage to use such software or hardware, and such use shall not violate any Intellectual Property rights of any third party.

9.5  Litigation.  There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits or other legal proceedings pending or, to the best of Bank's knowledge, threatened against Bank that would materially impair the ability of it to perform its duties under this Agreement or that would constitute a Stage Termination Event.

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SECTION 10. COVENANTS OF BANK
Bank hereby covenants and agrees as follows:
10.1  Notices of Changes.  Bank will as soon as reasonably possible notify Stage of any:  (a) change in the name or form of business organization of Bank, change in the location of its chief executive office or the location of the office where its records concerning the Plan are kept; (b) merger or consolidation of Bank, ADS or any other entity that Controls Bank, or the sale of a significant portion of its stock (or other form of ownership), or the sale of a substantial amount of its assets not in the ordinary course of business, or any Change in Control of Bank; (c) material adverse change in its financial condition or operations or commencement of any litigation which, if decided adversely, would have a material adverse effect on Bank or the Plan; (d) adverse opinion by its auditors or accountants as to its viability as a going concern; or (e) occurrence that would constitute a Stage Termination Event.  Bank will furnish such additional information with respect to any of the foregoing as Stage may request for the purpose of evaluating the effect of such change on the financial condition and operations of Bank and on the Plan.

10.2  Financial Statements.  Bank shall furnish to Stage upon request by Stage, and as soon as available, the following information pertaining to Bank and ADS:  (a) a statement of financial condition; (b) a statement of income; (c) a statement of changes in shareholder's equity; (d) a statement of cash flow; and (e) a copy of the opinion submitted by Bank's and ADS's independent certified public accountants in connection with such of the financial statements as have been audited.

10.3  Access Rights.

(a)  Subject to Section 10.3(b)  below, Bank will permit, once per consecutive twelve (12) month period during the Term, unless Stage has reasonable cause to do so more than once, authorized representatives designated by Stage, at Stage's expense, to visit its facilities and inspect, to the extent permitted by Applicable Law, any of Bank's books and records pertaining to Purchases, to any category of payments owed by one party to the other and to the Plan to determine Bank's compliance with the Agreement, and to make copies and take extracts there from, and to discuss the same with its officers and independent public accountants, all at reasonable times during normal business hours.  Bank shall permit Stage, twice per each consecutive twelve (12) month period during the Term, during normal business hours and upon reasonable notice, and in a manner which does not disrupt the operations, to visit the offices at which services relating to the Plan are provided, to review the activities of Bank and its subcontractors.  Bank shall provide Stage with a copy of Bank's auditors' report on internal controls for each fiscal year during the Term.

(b)  Bank's obligations under Section 10.3(a) shall not be required to the extent that (i) such access is prohibited by Applicable Law, (ii) such records are legally privileged or subject to confidentiality obligations to a third party, (iii) such records are Bank planning documents or those of any of its Affiliates, operating budgets,

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management reviews or employee records, or (iv) such records relate to other clients of, or credit programs operated by, Bank.
10.4  Bank's Business.  Bank shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and to comply with all Applicable Laws in connection with its business and the issuance of credit by Bank.

10.5  Data Accuracy.  Bank shall use commercially reasonable efforts to provide accurate material factual information related to the Plan to Stage.

10.6  Insurance.  Bank shall maintain the insurance policies providing coverage for Bank during the Term as set forth at Schedule 10.6.

10.7  Business Continuation/Disaster Recovery Plan.  Bank shall maintain a commercially reasonable plan designed to identify and lessen the impact resulting from Force Majeure or other causes that would threaten operation of Bank's business, as well as a loss or exposure of information requiring protection as described in Sections 3.13 and 13.17.

SECTION 11. INDEMNIFICATION
11.1  Indemnification Obligations.

(a)  SSI and SRI shall be jointly, but not severally, liable to and shall defend, indemnify and hold harmless Bank and its Affiliates and their respective officers, directors, employees, agents, contractors, subcontractors and their successors and assigns (collectively "Bank Indemnified Parties") from any and all Losses (as hereinafter defined) incurred by them by reason of:  (i) Stage's breach of any representation, warranty or covenant hereunder; (ii) Stage's failure to perform its obligations hereunder; (iii) any damage caused by or related to Goods and/or Services charged to an Account; (iv) any damage caused by or related to a Secondary Provider or any Stage Recurring Billing Program; (v) any action or failure to act (where there was a duty to act) by Stage related to the Plan and/or as otherwise provided for in this Agreement which results in a third party claim against a Bank Indemnified Party, excluding any action or failure to act required by Bank; (vi) the claim of a third party that Stage has infringed upon or misappropriated the Intellectual Property rights of such third party, excluding any claim arising out of or related to Stage's use as intended of materials, documentation, software, systems, procedures or Intellectual Property provided by Bank; (vii) Stage's failure to comply with Applicable Law, except to the extent that such failure arises out of a compliance obligation for which Bank is responsible under this Agreement; and (viii) unauthorized access to or use of modification of or loss of Bank Cardholder Information or Stage Customer Information that occur due to an act or failure to act by Stage or its Affiliates or on Stage's facilities, networks, data storage, computer operations or other systems or processes (including any breaches of security of by an subcontractors or service providers used by Stage or its Affiliates).  In no event shall Stage be liable for Losses to the extent proximately arising from (x) an act (or failure to act when there was a duty to do so) by Bank that constitutes a breach by it under the

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terms of this Agreement, (y) the negligence of any Bank Indemnified Party, and/or (z) an intentional tort by any Bank Indemnified Party.
(b)  Bank shall be liable to and shall defend, indemnify and hold harmless Stage and its Affiliates and their respective officers, directors, employees, agents, contractors, sub-contractors and their successors and assigns (collectively, "Stage Indemnified Parties") from any and all Losses (as hereinafter defined) incurred by them by reason of:  (i) Bank's breach of any representation, warranty or covenant hereunder; (ii) Bank's failure to perform its obligations hereunder; (iii) any damage caused by or related to the Protection Programs or Bank Enhancement Marketing Services; (iv) any action or failure to act (where there was a duty to act) by Bank and its officers, directors, and employees relating to the Plan and/or as otherwise provided for in this Agreement which results in a claim against a Stage Indemnified Party; (v) the claim of a third party that Bank has infringed upon or misappropriated the Intellectual Property rights of such third party; (vi) Bank's failure to comply with Applicable Law, except to the extent that such failure arises out of a compliance obligation for which Stage is responsible under this Agreement; and (vii) unauthorized access to or use of modification of or loss of Bank Cardholder Information or Stage Customer Information that occur due to an act or failure to act by Bank or its Affiliates or on Bank's facilities, networks, data storage, computer operations or other systems or processes (including any breaches of security of by an subcontractors or service providers used by Bank or its Affiliates).  In no event, however shall Bank be liable for Losses to the extent proximately arising from (i) an act (or failure to act when there was a duty to do so) by Stage that constitutes a breach by it under the terms of this Agreement, (ii) the negligence of any Stage Indemnified Party, and/or (iii) an intentional tort by any Stage Indemnified Party.

(c)  For purposes of this Section 11.1 the term "Losses" shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys' fees, disbursements, settlements (which require the other party's consent which shall not be unreasonably withheld), and court costs, reasonably incurred by Bank, Stage, or a third-party, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement; provided however, that Losses shall not include any overhead costs that either party would normally incur in conducting its everyday business.

11.2  LIMITATION ON LIABILITY.

NOTWITHSTANDING SECTION 11.1, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES THE OTHER PARTY INCURS OR CLAIMS TO HAVE INCURRED ARISING OUT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY WITH RESPECT TO (A) AN INDEMNIFICATION OBLIGATION IN RESPECT OF A THIRD PARTY CLAIM PURSUANT TO SECTION 11.1 BUT ONLY TO THE EXTENT OF AMOUNTS ACTUALLY PAID TO SUCH THIRD PARTY; OR (B) A PARTY'S INTENTIONAL BREACH OF THIS AGREEMENT, FRAUD, OR WILLFUL MISCONDUCT.

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11.3  NO WARRANTIES.  EXCEPT AS PROVIDED HEREIN, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE MADE HEREUNDER.

11.4  Notification of Indemnification; Conduct of Defense.

(a)  In no case shall the indemnifying party be liable under Section 11.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless the indemnifying party shall be notified in writing by the indemnified party of the nature of the claim within a reasonable time after the assertion of the claim.  However, failure by the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under other provisions of this Agreement, except to the extent that the indemnifying party's right to defend the matter is materially and irrevocably prejudiced by such failure of the indemnified party to give prompt notice to the indemnifying party.

(b)  The indemnifying party shall be entitled to participate, at its own expense, in the defense of any suit brought against the indemnified party which gives rise to a claim under this Section 11 of a claim by the indemnified party against the indemnifying party.  Alternatively, the indemnifying party may elect to assume defense of such claim against the indemnified party which gives rise to a claim against the indemnifying party; provided, however, that the indemnifying party shall not enter into a settlement or compromise of any such claim in the event such settlement or compromise imposes any non-financial liability or obligation on the indemnified party without the prior written consent of the indemnified party.  If the indemnifying party so elects to assume the defense, such defense shall be conducted by counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld, conditioned or delayed.  Once the indemnifying party has retained counsel approved by the indemnified party, the indemnified party (or the person or persons so indemnified who are the defendant or defendants in the suit) shall bear the fees and expenses of any additional counsel it chooses to retain.

SECTION 12. TERM, EXPIRATION AND TERMINATION
12.1  Term and Expiration.  Upon execution by authorized representatives of both parties, and unless terminated as provided herein, this Agreement shall become effective as of the Effective Date and remain in effect until July 31, 2021 (the "Initial Term").  This Agreement shall automatically renew for successive two (2)-year terms (each a "Renewal Term") thereafter, unless either party provides the other with at least twelve (12) months' written notice of its intention not to renew this Agreement beyond the expiration of the Initial or then current Renewal Term.

12.2  Termination with Cause by Bank; Bank Termination Events.  Each of the following conditions or events shall constitute a "Bank Termination Event" hereunder for which Bank may terminate this Agreement immediately by providing written notice to Stage  and without further action (unless otherwise expressly provided below).

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(a)  If Stage shall:  (i) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be involuntarily liquidated; or (v) take corporate action for the purpose of any of the foregoing and any such event shall materially adversely affect the ability of Stage to perform under this Agreement or the Plan; or

(b)  If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Stage, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Stage, or if any petition for any such relief shall be filed against Stage and such order or petition shall not be dismissed, or appealed, as the case may be, within sixty (60) days; or

(c)  If Stage shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and (i) such default or violation has a materially adverse impact on the Bank or the Plan, or (ii) such individual default or violation is not one that falls under (i), but of which there have been so many occurrences that, collectively, (i) has been triggered, and (iii) whether falling under (i) or (ii), Stage shall not have remedied such default or violation within thirty (30) days after written notice thereof shall have been received by Stage from Bank; or

(d)  As provided in Schedule 12.2(d); or

(e)  If within any rolling six (6) month period, there is a net reduction of [****] percent ([****]%) or more of Stage stores operating under a Stage Nameplate through store closures (and/or the announcement or notification to Bank of same), then at Bank's request, the parties thereafter shall promptly discuss the same through the Plan Committee, subject to the escalation and resolution procedures set forth in Schedule 3.1, to determine a plan to modify the Plan to address the impact of such closures.  If the parties fail to agree on a plan upon completion of such procedures, Bank may immediately terminate this Agreement upon written notice to Stage.  If the parties agree on a plan to address the impact of the closures, but such impact is not addressed as agreed by the parties pursuant to the plan within ninety (90) days following implementation of the change, Bank may immediately terminate this Agreement upon written notice to Stage; or

(f)  If there is a materially adverse change in Stage's financial condition which is reasonably likely to have a material adverse affect on the ability of Stage to perform under this Agreement or the Plan; provided that (i) prior to providing notice of termination pursuant to this subsection (d), Bank shall engage in good faith discussions pursuant the

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escalation and resolution procedures set forth in Schedule 3.1, as to whether the material adverse change can be remedied or the impact of such change can be mitigated, and (ii)  if Stage disputes whether Bank's termination rights pursuant to this subsection (d) have been triggered; provided that if the parties are unable to agree as to whether Bank's termination rights have been triggered pursuant to this subsection (d), the parties agree to submit to binding arbitration to resolve such issue.  The arbitration procedures agreed by the parties are set forth in Schedule 12.2(f).
12.3  Termination with Cause by Stage; Stage Termination Events.  Each of the following conditions or events shall constitute a "Stage Termination Event" hereunder for which Stage may terminate this Agreement immediately by providing Bank written notice and without further action (unless otherwise expressly provided below):

(a)  If Bank or ADS shall:  (i) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) take corporate action for the purpose of any of the foregoing and any such event shall materially adversely affect the ability of Bank to perform under this Agreement or the operation of the Plan or ADS to serve as a source of strength for Bank; (vi) breach or fail to perform or observe any covenant or other term contained in any creditor loan agreement, debt instrument or any other material agreement to which it is bound, which breach or failure, if left uncured could result in a default of such agreement; or (vii) or be the subject of some form of action by a governmental authority having  jurisdiction over Bank (such as but not limited to Bank having its charter (or equivalent right to operate) revoked) such that it cannot materially perform its obligations under this Agreement; or

(b)  If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by Bank or ADS, a custodian, receiver, trustee or other officer with similar powers with respect to Bank or ADS, respectively, or with respect to any substantial part of the property of Bank or ADS, respectively, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Bank or ADS, or if any petition for any such relief shall be filed against Bank or ADS and such petition shall not be dismissed within sixty (60) days; or

(c)  Except with respect to the Service Level Standards or Bank's obligations to pay Stage per Section 5.1, if Bank shall default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and (i) such default or violation has a materially adverse impact on Stage or the Plan or (ii) such individual default or violation is not one that falls under (i), but of which there have been so many occurrences that, collectively, (i) has been triggered, and (iii) whether falling under (i) or (ii), Stage and Bank shall not have

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remedied such default within thirty (30) days after receipt of written notice of the default from Stage; or
(d)  Bank (i) shall fail to pay Stage per Section 5.1, and (ii) Bank shall not have remedied such default within two (2) Business Days after written notice of the default thereof shall have been received by Bank from Stage; or

(e)  Any SLA Termination Event as defined in and subject to the provisions set forth in Schedule 3.8(c); or

(f)  As provided in Schedule 12.3(f); or

(g)  As provided in Schedule 12.3(g); or

(h)  If there is a materially adverse change in Bank's or ADS's financial condition, which is reasonably likely to have a material adverse affect on the ability of  Bank to perform under this Agreement or the Plan or ADS to act as a source of strength, including, but not limited to being downgraded by a rating agency to a rating below an investment grade rating; provided that (i) prior to providing notice of termination pursuant to this subsection (h), Stage shall engage in good faith discussions pursuant the escalation and resolution procedures set forth in Schedule 3.1, as to whether the material adverse change can be remedied or the impact of such change can be mitigated, and (ii)  if Bank disputes whether Stage's termination rights pursuant to this subsection (h) have been triggered; provided that if the parties are unable to agree as to whether Stage's termination rights have been triggered pursuant to this subsection (h), the parties agree to submit to binding arbitration to resolve such issue.  The arbitration procedures agreed by the parties are set forth in Schedule 12.2(f).

12.4  Purchase of Accounts.  Upon the termination of this Agreement, the parties agree as set forth on Schedule 12.4 with respect to the Stage Portfolio Assets.

12.5  Performance During the Wind-down Period.  This Agreement shall remain in full force and effect during any Wind-down Period and all obligations of the Parties including (i) operating the Plan, and Bank's servicing of the Accounts, all in good faith and in the ordinary course of their respective businesses, (ii) solicitations, marketing and advertising of the Plan, (iii) acceptance of applications in the ordinary course of business consistent with past practice, (iv) daily settlement, and (v) Bank's obligation to pay in accordance with Schedule 6.1 shall continue upon notice of termination of this Agreement by either Party, except as the Parties may mutually agree, subject to the terms of this Agreement, until the expiration of the Wind-down Period.  The Parties will cooperate to ensure the orderly wind-down or transfer of the Plan, and each Party shall bear its own costs to achieve such orderly wind-down or transfer.  References to the Term in this Agreement do not otherwise limit the effectiveness of this Section.

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SECTION 13. MISCELLANEOUS
13.1  Entire Agreement.

(a)  Stage and Bank agree that the 2004 Agreement shall hereby be terminated in its entirety upon the full execution of this Agreement.

(b)  Upon full execution of this Agreement, except for the Third-Party Vendor Agreement by and among Bank, SSI, SRI and Synapse Retail Ventures, Inc. dated as of August 18, 2010, each of which shall remain in full force and effect in connection with the Agreement in place of the 2004 Agreement except as modified by Schedule 3.11(d) hereof, this Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them.

13.2  Coordination of Public Statements.  (a) Except as required by Applicable Law and/or as set forth in this Section 13.2, neither party will make any public announcement of the Plan or this Agreement or provide any information concerning the Plan or this Agreement to any representative of any news, trade or other media without the prior approval of the other party, which approval will not be unreasonably withheld, conditioned or delayed. Stage may make public statements regarding the historic performance of the Plan, Stage's projections of the impact of the Plan on Stage's income and earnings, Plan growth, and Plan portfolio trends; provided that any such statement does not disclose any specific provision of this Agreement that is not publicly disclosed or required to be publicly disclosed by Applicable Law.  Once the execution of this Agreement becomes public knowledge, and thereafter during the Term, neither party will be required to obtain the consent of the other party for the limited purpose of recognizing (orally, or in any form of writing) the fact that the parties are parties to this Agreement and the nature of the relationship created hereunder.
(b)  With regard to (i) responding to any inquiry from any public or governmental authority, (ii) making any public filing under Applicable Law, or (iii) adhering to any requirements of any listing agency (such as but not limited to the New York Stock Exchange), the responding/filing party shall cooperate and coordinate with the non-filing/non-reporting party in a manner consistent with Section 13.17. The parties recognize (and agree to the appropriateness of) the fact that such disclosures, to the extent permitted hereunder, will in many instances be made by an Affiliate of disclosing party.
(c)  Upon Bank's reasonable request from time to time, Stage shall in good faith consider providing references or participate in marketing campaigns or testimonial initiatives for Bank (and/or its Affiliate Plan servicer) regarding Bank's administration of the Plan and/or the performance of its Affiliate Plan servicer.
13.3  Amendment.  Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties,

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however, no such modification shall be effective until reduced to writing and executed by both parties.

13.4  Successors and Assigns.  The parties agree to the provisions of Schedule 13.4 with respect to successors and assigns.  Notwithstanding any other provision of this Agreement, any Affiliate of Stage may perform its obligation and exercise its rights hereunder, provided that Stage shall remain primarily responsible and liable for any such performance.

13.5  Waiver.  No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.  No waiver shall be deemed to be a continuing waiver in respect of any subsequent breach or default either of similar or different nature unless expressly so stated in writing.  No failure or delay on the part of either party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

13.6  Severability.  If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect under any applicable statute or rule of law, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect, unless, when viewed by an objective commercially reasonable person familiar with the consumer credit card industry, the declaration of the illegality, invalidity or unenforceability of such provision or provisions substantially frustrates the continued performance by, or entitlement to benefits of, either party, in which case this Agreement may be terminated by the affected party, without penalty.

13.7  Notices.  All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when received by receipted courier service:

If to Bank: World Financial Network Bank One Righter Parkway, Suite 100 Wilmington, DE 19803 Attn.: President	If to Stage: Stage Stores, Inc. 10201 South Main Street Houston, Texas 77025 Attn.: Chief Financial Officer

With a copy to: Alliance Data 3100 Easton Parkway Columbus, OH 43219 Attn.: Law Department	With a copy to: Stage Stores, Inc. 10201 South Main Street Houston, Texas 77025 Attn.: Senior Vice President – Legal & Risk Management

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13.8  Captions and Cross-References.  The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any Section are to such Section of this Agreement.

13.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE DICTATES OF THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION.

13.10  Counterparts.  This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement.

13.11  Force Majeure.  Neither party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control, and not due to the fault or negligence of such party, including, but not limited to, acts of God, flood, criminal acts, fire, riot, accident, strikes or work stoppage, embargo, sabotage, terrorism, inability to obtain material, equipment or phone lines, government action (including any laws, ordinances, regulations or the like which restrict the providing of the services contemplated by this Agreement), and other causes whether or not of the same class or kind as specifically named above (a "Force Majeure" event).  In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for at least sixty (60) consecutive days (thirty (30) days in the cases of credit authorizations and processing of new Accounts), the party so notified may then terminate this Agreement forthwith.  This provision shall not, however, release the party unable to perform from using its best efforts to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

13.12  Relationship of Parties.  This Agreement does not constitute the parties as partners or joint venturers and neither party will so represent itself.

13.13  Survival.  No termination of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination.  No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination shall survive termination except for (a) any unsatisfied payment obligation arising prior to the Effective Date of termination of the Agreement, including pursuant to Sections 5.1 and 6.1 and their corresponding Schedules; and (b) the following Sections and their corresponding Schedules:  Sections 1.1 - 1.3, Section 3.13 (subject to Stage's rights pursuant to Section 12.4), Section 4.1, Section 4.2, Sections 5.4 -  5.6, Section 6.2, Section 11, Section 12.4, Section 12.5, Sections 13.2(a) -13.2(b), Sections 13.7 to  13.18.  Furthermore, in the event a closing under Schedule 12.4 takes place after the termination of this Agreement, then those provisions related to utility of Accounts (pre-existing, as no new Accounts will be

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opened), the settlement process (including chargebacks, etc.), and Bank's administration of the Plan and credit related decision making shall also survive until the closing, subject to the limitations set forth in Schedule 12.4.
13.14  Mutual Drafting.  This Agreement is the joint product of Stage and Bank and each provision hereof has been subject to mutual consultation, negotiation and agreement of Stage and Bank; therefore to the extent any language in this Agreement is determined to be ambiguous, it shall not be construed for or against any party based on the fact that either party controlled the drafting of the document.

13.15  Independent Contractor.  The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of Bank's personnel performing the services hereunder are agents, employees, Affiliates, or subcontractors of Bank and are not agents, employees, Affiliates, or subcontractors of Stage; that Bank has and hereby retains the right to exercise full control of and supervision over the performance of Bank's obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the Bank's agents, employees, Affiliates, or subcontractors, including compliance with workers' compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that Bank shall be responsible for Bank's own acts and those of Bank's agents, employees, Affiliates, and subcontractors; and that except as expressly set forth in this Agreement, Bank does not undertake by this Agreement or otherwise to perform any obligation of Stage, whether regulatory or contractual, or to assume any responsibility for Stage's business or operations.

13.16     No Third Party Beneficiaries.  The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity (including any Secondary Provider).  For clarity, this provision shall not be deemed to contravene the indemnification rights or obligations of either party pursuant to Section 11 or to preclude the exercise of such rights by the persons expressly identified in Section 11.

13.17      Confidentiality and Security Control.

(a)  Confidential Information.  Except as specifically provided in Section 3.13 or this Section 13.17, neither party shall use or disclose any Confidential Information (defined below) of the other party which it learns as a result of negotiating or implementing this Agreement.  "Confidential Information" shall mean information not of a public nature concerning the business or properties of the other party including, without limitation, each of the following:  the terms and conditions of this Agreement (as well as proposed terms and conditions of any amendments, renewals, or extensions of this Agreement), any proposed and/or agreed upon terms and conditions of any other credit card program agreement between the parties and/or their Affiliates, sales volumes, test results, and results of marketing programs, Plan reports and files generated by Bank (in the case of Bank), trade secrets, business and financial information, source codes, business methods, procedures, know-how and other information, including but not limited to Intellectual Property, of every kind that relates to the business of either party.

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However, the definition of "Confidential Information" specifically excludes information which:
(i)  is publicly known prior to the time that the non-owner of such information reveals such information to any third party; provided such public knowledge is not a result of a disclosure in violation of this Section 13.17; or
(ii)  is obtained by a party hereto from a source other than the other party hereto and the obtaining of such information was without breach of  this Agreement or, any other obligation of confidentiality or secrecy owed to the other party hereto and without breach of any obligation of confidentiality or secrecy owed to any other person or organization not a party hereto (including but not limited to the source); or
(iii)  is independently known, conceived or developed by the disclosing party without violation of this Agreement or duty of confidentiality by the disclosing party or any other person or organization which has entered into a confidential arrangement with the non-disclosing party.
(b)  Other Protected Information.  The use and/or disclosure of any Consumer Personal Information, Stage Customer Information, and/or Bank Cardholder Information shall be subject to Applicable Law, Section 3.13, and this Section 13.17.
(c)  Permitted Uses and Disclosures.
(i)  Nothing in this Section 13.17 shall be interpreted to mean that a party is restricted with respect to the use or disclosure of Confidential Information which it owns.
(ii)  Each party shall use and disclose the Confidential Information of the other party only for the purpose of performing its obligations or enforcing its rights with respect to the Plan or this Agreement or otherwise as expressly permitted by this Agreement.
(iii)  Each party may disclose the Confidential Information of the other party if required by Applicable Law; provided that the party, (A) if permitted by Applicable Law, notify the other party of any such requirement prior to disclosure of the other party's Confidential Information in or to afford the other party an opportunity to seek a protective order to prevent or limit disclosure of the Confidential Information; and (B) disclose the other party's Confidential Information only to the extent required by Applicable Law.
(iv)  Each party may file a copy of this Agreement (whole or partial) with any governmental authority or agency to the extent required by Applicable Law; provided that the filing party will consult with the other party with respect to such filing and shall redact such portions of this Agreement which the other party requests be redacted, unless, the filing party concludes in its reasonable judgment based on the advice of its counsel (which advice shall be discussed with counsel

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to the other party if requested) that such request is inconsistent with the filing party's obligations under Applicable Law.

(v)  Stage may disclose Plan Data in connection with any proposed sale, transfer or other assignments of Accounts, including pursuant to the Purchase Option, but at all times subject to the provisions of Schedule 12.4.

(d)  Protecting Disclosed Information.

(i)  Each party shall (A) keep the Confidential Information of the other party secure and confidential; (B) treat all Confidential Information of the other party with the same degree of care it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (C) implement and maintain reasonable physical, electronic, administrative and procedural security measures, including reasonable authentication, access controls, virus protection and intrusion detection practices to safeguard such Confidential Information.

(ii)  Each party shall (A) limit access to the other party's Confidential Information to those of its employees and employees of its Affiliates, authorized agents, advisors, vendors, consultants, service providers and subcontractors who have a reasonable need to access such Confidential Information in connection with the Plan and (B) ensure that any person with access to the other party's Confidential Information maintains the confidentiality and security of such Confidential Information and is bound by contractual commitments of confidentiality that are at least a protective of the Confidential Information as this Agreement or is subject to professional obligations of confidentiality.

(iii)  Each party acknowledges that any breach of the confidentiality provisions of this Agreement by it may result in irreparable damage to the other party and therefore in addition to any other remedy that may be afforded by law any breach or threatened breach of the confidentiality provisions of this Agreement may be prohibited by restraining order, injunction or other equitable remedies of any court.

(iv)  Bank's obligations under clauses (i)-(ii) of this subsection (d) also apply to all Bank Cardholder Information and the remedies under clause (iii) of this subsection (iii) shall apply in the event of any breach by Bank of subsections (d)(i)-(ii).

(e)  Protection of Consumer Personal Information.

(i)  Each party shall establish commercially reasonable controls to ensure the confidentiality of Protected Information. Without limiting the foregoing, each party shall implement commercially reasonable physical and other security measures as are necessary to (i) ensure the security and confidentiality of any Protected Information, (ii) protect against any threats or hazards to the security and integrity of such information, (iii) protect against any unauthorized access to or use of such information, and (iv) properly dispose of any Protected Information

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as required under Applicable Law and this Agreement. Each party shall comply with all Applicable Laws with respect to data security and data breach, including without limitation, by adopting a written information security policy that complies with Applicable Laws and designating an individual responsible for maintaining, overseeing and implementing the party's information security controls, measures and policy.
(ii)  Each party shall immediately (but in no event longer than twenty-four hours)  notify the other party in the event it believes, or has reason to believe, that a data security event has occurred with respect to any Protected Information or other Confidential Information maintained by it or its agents or subcontractors (the "Affected Party").  The Affected Party shall take action promptly, at its own expense to:  (A) to investigate the data security event, (B) identify and mitigate the effects of any data security event, and (C) implement reasonable and appropriate measures in response to such data security event, including measures to prevent similar data security events in the future.  The Affected Party also shall as promptly as possible provide to the other party:  (X) an estimate of the data security event's effect on the other party; (Y) the corrective action taken by the Affected Party; and (Z) all available information regarding such data security event to assist the other party in implementing its information security response program.  The Affected Party shall pay for the out-of-pocket costs and expenses of any notification of affected Cardholders, Customers or Applicants.  Such notification shall be mutually agreed upon by the parties, provided that (i) such agreement shall not be unreasonably delayed or withheld; and (ii) in the event either party has an obligation pursuant to Applicable Law to notify the affected Cardholders, Customers or Credit Card applicants, the party having such legal obligation shall have the final right of approval over the content and timing of any such notification.  Bank shall notify Stage prior to Bank's public announcement referring to a data security event affecting the Plan.  Bank shall consult with Stage regarding responses to Cardholders who inquire about such data security event.  Stage's obligations pursuant to this Section 13.17(e)(ii) shall be limited to Credit Card applicants and Cardholders, except that Stage shall notify Bank prior to Stage's public announcement referring to a data security event occurring at the Point of Sale.  The Affected Party shall provide the other party appropriate periodic updates regarding status of its investigation and mitigation of each data security event following the initial notice of the data security event until such investigation and mitigation is complete.  For purposes of this Section 13.17(e)(ii), a "data security event" means the unauthorized access to or release of any record, media or system containing personally identifiable Protected Information, whether in paper, electronic, or other form, including, without limitation, information identifiable by name, address, email address, phone number or social security number.
(f)  Upon termination of this Agreement, unless Stage (or its designee) purchases the Accounts from Bank pursuant to Section 12.4 and Schedule 12.4, Stage shall take appropriate measures to destroy or remove from its systems any Bank Cardholder Information (i) that was previously provided by Bank to Stage, and (ii) the

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disposal of which Bank has an obligation to ensure under Applicable Law (including but not limited to the Interagency Guidelines Establishing Information Security Standards, as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 41, 208, 211, 222, 225, 334, 364, 568, 570 and 571).  This includes without limitation any and all records regarding such information whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Bank, including a compilation of such records.  This subsection (f) does not apply to Stage Customer Information, regardless of whether such Stage Customer Information also constitutes Bank Cardholder Information.  Stage shall also either return or take reasonable measures to destroy (at Bank's request) all other Confidential Information of Bank in Stage's possession at termination of this Agreement.  Any destruction of Stage Customer Information or Confidential Information by Stage shall be certified to Bank by an officer of Stage.

(g)  Upon the termination or expiration of this Agreement, Bank shall take appropriate measures to destroy or remove from its systems any Stage Customer Information that was previously provided by Stage to Bank, including Stage Customer lists provided to Bank by or on behalf of Stage or compiled by Bank through the Plan.  This includes without limitation any and all records regarding such information whether in paper, electronic, or other form, that is maintained or otherwise possessed by or on behalf of Bank, including a compilation of such records.  This subsection (g) does not apply to Bank Cardholder Information, regardless of whether such Stage Customer Information also constitutes Stage Customer Information.  Bank shall also either return or take reasonable measures destroy (at Stage's request) all other Confidential Information of Stage in Bank's possession at termination of this Agreement.  Any destruction of Stage Customer Information of Confidential Information by Bank shall be certified to Stage by an officer of Bank.

13.18  Taxes.  Stage will be responsible for, and agrees to pay, all sales, use, excise, and value-added taxes, or taxes of a similar nature (excluding personal and real property taxes and taxes based on Bank's income which shall be borne by Bank), imposed by the United States, any state or local government, or other taxing authority, on all services provided by Bank to Stage under this Agreement.  Provided, however, that if/when Bank seeks payment from Stage, Bank shall deliver a written invoice (or other comparable form of written documentation requesting payment and basis therefor) to Stage in a timely manner relative to when (i) Bank received an invoice or other statement for payment from the subject taxing authority, or (ii) Bank determined (or should have determined, based on Bank's normal accounting reviews and preparation of tax documents of which such matter should have been a part) that Stage should pay such amount.  The parties agree to cooperate with each other to minimize any applicable sales, use, or similar tax and, in connection therewith, the parties shall provide each other with any relevant tax information as reasonably requested (including without limitation, resale or exemption certificates, multi-state exemption certificates, information concerning the use of assets, materials and notices of assessments).  All amounts set forth in this Agreement are expressed and shall be paid in U.S. dollars.

13.19  Dispute Resolution.  The parties agree that if during the Term of this Agreement any dispute should arise between them regarding the Plan or this

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Agreement, the parties will follow the dispute resolution procedures set forth in this subsection.  In the event of a dispute, each party shall forward to the other party (via the other party's Relationship Manager)  its understanding of the underlying issues and/or concerns to be resolved.  The Plan Committee shall address such issues or concerns and any issues not resolved through the Plan Committee shall be escalated in accordance with the process described in Schedule 3.1.  In the event that a mutually agreeable resolution is not reached, each party shall be free to take such legal action as it deems appropriate to enforce this Agreement, subject to the designation of final decision-making authority in Schedule 3.1 (if applicable) and as also and/or otherwise addressed in this Agreement.  The prevailing party in any action to enforce this Agreement shall be entitled to recover from the non-prevailing party its reasonable costs and expenses related to the action, including but not limited to, attorneys' fees.
 [Signature block on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.
STAGE STORES, INC.	WORLD FINANCIAL NETWORK BANK

By: /s/ Oded Shein	By: /s/ Timothy King

Printed Name Oded Shein	Printed Name Timothy King

Title EVP-CFO	Title President

SPECIALTY RETAILERS, INC. (solely for purposes of Section 13.1(a))
By:  /s/  Oded Shein
Printed Name  Oded Shein
Title  EVP-CFO

Revised Redacted Amended and Restated Private Label Credit Card Plan Agreement.DOC	61
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Schedule 1.1(a)
 Bank Marks

The following Bank names, together with the related trademarks, service marks and logos provided by Bank throughout the Term shall constitute the Bank Marks:

Comenity
Comenity Bank
WFNB
World Financial Network Bank
WFNNB
Alliance Data

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Schedule 1.1(a) - 1

Schedule 1.1(b)
 Stage Marks

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Schedule 1.1(b) - 1

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Schedule 1.1(b) - 2

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Schedule 1.1(b) - 3

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Schedule 1.1(b) - 4

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Schedule 1.1(b) - 5

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Schedule 1.1(b) - 6

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Schedule 1.1(b) - 7

Schedule 1.1(c)
 Initial Operating Procedures

                                                       Operating Procedures for Credit Card Programs – Version 5.0
© 2012 Comenity LLC

© 2012 World Financial Network Bank
This document contains information which is proprietary and confidential to World Financial Network Bank (WFNNB), a Comenity company, and is distributed solely to WFNNB clients and others who need guidelines and procedures relating to WFNNB's credit card programs. Please note that some sections may not apply to all aspects of

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the Retailer's business and thus are marked "If Applicable."  This document shall not be copied, duplicated, or otherwise published or disclosed, in whole or in part, without the express prior written consent of WFNNB.

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Contents

1.Introduction	1
1.1. Purpose 1
1.2. Using the Document 1
1.3. Additional Information and Resolving Issues 1
1.4. Protecting Accountholder Data 2
2.Definitions	3
3.Legal Requirements	8
3.1. Truth in Lending (TILA)	8
3.2. Gramm Leach Bliley Act (GLBA)	9
3.3. USA PATRIOT Act (USAPA)	10
3.4. Fair Credit Reporting Act (FCRA)	11
3.5. Equal Credit Opportunity Act (ECOA)	12
3.6. Office of Foreign Assets Control (OFAC)	13
3.7. Unlawful Internet Gambling Enforcement Act	13
3.8. Controlling the Assault on Non-Solicited Pornography and Marketing Act (CAN SPAM)	13
4.Location Setup/Move/Closure	14
4.1. Call Blocking Information	14
5.Account Applications	15
5.1. Account Issuance	15
5.2. Applicant Eligibility	16
5.3. Application Disclosures	17
5.4. Application Processing	18
6.Credit Transactions	21
6.1. Account Purchases	21
6.2. At Location Payments	25
6.3. Returns & Charge Credits	25
6.4. Credit Card or Temporary Card Left at Location	25
6.5. Escalation Procedures at Location (MG)	25

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7.Credit Authorization	25
7.1. Store Services Authorization	26
8.Customer Service	28
8.1. General Account Inquiries	28
8.2. Charge Disputes	28
8.3. Credit Balances	28
8.4. Deceased Customers	29
8.5. Lost/Stolen Credit Cards	29
8.6. Closed Accounts	29
9.Accounting Procedures	29
9.1. Settlement	29
9.2. Suspense Processing	30
9.3. Returned Checks (If Applicable)	30
9.4. Changing or Adding Promotional Credit Plans	30
10.Chargeback Procedures	31
10.1. Email & Information Exchange Procedures	31
10.2. Chargeback Investigation	32
10.3. Chargeback Dispute Procedure	32
10.4. Bank's Request for Documentation	33
10.5. Chargeback Terms	33
11.Account Marketing Procedures	37
11.1. Promotional Statement Messages	37
11.2. Promotional Statement Inserts	38
11.3. Legal Disclosure Guidelines	38
11.4. Program Collateral	38
12.Test Accounts	40
13. IVR System Overview	1

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1.	Introduction
1.1.	Purpose
The purpose of this document is to provide retail clients/aggregators/providers (hereafter referred to as "Retailer") management personnel with information and procedures from WORLD FINANCIAL NETWORK BANK ("Bank"), a Comenity company, and its affiliated servicer, ADS Alliance Data Systems, Inc. ("Alliance Data"), regarding the Program and the Program Agreement.  This document includes information about Bank processes and procedures with which Retailer is contractually obligated to comply.  In the event of perceived or actual conflict between the terms set forth herein and the terms of the Program Agreement, please contact the Alliance Data Account Team Manager assigned to the Retailer (hereafter referred to as "Account Team")
1.2.	Using the Document
This document is divided into sections that are applicable to the various aspects of the Retailer's business.  Each section is designed to provide an overview of the topic and details appropriate for the Retailer's specific business.  Please note that some sections may not be applicable to all aspects of the Retailer's business.
1.3.	Additional Information and Resolving Issues
From time to time there may be questions regarding the Program or information contained within this document.  These questions should be directed to the Account Team assigned to the Retailer.  In addition, Accountholder questions regarding specific Account issues may arise and should be directed to Customer Service. (See Section 8 Customer Service)
If Retailer is attempting to resolve a reporting or systems related issue, please follow these steps prior to contacting the Account Team.
1.	The first step is to ensure the problem has been reported to the Retailer's internal Help Desk.
2.	Retailer's Help Desk will initiate a call to Alliance Data's Help Desk once it has been determined that Bank's/Alliance Data's assistance is necessary. Alliance Data's Help Desk is managed by Fujitsu.
•    To contact Alliance Data's Help Desk, call 1.800.378.1255. Please ensure as many details as necessary surrounding the problem have been captured, (i.e., what process is failing, is it a connection issue, the number of Locations affected, etc.). The issue will be prioritized based on the business impact. The Alliance Data Help Desk will ensure that the appropriate resources are contacted and a trouble ticket will be opened.

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Please retain the trouble ticket number for future reference until the problem has been resolved.
1.4.	Protecting Accountholder Data
Retailers are required to protect Accountholder data in accordance with the terms of the Program Agreement and applicable laws.  Retailers who are considering outsourcing services which may impact Bank's Accountholder data are expected to make the Bank aware and obtain approval from the Bank prior to doing so.

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2.	Definitions
There is terminology used within this document that references processes and procedures specific to Bank's operations. Definitions are below.  Please note that not all definitions apply to all Retailer Programs.  Capitalized terms used but not defined in this document may have the meanings set forth in the Program Agreement.
Account
A credit account issued by Bank to an approved Applicant, the terms and conditions of which are set forth in the Credit Card Agreement.
Account Number
A number that identifies the Bank, Retailer and the particular Accountholder Account.
Account Team
Alliance Data associates assigned to work with Retailers regarding all aspects of the Program Agreement.
Accountholder/Cardholder
The individual to whom an Account has been issued.
ANI Routing/Blocking
Method used by Alliance Data to block, and route when appropriate, non-authorized parties from completing calls to Store Services, including new accounts, authorization, and account look-up.
Application
A form, method or system approved by Bank by which a Customer applies for an Account, e.g., Instant Credit, Quick Credit, Mail-in, Web, phone and hand-held devices.
Application (Pre) Disclosures
Disclosures required to be provided to the Customer before the Application is submitted.
Authorization Number
The numeric code systematically or manually generated by Bank to approve a sale.
Authorized Buyer
An individual other than Accountholder who has been given the ability to make purchases using the Account, but has no access to information regarding the Account.
Bank
World Financial Network Bank (WFNNB), a Comenity company, which is the issuing bank under the Program Agreement.
Bill To/Ship To
Bill To refers to the address to which monthly Billing Statements are mailed, usually the Accountholders address.  Ship To is the destination address to which Goods are to be shipped if different from the Bill To address.

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Billing Statement
Unless otherwise defined in the Program Agreement, a written periodic Bank-formatted statement (in electronic or paper form) displaying account and other information as determined by Bank, such as Account Number, recent transactions, required payments, account balances, payment due dates, interest rates and (if applicable) promotional plan information. The Billing Statement typically also provides contact information, instructions on handling billing questions and disputes, and payment options.
Buckslip
A small printed insert, bag stuffer or take away, that contains additional disclosures and/or information related to a specific program or product (e.g., disclosures related to the Retailer's Credit Program, product information or promotional financing information).
Business Day
As defined in the Program Agreement.
CIP (Customer Identification Program)
Program required by the USA Patriot Act that ensures Banks obtain, verify and retain Cardholder information as required by applicable laws.  Refer to USA Patriot Act for additional information in Section 3.3.
Card Association
Shall mean a nationwide payment clearing network such as MasterCard® International, Inc., or Visa® USA, in which the Accountholders participate.
Charge (Sales) Draft/Credit Slip/Charge Slip
A sales receipt, register tape receipt, invoice or other documentation, whether in hard copy or electronic form, in each case evidencing a purchase that is to be charged to an Account.
Chargeback
Transactions charged back to the Retailer.  This includes sales where appropriate authorization was not received, sales drafts not provided, fraudulent activity, etc. (See Section 10).
Co-brand
"Co-brand Account" shall mean a general purpose open-end revolving line of credit which is (a) established by Bank for an Accountholder pursuant to the terms of a Credit Card Agreement/Credit Agreement and in accordance with Card Association rules and regulations, and (b) marketed with Retailer's Mark and the trade names and/or logos of a Card Association.
Credit Card
The physical object or device issued by Bank to Accountholders which is used as a method of accessing the corresponding Account, where applicable.
Credit Card Agreement/Credit Agreement (CCA)
A document that discloses to the consumer all contractual terms and conditions that govern an Account.  The CCA also contains a separate section that discloses Bank's Privacy Statement, which summarizes Bank's personal information collection and disclosure practices, as well as opt-out procedures.

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Customer
An actual or potential consumer of the Retailer's Goods and/or Services.
Customer Service
Inquiries from Accountholders for Customer Service are handled by the Sales and Service Department.
Dispute Inquiry Form
The form approved by Bank to provide information regarding a dispute as required by the Fair Credit Billing Act. (See Section 3.1.1)
Duplicate Account on File
The Accountholder has two (2) Accounts with the same Retailer.
Fraud Affidavit
A statement made by an individual on a form approved by Bank, claiming that fraud has been perpetrated to her detriment regarding an Account.
Gift Card/Loyalty/Reward Certificates
Gift cards and/or Accountholder loyalty/reward certificates which are a set dollar value that are earned through the Retailer's rewards program.
Goods and/or Services
Any product or service sold or offered by Retailer to the general public.
Goods and/or Services Disputes
Disputes surrounding Goods and/or Services which include claims that Goods and/or Services failed to be provided, had missing components, were wrong, were damaged, or failed to work.
Instant Credit
Instant Credit is the term used when the Retailer Associate calls Store Services and verbally gives the Customer's Application information to a representative to process the Application via the telephone.
Interactive Voice Response (IVR)
An automated System that utilizes an Interactive Voice Response system to quickly handle inquiries and issues, and process Applications via the telephone.
Joint Accounts
A credit account (regardless of whether there is a corresponding credit card) issued to two or more Accountholders with mutual responsibility for the Account under the terms of the Program. The Account is reported to the credit bureau for primary and joint Accountholders.
Location
A Retailer's physical site where transactions occur, e.g., retail store, outlet store and gas pump.
Merchant Number
A code identifying the point at which a disbursement settlement takes place.

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Point of Sale (or POS)
The physical or electronic Location where transactions for Goods and/or Services occur.
Point of Sale Application Devices (POS App Devices)
The POS devices into which information is entered to allow Applicant to apply for a Credit Account.
Program
The credit program established by the Program Agreement.
Program Agreement
The written agreement entered into between Bank and Retailer under the terms of which the Program was created, and the terms and conditions of which set forth the rights and obligations of the parties to the Program Agreement.
Promotional Credit Plan
Special payment terms (payment by Accountholder to Bank) applicable to certain designated purchases, possibly referred to in the Program Agreement as a "Promotional Credit Plan,"  "Promotional Program," "Bank Promotional Program," or by a similar term.
Promotional Credit Plan Number
A three-digit billing number assigned to and typically used to identify a specific Promotional Credit Plan.
Quick Credit
Quick Credit refers to any Application that is processed via Point of Sale (POS), where the Retailer Associate swipes the Customer's Reference Credit Card and inputs all Customer information directly into the system.  This process allows Customers to apply for an Account at the POS without completing a full written Application.
Reissue
Wide-scale issue of new Credit Card packages to Accountholders.
Reference Credit Card
A non-Program credit card used by a Customer for purposes of identification and/or Application for an Account.
Retailer (Retail Clients/Aggregators/Providers)
The non-Bank party (or parties, if applicable) to the Program Agreement.  In addition, as applicable, those other Providers of Goods and/or Services that participate in the Program pursuant to an agreement with the non-Bank party or parties (such as, but not limited to, licensees, distributors, independent contractors, practitioners, and the like).
Retailer Associate
Any individual working on behalf of the Retailer.
Sales and Service (changed to Customer Care Team)
The name of the department at Alliance Data that handles incoming calls from Accountholders for Customer Service.

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Statement Backer
The reverse side of the Billing Statement that details periodic disclosures required to be provided to the Accountholder.
Store Services
The name of the department at Alliance Data that handles incoming calls from Retailers for new accounts, authorization and account look-up.
Student Account
An Account issued to qualified Customers, who are currently enrolled in an accredited college or university, under the terms of a specific program approved by Bank.
Student Application
An Application submitted to request a Student Account.

Sub Accounts
Create credit card functionality that enables parents to provide a designated portion of their credit limit for their children. The child's Account or "Sub-account," will be setup by the parent to allow their children to manage their own spending allowance. All charges are applied to the parent's Account.

 Temporary Credit Card
An initial paper Credit Card, receipt or receipt paper, containing Account Number and credit limit (may be contained in printed barcode) to be used until permanent card is received.
Universal Web Station (UWS)
Universal Web Station" or "UWS" shall mean the proprietary Internet-based platform of Bank's Affiliate which Bank shall ensure is available for (a) linking the processing of Credit Applications and authorization of Credit Account payments and credits, (b) reporting the Credit Account payments and credits in the settlement of funds and (c) facilitating related processing functions with respect to Credit Accounts; or other Internet-based platform having substantially the same functions.

Welcome Kit
The new card package sent to an Accountholder when opening an Account; includes a welcome letter, Credit Cards affixed to a card carrier-where applicable, a CCA/Privacy Statement, an envelope, and sometimes a marketing insert.

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3.	Legal Requirements
It is Retailer's responsibility (on its own and/or with advice from legal counsel) to be familiar with and comply with any of the legal requirements that govern the credit industry that are applicable to Retailer's participation in a Program. The following summaries are for informational purposes only and are included to illustrate the relationship between these particular legal requirements and certain of the procedures included in this set of Operating Procedures.  These summaries do not constitute legal advice nor do they address all legal requirements applicable to Retailer's participation in a Program.
3.1.	Truth in Lending (TILA)
3.1.1.	Purpose
The Truth in Lending Act of 1968 (TILA) is a United States federal law designed to protect consumers in credit transactions by requiring clear disclosure of key terms of the lending arrangement and all costs associated with such arrangements. The purpose of TILA is to promote the informed use of consumer credit by requiring disclosures about its terms, the cost to standardize such terms, and the manner in which costs associated with borrowing are calculated and disclosed.
The Fair Credit Billing Act (FCBA) is a United States federal law enacted as an amendment to TILA. Its purpose is to protect consumers from unfair billing practices and to provide a mechanism for addressing billing errors in "open end" credit accounts, such as credit card or charge card accounts.
The FCBA allows consumers to dispute billing errors by sending a written notice of the dispute to the creditor. To trigger duties under the Act, the consumer must send a written dispute via mail (US Postal Service) to the "billing inquiries" address on the credit card/account statement. This dispute must be received by the creditor within sixty (60) days of the statement date on the account statement that first contained the billing error. This usually leads to a chargeback to the Retailer.
In addition to creating a mechanism for dealing with billing errors, the FCBA contains additional regulations, including the following:
•	If banks report to credit bureaus, banks must also report a charge is disputed.
•	Credit card companies may not prohibit Retailers from offering discounts to people who pay with cash or check.
The FCBA also gives a consumer the right to assert claims and defenses against the credit card issuer in a dispute about the Goods and/or Services purchased by the Accountholder, to the dollar extent of the amount of the charge(s) involved when the Retailer fails to satisfactorily resolve the dispute.

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The Credit Card Accountability Responsibility and Disclosure Act of 2009 (CARD Act) is a United States federal law enacted as an Amendment to TILA passed by Congress and signed by the President on May 22, 2009. It is comprehensive Credit Card reform legislation, which aims to establish fair and transparent practices relating to the extension of credit under an open-end consumer credit plan, and for other purposes.  Areas of this regulation cover:
•	When and how fees can be changed or assessed on credit accounts
•	That statements must be mailed to consumers 21 days before the due date and require additional consumer credit educational disclosures on credit account settlements
•	Additional requirements for handling customers payments and how payments are allocated on customer accounts
•	Disclosures required for rewards or gift cards
•	Evaluating a customer's ability to re-pay any debt before granting an account or credit limit increase and requirements for consumers under the age of 21
3.1.2.	Impact on Retailer
All Program collateral or marketing material that involves or mentions the Account Program in any way must be reviewed and approved by Bank's Compliance Department representatives (collectively, "Compliance" or "Bank Compliance") to ensure the appropriate disclosures and key terms are in place. Including:
•	Disclosure update and timing requirements related to Applications and CCAs
•	Potential income requests via speaking to the Customer
•	Promotional Credit Plan Buckslip disclosure requirements
•	Special handling for applicants under the age of 21
•	Bank may periodically request processes from Retailer related to compliance
3.2.	Gramm Leach Bliley Act (GLBA)
3.2.1.	Purpose
The Gramm-Leach-Bliley Act (GLB Act), also known as the Gramm-Leach-Bliley Financial Services Modernization Act, is an Act of the United States Congress which repealed the Glass-Steagall Act, and created opportunity for more competition among banks, securities companies and insurance companies.The GLB Act applies to financial institutions and governs disclosure of Customers' personal and financial information.  Along with the requirement to provide an initial and annual notice of its privacy policy, the GLB Act also

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requires financial institutions to provide Customers with an opportunity to opt out of having  non-public, personal information shared with nonaffiliated third parties, except as allowed or required by law.
3.2.2.	Impact on Retailer
Bank is required to provide a copy of Bank's Privacy Statement to Accountholders periodically.  Bank will also require a copy of Bank's Privacy Statement to be mailed within some Account reissue packages or other marketing packages. If the Customer has any questions regarding Bank's Privacy Statement, direct him/her to contact Customer Service.
3.2.2.1.	Re-Use Restrictions
If Retailer receives Accountholder information from Bank, including all reports, and top 100 lists, such information cannot be disclosed to any third parties without Bank's prior written consent.  Such information may be used by Retailer only in connection with maintaining and servicing the proprietary Accounts and for marketing Retailer's Goods and/or Services to the Accountholders, in accordance with applicable law.
3.2.2.2.	System Access
Retailer's access is limited to Retailer's Customer information, specifically for providing service to the Accountholder's Account.  Any other use is strictly prohibited.  Retailer shall protect the security and confidentiality of such information and shall limit access to such information to those associates with a business need to access such information.
Note: To ensure Retailer is aware of Bank's Privacy Statement, Retailer is required to acknowledge receipt of Bank's Privacy Statement once per year.
3.3.	USA PATRIOT Act (USAPA)
3.3.1.	Purpose
The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) requires all financial institutions to implement and administer a written Customer Identification Program (CIP).  This requires Bank to obtain, verify and retain certain information about each applicant.  To comply with the USA PATRIOT Act, Bank is required to provide notice of these activities to the applicant in a manner reasonably designed to ensure that a Customer is able to view the notice, or is otherwise given notice before opening an Account, Bank may post a notice on its website, include the notice on its Application, or provide any other reasonable form of written or oral notice. The Retailer Associate may have these as wrap stand/register signage.

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3.3.2.	Impact on Retailer
All collateral that involves or mentions the Program in any way must be reviewed and approved by Bank Compliance to ensure the appropriate disclosures and key terms are in place.
The USA PATRIOT Act impacts the process of obtaining a new Account by requiring the following information from all applicants before an Account can be opened:
US Persons
•	Name
•	Date of Birth
•	A Social Security Number or Taxpayer Identification Number
•	Physical Address (residential or business street address) or for an individual who does not have a residential or street address:
o	An Army Post Office (APO) or Fleet Post Office (FPO) box number; or
o	The residential or business street address of next of kin or another contact individual
Non-US Persons
•	Name
•	Date of Birth
•	Physical Address or Civic Address
•	One or more of the following:
o	A US Taxpayer Identification Number/Social Insurance Number
o	Passport Number and country of issuance
o
Alien Identification Number and country of issuance of any other unexpired government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard that has been approved by management as an acceptable form of alternate identification.

3.4.	Fair Credit Reporting Act (FCRA)
3.4.1.	Purpose
The Fair Credit Reporting Act (FCRA) as amended by the Fair and Accurate Credit Transactions Act (FACT ACT) is a United States federal law that regulates the collection, dissemination and use of consumer credit information.
The FACT Act of 2003 is a United States federal law that amended the FCRA Act and created various provisions directed at the growing problem of identity

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theft. Among other things, the provisions require financial institutions and creditors to develop and implement a program for identity theft prevention ("Red Flags Program"). The Red Flags Program must be designed to detect, prevent and mitigate identity theft in connection with opening and servicing accounts.

The Act places special requirements on issuers of credit card accounts to assess the validity of a change of address if notification is received of a change of address for a consumer's account and, within a short period of time afterward, a request is received for an additional or replacement card for the same account. Additionally, procedures must be established to reasonably identify a consumer when the address provided by the consumer does not match information maintained by a nationwide consumer reporting agency.
3.4.2.	Impact on Retailer
Bank will ensure processes are in place to comply with this legislation and may periodically request information from Retailer to ensure compliance.
There are various provisions that impact the Program, including those provisions that place limitations on the recording of and/or use of personal identifying information, such as Social Security Numbers.  Consistent with the Red Flags rules and as required by the Bank's Red Flags Program, the Operating Procedures contain directions and guidance for data capture and information verification. When procedures indicate to request a valid government issued photo ID, the Retail Associate may be asked for information on the ID and/or to document certain information on the sales receipt (unless restricted by law). In addition, system enhancements and other processes are in place for verification of identity and validation of address variation.
Note: The FACT Act prohibits Retailers from printing the entire account number or the credit account/card expiration date on any sales receipt provided to the Accountholder.
Bank will periodically assess the effectiveness of its Red Flags Program and make changes as necessary to address the potential risks associated with identity theft.
3.5.	Equal Credit Opportunity Act (ECOA)
3.5.1.	Purpose
The Equal Credit Opportunity Act (ECOA) is a United States federal law, enacted in 1974, that makes it unlawful for any creditor to discriminate against any applicant, with respect to any aspect of a credit transaction, on the basis of race, color, religion, national origin, sex, marital status, or age (provided the applicant has the capacity to contract); to the fact that all or part of the applicant's income derives from a public assistance program; or to the fact that

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the applicant has in good faith exercised any right under the Consumer Credit Protection Act.
3.5.2.	Impact on Retailer
Bank may periodically request information from Retailer related to compliance.  Retailer must ensure that no such discrimination is taking place as part of the solicitation for credit or otherwise in connection with any credit transaction.
3.6.	Office of Foreign Assets Control (OFAC)
3.6.1.	Purpose
The Office of Foreign Assets Control (OFAC) is an agency of the United States Department of the Treasury under the auspices of the Under Secretary of the Treasury for Terrorism and Financial Intelligence. OFAC administers and enforces economic and trade sanctions based on US foreign policy and national security goals against targeted foreign states, organizations and individuals.
3.6.2.	Impact on Retailer
Bank may request information from Retailer related to compliance.
3.7.	Unlawful Internet Gambling Enforcement Act
3.7.1.	Purpose
The Unlawful Internet Gambling Enforcement Act of 2006 (UIGEA) generally prohibits the transfer of funds from a financial institution to an Internet gambling site.
3.7.2.	Impact on Retailer
Bank reserves the right not to honor certain transactions, which may include, without limitation, transactions related to gambling, ATM usage at casinos, and any illegal activities.  In addition, Bank may periodically request information from Retailer related to compliance.
3.8.	Controlling the Assault on Non-Solicited Pornography and Marketing Act (CAN SPAM)
3.8.1.	Purpose
The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM Act) establishes the United States' first national standards for the sending of commercial e-mail and requires the Federal Trade Commission (FTC) to enforce its provisions. CAN-SPAM defines a "commercial electronic mail message" as "any electronic mail message, the primary purpose of which is

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the commercial advertisement or promotion of a commercial product or service (including content on an Internet website operated for a commercial purpose)." It exempts "transactional or relationship messages."
3.8.2.	Impact on Retailer
Bank may periodically request information from Retailer related to compliance.
In addition, all emails that involve or mention the Program in any way must be reviewed and approved by Bank Privacy and Bank Compliance to ensure the appropriate disclosures and key terms are in place.
Sign off is required on CAN-SPAM checklists and will be initiated by the Account Team.
4.	Location Setup/Move/Closure
The Account Team must be notified ten (10) Business Days prior to (a) the opening of a new Location, (b) the move from an existing Location, and (c) the closing of a Location.
Note:   If the Location requires the establishment of additional functionality, contact the Account Team for specifications and timing. Several departments within Bank require advance notice to set up or close a Location.  The Account Team is responsible for communicating the Location set-up, move or closure.
Send the following information to the Account Team:
•	Location name and number
•	Location address
•	Location phone/fax/modem numbers
•	Region/District
•	Merchant Number
•	Date Location commences/stops doing business
•	Location Manager's name or other contact (optional)
•	If Applicable, Merchant Category Codes (used for Universal PLCC only) and Location CID (a number assigned by acquirer for processing purposes) (See Section 5.1, Account Issuance)
4.1.	ANI Call Routing/Blocking Information
In order to reduce fraud, Alliance Data utilizes ANI Routing/Blocking.  ANI Routing/Blocking is designed to block, or route where appropriate, non-authorized parties from completing calls to Store Services.
ANI Call Routing/Blocking works by loading all Retailers' outgoing numbers (i.e., fax, modem and all voice lines) to a table.  If a number is not listed in that table, it is

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blocked from the respective department, or routed to the appropriate department.  The blocked calls receive a recording similar to "You are not authorized to dial this number, please contact your operations team for assistance."
4.1.1.	Submitting Table Changes
Use the "Alliance Data ANI Update Request" document for all changes to the Routing/Blocking tables (see the Account Team for this document).
4.1.2.	Resolving Issues
1.	The first step is to report the problem by calling Alliance Data Help Desk at 1-800-378-1255. Please have the following readily available when making the call:
a.	The number of Locations presently affected
b.	ALL phone numbers associated with each Location experiencing problems
2.	Stay on the phone with Alliance Data while problem is verified. If updates are made to the tables, it is acceptable to stay on the line while the affected Location is tested.
a.	If the Location test passes, issue resolved
b.	If the Location test fails, contact Alliance Data
c.	Alliance Data will either attempt the update again or escalate to determine the cause of the problem
3.	If the issue remains unresolved contact the Account Team to report the issue.
5.	Account Applications
Note: Any time a Temporary Credit Card is referenced in this document relative to an Account Number printed on the Charge (Sales) Draft/Credit Slip/Charge Slip, Co-brand medium is described as receipt paper.  Contact the Account Team for additional Master Card®, Visa®, Discover® regulations.
5.1.	Account Issuance
Bank issues one (1) of three (3) types of Accounts to all approved Applicants:
•	A private label Credit Account is issued where there is no expiration date.
•	A Co-brand Account, where a Credit Card is issued with an expiration date and contains an association bug/hologram (MasterCard®, Visa®, Discover®).
•	Universal Private Label Account (UPLCC) – a private label Account issued with the association logo on the back of the card, and has limited use.

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Note:   For all Accounts, except cardless Retailers where applicable, Bank will mail the Credit Card to the Accountholder's billing address within approximately ten (10) Business Days upon approval of the Account.
5.2.	Applicant Eligibility
All legal residents of the United States (and Canada for programs approved by Bank) who are 18 years of age or older are eligible to apply for an Account.  Canadian Customers may apply at- Location only.
Customers wishing to apply for an Account must provide the following items and pieces of information:
•	Valid Photo ID (for at Location Applications only)
o
A Valid Photo ID is defined as a Driver's License, Government-issued State/Federal/Military ID or Passport that contains a photo of the Applicant and has not expired.  Student and work IDs are not acceptable.

•	Valid Reference Credit Card
o
All major credit cards (Visa®, MasterCard®, American Express®, Discover®, etc.) as well as debit cards with the Visa® or MasterCard® logo and other retail or department store cards (Dillards, GAP, Home Depot, JC Penney, Macys, Nordstrom, etc.) may be used as a Reference Credit Card.

o	If a Valid Reference Credit Card is unavailable, Retailer Associate should follow the processing procedures for Instant Credit as outlined in Section 5.4.2.
•	Name
•	Social Security Number/Social Insurance Number/US Tax Payer ID
•	Date of birth
•	Physical street Address/Civic Address
o	Customers must have a valid Physical Street Address, Rural Route Address or Civic Address. Post Office Boxes may not be used for Application processing.
•	Phone number
•	Income/Asset information, if requested

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5.3.	Application Disclosures
5.3.1.	Pre-Disclosures
Customer must review the Application Pre-Disclosures before applying for an Account.  This information may be printed on at Location signage, on the Application, and may also be provided on the back of the Quick Credit Application Pad (if applicable) which Customer completes to begin the application process.  This information is also provided electronically for Customers applying via the Internet or hand-held devices.  For Phone/Catalog Customers, the disclosure can be printed in each Catalog or read to Customers when a purchase is made over the phone.
5.3.2.	Credit Card Agreement/Credit Agreement (CCA)
Customer must receive a copy of the CCA upon approval of an Account and prior to the first purchase on the Account.  The CCA contains the terms and conditions that govern the Account. It also contains a separate section that discloses Bank's Privacy Statement, which summarizes Bank's personal information collection and disclosure practices, as well as opt-out procedures.  If Customer requests to opt out, refer Customer to the number listed in Bank's Privacy Statement. The number is also listed in the Telephone Reference Chart provided by the Account Team.
5.3.3.	Delayed Privacy Statement Consent
Note:   Pertains to phone Applications only.
Accounts opened via Retailer Call Center must receive the Delayed Privacy Statement Consent.  See below for sample scripting.
"Congratulations, you have been approved for an Account with a credit line of $XXX. I can place this order on your new Account. Do you agree to receive Bank's Privacy Statement by mail with your new credit card? May I open your Account?"
5.3.4.	Point of Sale (POS) Compliance
Customers requesting to receive "information" on the Program or showing interest in applying for an Account must be provided a copy of the Temporary Credit Card (if applicable), the CCA, which includes Bank's Privacy Statement, and an Application so that all appropriate disclosures may be reviewed prior to the Application process.  The Application and CCA are often printed together as one piece.
Customers requesting information regarding a Promotional Credit Plan must be provided the Promotional Credit Plan disclosures before a purchase is made, regardless of whether that Customer is an existing Accountholder or a potential new Cardholder.  For requests at Location, the disclosures must be provided in

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the form of a Buckslip, printed on the invoice or other collateral piece that is handed to the Customer before a purchase is made.  If the disclosures are printed on the CCA, that document must be handed to the individual.  For Phone/Catalog Customers, the disclosure must be printed in each catalog and read to Customers when a purchase is made on a Promotional Credit Plan over the phone.  On the web, the disclosures should be provided when the Customer is checking out with a purchase on a Promotional Credit Plan. Disclosures can be available through a link or pop up in conjunction with selecting the plan or through a footnote on the bottom of the page.

In addition, all Program collateral should be checked weekly to ensure it is displayed properly at the POS and to ensure it is dated within the last twelve (12) months. If the collateral is twelve (12) months old or greater, follow established procedures for ordering updated stock.  In addition to this, the CARD Act requires that the interest rate on the disclosure be accurate within ninety (90) days.  This means that if the Prime Rate changes, causing an Account's variable interest rate to change, the collateral must be reprinted and in place within ninety (90) days.
Note: Outdated Program collateral may result in Retailer losing the ability to process Applications.  Refer to Section 11.4. Program Collateral for procedures related to Program collateral.
5.4.	Application Processing

Note: This is a comprehensive description of Application Processes and not all sections are applicable to all Retailers.

•	The application process varies and procedures set forth for POS App Devices should be followed. Please refer to Retailer's Procedures.
•
All Applications must be returned to the Customer unless Customer is enrolling in Account Assure. Applications where the Customer is enrolling in Account Assure must be retained in a secure manner and mailed to Bank.

•
If a Retailer Associate believes one of the fraudulent situations listed below has occurred, then the Application should be processed as an Instant Credit – Do Not Use Quick Credit. If the Application has already been processed and the Retailer Associate noticed or witnessed unusual activity, the Retailer Associate should immediately contact Store Services and notify them of the recent perceived fraudulent activity. Once Store Services has been notified, the Application status will be updated and routed to Fraud for further investigation.

1.	An Application could be fraudulent

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2.	The Photo ID looks altered, mutilated or taped together
3.	The photo or physical description on the identification does not match the appearance of the Applicant presenting the identification
5.4.1.	Quick Credit
Quick Credit is one method of applying for an Account.  During Quick Credit, Retailer Associate processes Customer Application via a POS App Device. This Application process allows Customer to apply for an Account at the Retailer without completing a full written Application.
5.4.2.	Instant Credit by Telephone
Instant Credit utilizes the telephone to process Customer Applications for credit.  Retailer Associate must call Store Services and verbally give Customer's Application information to a Store Services representative.
This method should be used when any of the following scenarios exist:
•	A system error is generated during Quick Credit processing
•	The Reference Credit Card magnetic stripe is unreadable or a Reference Credit Card is unavailable
•	Processing a Student Application
•	Processing an Application from a non-US territory
5.4.3.	Instant Credit Processing for Catalog
If Customers call the Retailer's Call Center and request to process an Instant Credit Application, Retailer Associates should follow all prompts on the order entry screen or utilize the Retailer's current method as trained to complete the process.
5.4.3.1.	Instant Credit Processing Via Web
Retailer website may offer the ability to apply for an Account by following all online prompts to complete the Application.
5.4.4.	Mail-in Applications
Customers may elect to apply via mail.  Customer is able to complete a written Application and mail it to Bank's Credit Center using the self-addressed, postage-paid Mail-In Application form.
5.4.5.	Online Applications
Customers may elect to apply via the Internet.  Customer is able to complete an Application online 24 hours a day via the Account/Credit Card (as applicable) link on Retailer's website.

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5.4.6.	Universal Web Station (UWS)
The proprietary Internet-based platform of Bank's Affiliate which Bank shall ensure is available for processing Application for a Credit Account.
5.4.7.	Emerging Technologies
Emerging Technologies includes, but is not limited to, Virtual Wallet, Mobile, I-Touch, Driver's License Capture, etc. As and when applicable, Operating Procedures will be developed.
5.4.8.	Joint Applications
If applicable, and subject to the provisions of the Program Agreement with regard to a Joint Account, Retailer shall follow this procedure with respect to a Joint Account Application.  A Joint Credit Account is issued to two or more Customers with all parties mutually responsible for the Account.
5.4.9.	Sub-account Applications
If applicable, and subject to the provisions of the Program Agreement with regard to Sub-accounts, Retailer shall follow this procedure with respect to a Sub-account Application.  This Credit functionality is for Customers who request to designate a portion of their credit limit be set aside for their children to manage their own spending.  The parent retains full responsibility for the Account.
5.4.10.	Student Applications
If applicable, and subject to the provisions of the Program Agreement with regard to a "Student Program" or "Student Account Program," Retailer shall follow this procedure with respect to a Student Application.  Student Applications must be processed at the POS and Customer must present Valid Photo ID, Reference Credit Card, and student photo ID.  Retailer Associate should follow Instant Credit guidelines as set forth in Retailer Store Procedures making certain to note Student Application.
5.4.11.	Retailer Associate Applications
A Retailer Associate is permitted to apply for an Account in her own name.  A Retailer Associate must have a manager or supervisor process the Application, as Retailer Associate is not permitted to process her own Application.  The Application will be processed in accordance with Bank's standard credit granting procedures.  Retailer Associate will be notified of Bank's decision by the standard method.

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5.4.12.	IVR Quick Credit
Interactive Voice Response (IVR) Quick Credit is an automated Application method that utilizes an Interactive Voice Response system to process Applications via the telephone.  During IVR Quick Credit, Retailer Associate must key in all numeric information related to the Application via the telephone keypad.  In some instances the Retailer Associate will be transferred to a Store Services representative to complete the Application.
5.4.13.	Pre-Approved Offers of Credit
Bank may periodically select potential Customers to receive pre-approved account offers.  These offers may be presented via an offer letter in the mail, via the Internet, via e-mail, over the phone, via catalog, or at the POS.
For pre-approved account offers, Customer may call a special toll-free number, go to a special website, or bring the offer letter into a Retailer's Location to accept the offer.   The offer will contain the Customer's Name and Offer Reference Number, which will be used to process the offer. Customer could also accept the phone offer via a Retailer Associate. For pre-approved account offers received via the Internet, Customer must accept the offer before it can be processed by the Retailer Associate at the POS.
Note:   If the Customer changes any information on which the pre-approval offer was based, there could be a delay in processing based on what information was changed and the Customer may not receive a new Account Number at the POS.
6.	Credit Transactions
Note:   Any time a Temporary Credit Card is referenced in this document relative to an Account Number printed on the Charge (Sales) Draft/Credit Slip/Charge Slip, the medium for Co-brand is described as receipt paper.  Contact the Account Team for additional Master Card®, Visa®, Discover® regulations.
Note: This is a comprehensive description of Credit Transaction Processes and not all sections are applicable to all Retailers.
6.1.	Account Purchases
The Account can be used as payment for Goods and/or Services by the Accountholder or Authorized Buyer on the Account.
If a person other than the Accountholder is attempting to pay for Goods and/or Services with a Credit Card, call Store Services to confirm the person is an Authorized Buyer on the Account.

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6.1.1.	Accepting Temporary Credit Cards
The Temporary Credit Card can be used for multiple purchases up to and including the Credit Limit.  Advise the Customer to destroy the Temporary Credit Card once her new Credit Card is received in the mail.
When a Customer presents a Temporary Credit Card for payment, Retailer Associate must follow the procedures below:
1.	Request a Valid Photo ID from the Customer.
2.
Verify name on the Temporary Credit Card matches the name and signature on the Customer's Valid Photo ID.  If a match is not found, ask if Customer is an Authorized Buyer. (See Section 6.1.3, Authorized Buyers.)  If Customer is not an Authorized Buyer, Retailer Associate cannot accept the Temporary Credit Card for payment.  Customer must be the primary Accountholder or Authorized Buyer. If no signature is on the Temporary Credit Card, validate a Photo ID and call Store Services to confirm that the Temporary Credit Card matches the Accountholder.

3.
Process the transaction and enter the Account number, or scan barcode.  Write the type of Valid Photo ID checked and the Accountholder's state of residence and zip code, as allowed by law, or, if state and zip code are impermissible, Driver's License/state ID number, on the Retailer copy of the Charge (Sales) Draft/Credit Slip/Charge Slip.

6.1.2.	Account Number Lookup at POS
(i)	6.1.2.1. Account Number Lookup - IVR
To obtain an Accountholder's Account Number, follow the steps outlined below and follow the voice prompts:
1.	Request Valid Photo ID from the Customer
2.	Call the Store Services Authorization Number to be connected to the IVR system
3.	Refer to Section 13 IVR System Overview for a snapshot of what information is requested when accessing the IVR to look up an Accountholder's and/or Authorized Buyer's Account Number.
4.	If the individual states that she is an Authorized Buyer, confirm by speaking to a Store Services representative.
5.
Note the following pieces of information on the Charge (Sales) Draft/Credit Slip/Charge Slip, as permitted by law (state law may dictate the types of personal information that may be collected and recorded in conjunction with these types of transactions):

a.	Accountholder's/Authorized Buyer's Name

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b.	Type of Photo ID checked
c.	If permissible, obtain Accountholder's state/zip or Driver's License/state ID number.
d.	Customer's/Authorized Buyer's legible Signature on Charge (Sales) Draft/Credit Slip/Charge Slip
(ii)	6.1.2.2. Quick Account Look Up - Register
To obtain an Accountholder's Account Number at the register, follow the prompts to enter  Accountholder information as with the IVR.  The same identifying information, as well as other Accountholder information as applicable, will be printed on the Charge (Sales) Draft/Credit Slip/Charge Slip.
6.1.3.	Authorized Buyers/Customer Shopping Without a Credit Card
For those Accounts that have a corresponding Credit Card in the primary Accountholder's name only, the Accounts allow for purchases to be made by an Authorized Buyer on the Account and allow Accountholders to shop without her Credit Card.  If someone other than the Accountholder attempts to use the Credit Card or the Accountholder is shopping without her Credit Card, follow these procedures:
1.	Request Valid Photo ID from the Customer
2.	Call the Store Services Authorization Number to be connected to the IVR system
3.	Refer to Section 13 IVR System Overview for a snapshot of what information is requested when accessing the IVR to look up an Accountholder's and/or Authorized Buyer's Account Number.
4.	If the individual states that she is an Authorized Buyer, confirm by speaking to a Store Services representative.
5.
Note the following pieces of information on the Charge (Sales) Draft/Credit Slip/Charge Slip, as permitted by law (state law may dictate the types of personal information that may be collected and recorded in conjunction with these types of transactions):

a.	Accountholder's/Authorized Buyer's Name
b.	Type of Photo ID checked
c.	If permissible, obtain Accountholder's state/zip or Driver's License/state ID number
d.	Customer's/Authorized Buyer's legible Signature on Charge (Sales) Draft/Credit Slip/Charge Slip

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6.1.4.	Promotional Credit Plan Disclosures
All Retailers are required to advertise and disclose Promotional Credit Plans in a specific way.  If the Retailer chooses to advertise using phrases such as "Promotional Financing Available," the advertisement must include the following disclosure:  "See store associate for promotional offer details."
Note: See definition of "Promotional Credit Plan" in Section 2 Definitions.
6.1.4.1.	Advertising Requirements
•
Advertise using the phrase "No Interest," "No Finance Charges," "Same as Cash," or similar phrases: the advertisement must read as follows: "No Interest if paid in full <by date> or within X months/years>."  Sentence must be in a single font size, 8-point minimum and depend on the ratio and size of the signage.

•	Requirement applies to all advertising, including print ads, signage, web ads, emails, social marketing, etc. Asterisks and/or link to a footnote or pop-up are not sufficient.
•
POS Disclosure Requirements: If a Customer is placing a purchase on a Promotional Credit Plan, the Promotional Credit Plan disclosure must be provided with the following sentence included at the front of the disclosure: "No Interest if paid in full < by <date> or within X months/years>."

o
At Location: The disclosures must be provided to the Customer in the form of a Buckslip, printed on the invoice or other collateral piece that is handed to the Customer before finalizing the purchase.  If the disclosures are printed on the CCA, that document must be handed to each Customer prior to making a purchase on a promotional plan, not just to new Customers.

o	Phone/Catalog: The disclosure can be printed in each catalog or read to Customers when a purchase is made on a promotional plan over the phone.

o
Web: On the web, the disclosure should be provided when the Customer is checking out with a purchase on a Promotional Credit Plan. It can be available through a link or pop up in conjunction with selecting the promotional plan or through a footnote to the bottom of the page.

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6.2.	At Location Payments
Note:   This section is applicable if Retailer is permitted under the Program Agreement to accept at Location payments and chooses to do so.  It is not applicable to Co-brand Accounts.
Follow Retailers established procedures to process payments made at Location.  Gift/Loyalty Certificates/Coupons will not be accepted as a Form of Payment.
6.3.	Returns & Charge Credits
Accountholder may receive a credit to the Account if merchandise is returned that was originally purchased with the same Account and the original receipt is provided.  If a Customer does not have the original receipt, follow normal Retailer procedures to process the return.
Note:   Returns do not show as payment to an Account.  The Accountholder will be held responsible for any payment due on the Account.
6.4.	Credit Card or Temporary Card Left at Location
When Accountholder leaves a Credit Card or Temporary Credit Card at Location, Retailer Associate should call the Store Services Authorization Number to notify Bank that Accountholder has left the Credit Card at the Location.  The Store Services representative will ensure the card is no longer valid and will advise Retailer Associate to destroy the Credit Card.
For Co-branded cards, follow the association merchant rules for handling these cards.
6.5.	Escalation Procedures at Location
Bank recognizes that Retailer Associates must deal with Customers on a daily basis and understands that there may be situations that require special handling.  If there is a question regarding how a situation is being handled, e.g., pending Applications, authorization problems, etc., Retailer Associate should bring it to the attention of management.  Management can contact Store Services to discuss.  This does not mean that the special handling will result in every Application and every sale being approved.
7.	Credit Authorization
An Authorization Number must be obtained on every Account purchase prior to giving or delivering Goods and/or Services to the Customer.  If a purchase is not authorized at the time of the sale, the purchase amount is subject to Chargeback.
Once Authorization is received, the Credit Card (if applicable) must not be returned to Customer until Customer signs the Charge (Sales) Draft/Credit Slip/Charge Slip or Signature Capture Device and Retailer Associate validates the signature with the signature on the back of the Credit Card.

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7.1.	Store Services Authorization
An Interactive Voice Response (IVR) system is provided to assist Retailer Associates with Account inquiries and authorizations.  When the Retailer Associate is connected to the IVR system, the following services may be performed.
•	Obtain Accountholder Account Number
•	Request Accountholder's available credit at the time of purchase
•	Verify or add an Authorized Buyer on an Account
•	Complete a Transaction if a "Call Center" message is received at the POS
•	Obtain Voice Authorization for Account purchases
7.1.1.	Interactive Voice Response (IVR)
To access the IVR, dial the Store Services Authorization Number and follow the voice prompts.  A snapshot is provided in Section 13 IVR System Overview.
Retailer Associate may be prompted for the following information:
•	Customer's Valid Photo ID
•	Customer's Social Security Number/Social Insurance Number/US Tax Payer ID
•	Customer's first and last name
•	Customer's current zip code
•	Customer's Account Number
•	Location Number
•	Retailer Associate ID
•	Purchase amount (for authorizations)
When using the IVR to look up an Accountholder's Account Number, it is critical to follow the prompts. Ensure accurate and up-to-date information is being entered and validated when asked by the IVR.  Failure to comply with this detail could result in an incorrect Account Number being given and a Chargeback to the Retailer's Location.
Some situations may require either the Retailer Associate or the Accountholder to speak with a Store Services representative. Verify the Accountholder's Valid Photo ID prior to calling Store Services.
7.1.2.	Authorization Responses
After a Credit Card has been tendered as a form of payment, Account data will be transmitted to Bank for authorization.  If approved, an Authorization Number

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will be transmitted back to the register.  If a charge is not approved, a "Call Center" or "Credit Decline," message will be transmitted back to the register.
7.1.2.1.	"Call Center" Message
If a message is transmitted to the register, the Store Services Authorization Number must be called to obtain a Voice Authorization.
If an Authorization Number is received, enter the Authorization Number manually in the register to continue processing transaction.
7.1.2.2.	"Credit Decline" Message
If an Authorization is declined, there are two options:
Retender the Transaction
Politely explain that Bank is unable to approve the sale at this time and ask for another form of payment.
Void the Transaction
If the Customer cannot provide another form of payment, void the transaction.
Note:  Retailer Associates are not authorized to override a Credit Decline.
7.1.3.	Account Error Messages
If an Account Number is entered incorrectly or if a Credit Card's magnetic strip (if applicable) is damaged and does not transmit all of the required information, the register screen will display an error message to identify the problem.
Note:  Attempt to re-swipe the Credit Card.  If an error message is received again, press the appropriate key and manually enter the Account Number. (See Section 7.1 Store Services Authorization)

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8.	Customer Service
The Customer Service Department is available for Accountholders to inquire about Accounts.  A Sales and Service Representative is available as stated in the Program Agreement. The Customer Service telephone number is for Accountholders only.  Retailer Associates should call the Store Services Authorization Number for any Customer Service related issue when an Accountholder is present at the Location.
Note:  At no time during a call with Customer Service will the Account Number be provided over the phone from a Sales and Service representative to Customer.
8.1.	General Account Inquiries
All inquiries from Accountholders concerning her Account should be directed to Customer Service.  Retailer Associate should provide Accountholder with the Customer Service telephone number.
Customer Service provides the following general services for Accountholders:
•	Account balance information
•	Purchase and payment inquiries
•	Change of address
•	Adding or removing authorized buyers
•	Ordering a replacement Credit Card (if applicable)
Note:  Disclosing Account information by anyone other than a Sales and Service Representative puts both the Accountholder and the Retailer at risk.
8.2.	Charge Disputes
If Accountholder questions or disputes a charge on her Account and this dispute cannot be resolved through Retailer policy, Retailer Associate should advise the Accountholder to contact Customer Service immediately and/or refer Accountholder to the directions for disputing a charge printed on the back of the monthly Billing Statement and in the CCA.
8.3.	Credit Balances
Accounts may occasionally have Credit Balances that generate a Credit Balance message on the Billing Statement.
A check will be systemically issued to Accountholders who carry a Credit Balance for two (2) consecutive Billing Cycles. Accountholders who want the check sent sooner may call or write to Customer Service to request a Credit Balance refund check.

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8.4.	Deceased Customers
If an Accountholder dies, the surviving spouse, relative, executor, or attorney must call Customer Service to notify Bank of Accountholder's death, or mail a copy of the death certificate to Bank at the address shown on the monthly Billing Statement.
8.5.	Lost/Stolen Credit Cards
Accountholders who have been issued Credit Cards are required to report lost or stolen Credit Cards.  If Accountholder is at the Location, Retailer Associate should call the Store Services Authorization Number.  If Accountholder wishes to call from elsewhere, the call must be to Customer Service.
8.6.	Closed Accounts
Once an Account has been closed, the Account is permanently closed.  If a Customer expresses interest in an Account, the process to open a new Account will be followed.
9.	Accounting Procedures
9.1.	Settlement
Bank processes settlement files/transmissions on a daily basis 365 days per year. Retailer shall promptly transmit all Transaction Records after the transaction date without undue delay. With each file processed, Bank will supply a Settlement Packet.  This packet will contain information describing the settlement file processed, suspense transactions and/or Chargebacks.  If an example is needed, this can be obtained from the Account Team.
Retailer may use all the information within the reports and files provided solely in support of the Program with Bank and in accordance with the terms of the Program Agreement, and in compliance with applicable laws.  This information cannot be disclosed, transferred, sold, rented, or appended to any other information that is shared outside of Retailer's organization, i.e., leased departments or value added third party programs.
If there are any questions regarding the daily settlement process, please direct them to the Account Team listed in the Telephone Reference Chart provided by the Account Team.
9.1.1.	Settlement of Goods and/or Services Prior to Shipment (If Applicable)
Goods and/or Services cannot be submitted for settlement prior to shipment.  Any merchandise submitted for settlement prior to shipment is subject to immediate Chargeback.

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9.2.	Suspense Processing
Bank's monetary system has a number of checks that transactions must pass before posting to the appropriate Accounts.  If the transaction does not pass these checks, it is referred to as a Suspended Transaction.
Bank will deliver all supporting documentation relative to suspended sales and returns to the designated Retailer contact.  Bank will attempt to post the Suspended Transactions prior to charging them back.  In order to do so, the Authorization Number provided at the time the sale was processed must be supplied with the sale.
Upon receipt of this documentation, Retailer should review it, locate the correct information, and return the updated documentation so that the transactions can be posted to the correct Account.  Retailer has fifteen (15) Business Days (or such other time period provided for in the Program Agreement) to supply correct information before transactions will be deleted from suspense and charged back.  (Refer to Section 10. Chargeback Procedures)
9.3.	Returned Checks (If Applicable)
Note:   This section is applicable only if Retailer is permitted under the Program Agreement to accept at Location payments and chooses to do so, and does not apply to Co-brand Accounts.
Returned checks which were written for an at Location payment, must be keyed by way of either the POS system or through the corporate office.  This is accomplished by using the designated transaction code in order to have the adjustment made through the settlement file.
9.4.	Changing or Adding Promotional Credit Plans
The following procedure should be followed for all changes to Promotional Credit Plans, but in any event and at all times in conformance with what is permitted and provided for under the Program Agreement and the CCA (including but not limited to the Program Agreement requirement that any such plan must have been previously agreed to in writing by Bank). The Account Team will notify Retailer if there are any additional costs associated with adding, deleting or changing Promotional Credit Plans.
1.	At least sixty (60) days prior to the implementation date of a new Promotional Credit Plan, Retailer shall confirm all of the following information in writing to the Account Team.
 Note:   Not all information is required for all Retailers.
a.	The beginning date of the Promotional Credit Plan
b.	The end date of the Promotional Credit Plan (the last day purchases can be made on the particular plan)

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c.	A description of the Promotional Credit Plan that must be at least six (6) months in length. For example:
•	Waive Interest, Payment Required
•	Waive Interest, Equal Payment
•	Defer Interest, Payment Required
•	Defer Interest, Equal Payment
Please contact the Account Team for a complete list of Promotional Credit Plans available.
d.	The Promotional Credit Plan moves to a revolving credit plan and regular interest rates apply
e.	The rate of repay requires a minimum payment of at least 1%
f.	The interest rate, if the Promotional Credit Plan accrues interest
2.
Once the Promotional Credit Plan has been set up on Bank's system, Retailer will be provided with the Promotional Credit Plan Number that is to be assigned to these purchases, which are to be sent in the Daily Settlement file.  The Account Team must fill out the Promotional Credit Plan form to have the Promotional Credit Plan loaded.

Note:   There are required disclosures for each Promotional Credit Plan that is offered.  The new request and all related Promotional Credit Plan promotional materials (signage, Buckslips, collateral, etc.) must be reviewed by Compliance prior to deployment.  The Account Team will notify Retailer if there are any additional disclosures that Retailer must provide to the Accountholders.
10.	Chargeback Procedures
Note:  Applicable unless otherwise provided for in the Program Agreement.
10. 1 .	E mail & Information Exchange Procedures
Bank has implemented the use of encryption software, PGP, to send and receive sensitive communications via email. PGP secures email messages and file attachments and is available as a desktop application (PGP Desktop) and as a server-based secure email solution (PGP Universal).
If Retailer has PGP software, Retailer may exchange PGP public keys with Bank to receive encrypted emails. If Retailer does not use PGP, Retailer will still be able to communicate with Bank's secure email system. Alternative options include secure messages delivered directly to Retailer contacts' desktop or Retailer receiving messages via a secure website.  Retailer shall contact the Account Team to complete the setup.

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10.2.	Chargeback Investigation
Bank will initiate a fraud related Chargeback investigation after the Accountholder completes a Fraud Affidavit.  Bank will initiate a non-fraud related Chargeback investigation after any one of the following occurs:  (a) Bank receives a complaint or some other notice of a dispute from or about an Accountholder; and/or (b) Bank discovers or receives notice of information it believes to be the basis of a Chargeback or at least of a Chargeback investigation.  In either case, Bank will initiate the investigation by sending an email to the designated contact at Retailer, which email shall identify the documentation that Bank needs at that time to conduct the investigation.
10.3.	Chargeback Dispute Procedure
Any Chargeback keyed by Bank, which Retailer is disputing, should be handled in the following manner:
•	Retailer's review of the Chargeback is required fifteen (15) Business Days from settlement date, unless otherwise provided for in the Program Agreement.
•	Retailer disputes after fifteen (15) Business Days are not subject to review or reversal (or such other time period provided for in the Program Agreement).
•	Retailer will communicate with Bank to discuss the dispute resolution.
•
Bank and Retailer will use reasonable judgment in deciding whether or not a Chargeback reversal will be keyed. For example, if a Chargeback has been keyed, and the Accountholder has also received credit due to returning the Goods and/or Services, the Chargeback will be reversed.

•
Chargebacks will be reflected on the daily settlement file and will show as a specific line item.  The daily settlement package will include the report MSB076-R1 which provides information on each individual Chargeback.

No amendment or modification of the Operating Procedures shall be made (or interpreted as being made) for the purposes of amending, modifying, or superseding the Chargeback Terms unless such amendment or modification is in the form of a written document signed by both parties which expressly states that it is the affirmative intention of the parties to amend, modify, and/or supersede the Chargeback Terms or unless otherwise provided for in the Program Agreement.
Subject to applicable law, Bank shall have the right to demand immediate payment by Retailer of any purchase and Chargeback to Retailer (a) the unpaid balance related thereto, including principal, applicable sales tax, accrued and billed finance charges, and (b) any of such amounts written off by Bank relating to any such purchase as provided in the Chargeback Terms.  Furthermore, billed finance charges and late fees are subject to Chargeback in addition to the purchase amount in the event (a) an Account is opened fraudulently and Retailer does not take proper

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steps to verify the applicant or purchaser, or  (b) when necessitated by errors on the part of Retailer for incorrectly implementing Promotional Credit Plans.
Each party shall cooperate with the other in response to any investigation involving a possible Chargeback and/or response to an Accountholder dispute.  Bank will have a right to Chargeback a particular transaction amount if, after fifteen (15) Business Days (or such other time period provided for in the Program Agreement) from its original request of Retailer, Retailer has failed to provide any documentation requested by Bank.
Note:   Bank reserves final judgment on any Chargeback reversal decision.  Our goal is to ensure the Accountholder is billed correctly and given the best level of Accountholder service possible.
10.4.	Bank's Request for Documentation
Retailer is required to provide copies of Charge (Sales) Drafts/Credit Slip/Charge Slip or other applicable documentation, as requested by Bank, to determine payment details for disputed or fraudulent transactions.  Charge (Sales) Draft /Credit Slip/Charge Slip requests can be made by a Sales and Service Support associate or Fraud associate.  Charge (Sales) Draft/Credit Slip/Charge Slip, with signature and any additional required documentation, must be provided within fifteen (15) Business Days (or such other time period provided for in the Program Agreement) or the total amount of the original charge will be charged back to the Retailer.  Retailer must retain these documents for each transaction for a period of up to eighteen (18) months (unless otherwise provided for in the Program Agreement) from the later of (a) the transaction date or (b) the last day of the Promotional Credit Plan.
10.5.	Chargeback Terms
Bank reserves the right to chargeback for disputed or fraudulent transactions for up to 18 months (unless otherwise provided for in the Program Agreement). Section 10.5.1 and 10.5.2 list examples of non-fraud and fraud related transactions that apply to all at Location and catalog purchases unless otherwise noted.  Billed finance charges and late fees are subject to Chargeback in addition to the purchase amount (unless otherwise provided for in the Program Agreement).
Note: Operating Procedures will be developed as and when applicable for Emerging Technologies, i.e., Virtual Wallet, Mobile, I-Touch, Driver's License Capture, etc.
10.5.1.	Non-Fraud Related Chargebacks (think about changing non-fraud to disputed transactions or something)
Charges Not Authorized by Bank
No Authorization Number was provided and/or Bank did not grant authorization on subject transaction, but nonetheless, Retailer put through the transaction.

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Delayed Posting
New Accountholders are not charged for purchases until time that Bank determines will ensure Accountholder should have time to receive and review CCA and Bank's Privacy Statement. In the event that the Accountholder decides not to accept the new Account, Bank will close the Account (i.e., no further purchasing activity). Under this scenario, Retailer may request another type of tender.
If an Accountholder is unable or refuses to provide another tender type, Bank (a) has the right to Chargeback the amount financed, and (b) shall cooperate with any reasonable request by Retailer as to what to communicate to the Accountholder (e.g., tell the Accountholder to call Retailer or tell the Accountholder to return the Goods and/or Services to an address provided by Retailer.)
Failure to Supply
Retailer does not return Charge (Sales) Draft/Credit Slip/Charge Slip request as stated in Section 10.4, Bank's Request for Documentation. Chargeback adjustment will be made fifteen (15) Business Days from initial request unless otherwise provided in the Program Agreement.
Gift or Loyalty Certificates
Retailer accepts Gift or Loyalty Certificates as a valid form of payment.  The face value of the certificate will be charged back to Retailer.
Supporting documentation to include original certificate received from Accountholder.
Illegible Copy
Illegible or incorrect receipt or Charge (Sales) Draft/Credit Slip/Charge Slip is submitted (e.g., Account Number, etc.) and/or Bank mistakenly paid based on illegible/incorrect documents.
Incorrectly Posted Transaction
Return processed as a sale and/or improper credit for payment.
Goods and/or Services Related Claims
Retailer fails to resolve dispute in a reasonable period of time (and in no case more than thirty (30) Business Days from time of notification by Bank) that an Account amount is not paid when due and the Accountholder has stated in writing that the Accountholder's reason for such non-payment is an alleged (a) breach of warranty or representation by Retailer in connection with the sale of Goods and/or  Services by Retailer to Accountholder; and/or (b) a "Goods and/or Services Dispute;" and Bank directs Accountholder to the Retailer to resolve the complaint.
Retailer Associate fails to record credit promised to an Accountholder regarding Goods and/or Services from a prior purchase.
Multiple Transactions Processed
Accountholder charged (or credited) more than once because a sale or return was processed more than once.
Retailer Requested Refund
Retailer requests a credit to an Accountholder's Account.  For example, crediting late fees or billed finance charges at the Retailer's request.
Settlement of Goods Prior to Shipment

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Goods cannot be submitted for settlement prior to shipment.  Any Goods and/or Services submitted for settlement prior to shipment is subject to immediate Chargeback.
10.5.2.	Fraud Related Chargebacks
Bank is entitled to Chargeback a purchase to Retailer when a fraud claim arises from one or more of the circumstances listed below, but only those listed below.  Otherwise, Bank may not issue a Chargeback for fraud related purposes and, unless it has some other applicable Chargeback rights, shall bear any risk and/or cost associated with the matter.  Billed finance charges and late fees related to the subject purchase are also subject to any such Chargeback under this Section 10.5.2 (unless otherwise provided for in the Program Agreement).

Account Number on Web and Card Not Present
Retailer chooses to display the Accountholder's Account Number real time on the web upon approval of a new Account.  Any purchase within thirty (30) days regardless of sales channel is eligible for Chargeback.

Bill To/Ship To Address Inconsistency
Either (i) the Bill To and Ship To addresses are different (i.e., the Ship To address does not match exactly the Bill To address when submitted for verification through the Address Verification System), and/or (ii) the Bill To address varies from that which is on file with Bank.
Card Not Present
In the following circumstance, Retailer fails to follow the corresponding procedure:
If the Accountholder has been issued a Credit Card but the Credit Card is not presented, or a Temporary Card is presented, for an at Location transaction, the following information must be acquired from the government issued ID and documented on the Charge (Sales) Draft/Credit Slip/Charge Slip (in legible print):
•	State ID or Driver's License
o	Accountholder's name
o	Type of Valid Photo ID checked
o	Accountholder's state of residence and zip code OR, if state and zip code are impermissible, Driver's License/state ID number
o	Legible signature on Charge (Sales) Draft/Credit Slip/Charge Slip
•	All Other Government Issued IDs (examples: military, passport, VISA)
o	Accountholder's name
o	Type of ID checked (including branch if military)
o	Expiration date of ID
o	Legible signature on Charge (Sales) Draft/Credit Slip/Charge Slip

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Employee Fraud
A Retailer Associate perpetrates fraud or commits an uncorrected error.
Failure to Supply
Retailer does not return Charge (Sales) Draft/Credit Slip/Charge Slip request as stated in Section 10.4, Bank's Request for Documentation. Chargeback adjustment will be made in a manner not inconsistent with the Program Agreement.
Goods and/or Services Delivery
A purchase is made, and the Goods are delivered to the Accountholder's Bill To address, which is the address on file with Bank.  Someone else who lives (or represents themselves as living) at the address signs the delivery slip, other than the Accountholder or Authorized Buyer.
A purchase is made, and the Goods are picked up at the Retailer's Location and the signature on the pickup slip does not match to the Accountholder or Authorized Buyer.
A purchase is made, and the Goods delivered to the Accountholder's Bill To address, which is the address on file with Bank. The delivery carrier leaves the Goods without getting a signature.
Shipping Address is Changed
Goods are shipped to the billing address and the Ship To address is changed while the Goods are in route to the Accountholder.
Unauthorized Charge
If a dispute arises from Retailer's failure to properly identify a purchaser as the Accountholder, where such failure results in Goods and/or Services being given or shipped without the actual Accountholder's authorization.  This includes:
•	Instances where the signature on the Charge (Sales) Draft/Credit Slip/Charge Slip does not match the name printed on the front of the Credit Card or any buyers authorized by the primary Accountholder.
•	Instances where no signature is captured on the Charge (Sales) Draft/Credit Slip/Charge Slip.
•	Any other name and/or signature not authorized by either the primary Accountholder or Bank.
•	Accountholder is not present at the Location.

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11.	Account Marketing Procedures
Several options exist for Retailer to market directly to Accountholders.  These options may include any or all of the following:
•	Statement Messaging
•	Statement Graphics
•	Statement Inserts
•	E-mail Communications
•	On-Air Advertising
•	Website Advertising
•	Mobile Marketing
•	Direct Mail
•	Credit Card Packages
Retailer should contact the Account Team with questions or for additional details before implementing any of these marketing methods. All Credit Card-related marketing must be provided for Bank Compliance review and approval prior to printing.
11.1.	Promotional Statement Messages
Note: All promotional statement messages and graphics must be reviewed and approved by Bank Compliance Department prior to printing regardless of whether the Program/Account is referenced in the message/graphic.
Statement messaging allows for much flexibility in communicating with Retailer's Customers who are Accountholders.  Some of the features include:
•	Enhanced Statement Messages
•	Text Centering
•	Font Variations by Message Line
Contact the Account Team with questions related to statement messaging.
Mandatory messages (determined by Bank) take priority over any optional or promotional messages that are loaded for each billing cycle.  Listed below are the overall system guidelines for Mandatory vs. Optional Messages.
11.1.1.	Mandatory Messages
•	Will always be printed on the statement when included on the schedule, regardless of how many statement pages it takes to print them.
•	Are almost always assigned to print in the Additional Important Messages area of the Billing Statement, below the transaction descriptive billing items.

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•	Have priority over any optional message.
Legal disclosures or Collection messages are examples of two types of Mandatory Messages.
11.1.2.	Optional Messages
•
Are printed in the Additional Important Messages area of the Billing Statement, in the Triplet Boxes (if used) in the top portion of the Statement, the first and second page Coupon Area, which are 2 inches high.

•	Typically promotional messages.
•	System will not generate a second page if that is the sole reason for generating the page.
11.2.	Promotional Statement Inserts
Unless otherwise provided for in the Program Agreement, statement inserts may be used for Retailer specific promotions.  The entire Billing Statement package may not exceed 0.99 oz. in weight including the insert(s).  If the Billing Statement package exceeds 0.99 oz., Retailer may be required to pay the additional postage. All promotional statement inserts must be reviewed by Bank Compliance Department prior to printing regardless of whether there are references in the insert to the Program, Credit Cards and/or Accounts.
11.3.	Legal Disclosure Guidelines
Accountholders must be made aware that there are certain costs associated with using an Account.  To ensure compliance with applicable law, Bank Compliance must review any and all Program/Credit Card/Account related items prior to printing and distributing to the Accountholders.  This includes all marketing methods mentioned above in addition to all print, direct mail, e-mail, etc., pieces that are intended for the Accountholders.
11.4.	Program Collateral
11.4.1.	Outdated Program Collateral
Retailer should ensure that any and all outdated Program collateral is destroyed. Outdated Program collateral may include, but is not limited to any of the following that is twelve (12) months old or older:
•	Any Program collateral that is no longer being used, typically because new Program collateral has been provided due to verbiage changes that may be of a regulatory nature or changes in artwork
•	CCAs
•	Bank's Privacy Statement (Attached to the CCA)

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•	Temporary Credit Cards
•	Applications (Mail-In Applications and Quick Credit Application Pads)
•	Point of Sale (POS) Signage
•	Any other Program collateral designated as outdated
Destroy the outdated Program collateral by shredding.  If shredding is not available, render the documents unusable by tearing them apart. Contact the Account Team with questions.
11.4.2.	Reordering Program Collateral
In order to process Applications, Retailer must have Program collateral in stock. The legal language on the Applications must be reviewed and accepted prior to processing Application.  In addition, CCA/Privacy Statement must be disclosed to the Customer when the Account is approved and prior to the first transaction on the Account.
Weekly review of all Program collateral should be conducted at each Retailer's Location. If Retailer's Location begins to run low on any of the materials listed above, follow the normal procedures for ordering stock, similar to replenishing other supplies, such as credit slips, register tape, signage, etc.  Questions should be directed to the Account Team.
Retailer's Locations must use the following Program collateral in the course of processing Applications where applicable. Note these documents should be reprinted at least every twelve (12) months and must be approved by Bank.
•	CCA
•	Bank's Privacy Statement (Attached to the CCA)
•	Mail-in Applications
•	Quick Credit Application Pads
•	Buckslips
•	Temporary Cards
•	Remote Entry Envelopes
•	Alliance Data envelopes - for film processing Applications with Account Assure.
11.4.3.	Bank Collateral Audit Process
To ensure compliance with applicable laws, Bank has instituted a Point of Sale (POS) Compliance Program to audit Retailer. The objective of the program is to mitigate risk and vulnerability with regard to the collateral and disclosures provided to Customers both before the Application process and after an Account

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has been approved.  Bank (directly or through a servicer or subcontractor) will audit a percentage of Retailer's Locations participating in the Program. This provides a means to determine the proper use of Program collateral at the Location, and an opportunity for consultation with Retailer on how to best integrate the Program into Retailer's Location operations.  For more detailed information, please contact the Account Team.

12.	Test Accounts
Test Accounts are provided to Retailers when a certification of system changes is requested and performed.  Certifications can consist of either connectivity or functionality testing.
Test Accounts can be used only for the duration of the certification timeframe.  If plastics are produced and sent to the Retailer, the Retailer must return the plastics by the agreed upon method and by the agreed to return date.

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13.	IVR System Overview

See attached.

DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA
 Schedule 1.1(c) - 1

Schedule 1.3(e)
 Measurement Period Summary

		MP1	MP2	MP3	MP4	MP5	MP6	MP7	MP8	MP9	MP10
Measurement Period (MP)		August 1, 2012 through 12/31/12	2013	2014	2015	2016	2017	2018	2019	2020	1/1/2021 through 7/31/21
$/Account Mailed (OPEX) (Schedule 6.1)		$[****]	$[****]	$[****]	$[****]j	$[****]	$[****]	$[****]	$[****]	$[****]	$[****]
Paperless Statement Target (Schedule 6.1)		[****]	[****]	$[****]	$[****]	$[****]	$[****]	$[****]	$[****]	$[****]	[****]
Target Penetration Rate (Schedule 3.5(e))	[****]	[****]	[****]	[****]	[****]	$[****]	$[****]	$[****]	$[****]	$[****]	$[****]
Apps/Store Target Average (Schedule 3.5(e))	[****]	[****]	[****]	[****]	[****]	$[****]	$[****]	$[****]	$[****]	$[****]	$[****]

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1.3(e) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 2.3
Summary of Rates and Fees
(all subject to Applicable Law)
The parties shall use commercially reasonable efforts to implement the following Cardholder rates/fees/terms as soon as reasonably practicable following the Effective Date and thereafter changes to such Cardholder rates/fees/terms shall be subject to this Schedule 2.3 and Schedule 3.1.
CONDITIONS	CURRENT TERMS
Annual Percentage Rate (APR)	Prime + 21.74%
Penalty Rate	None
Grace Period	Not less than 25 days
Late Fee (based on outstanding balance)	Up to $35.00
NSF Fee	Up to $30.00
Minimum Finance Charge	$2.00 or an amount not to exceed that which is permitted under Applicable Law
Minimum Payment	Greater of 1/15th of outstanding balance or $25.00, roundest to the nearest $1.00 increment

1.  Individual Account-by-Account basis.  Bank may make a change to Rates and Fees and non-Rates and Fees provisions of the Credit Card Agreement at any time, and is not required to provide Stage written notice thereof.

2.  Portfolio-wide.  Either party may propose changes to the Credit Card Agreement, including fees and charges, at any time and such changes shall be reviewed and discussed by the Plan Committee prior to any change, subject to the escalation procedures set forth in Schedule 3.1.  Without limiting the foregoing, if the Annual Net Yield is less than [****] percent ([****]%), at either party's request, the parties shall discuss through the Plan Committee possible modifications to the Rates and Fees to address such decline, provided that Stage shall have no obligation to approve any such modifications.
3 Late Fee Waiver.  Upon request by the Cardholder, Bank will waive the otherwise applicable late fee one (1) time during any consecutive twelve (12) month period.  Stage shall not promote, and Bank shall not be obligated to promote, to Customers this commitment made by Bank to Stage.  In addition to the foregoing waiver, during the first two (2) months following the date Bank begins assessing late
Schedule 2.3 - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

fees on Cardholders whose payments are one (1) day late, at a Cardholder's request, Bank will waive the otherwise applicable late fee one time if the Cardholder payment was late but was received by 5 pm Central Standard Time on the day after such payment was due.
4.  In Store Payments.  Notwithstanding Section 3.12, Bank will not assess a late fee if a Cardholder makes an in-store payment on the due date of such payment, regardless of the time the in-store payment is received.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.3 - 2
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Schedule 2.4(b)
 Marketing Promotions

Stage may promote and advertise the Plan as set forth below.  All references to the Plan in marketing media such as television, radio, presidential letters, shall link the message to promoting or otherwise encouraging the use of the Credit Card.
Training of sales associates to ask Customers if the purchases can be charged to the Credit Card.
Employee Training and motivational supplies such as badges to be worn on the sales floor periodically (e.g., save 10% on today's purchase - Ask me how).
Targeting minimum number of applications per store (e.g., new Accounts by store goals).
POS and store signage announcing credit and/or inviting customer to apply for an Account and/or inclusion of Credit Card references as appropriate with TV, Print, Direct Mail or other advertising media.

Where phones are available at POS and Customer Service desk, add Bank's referral key. When Quick Credit referral occurs, store immediately contacts Bank.
Include store application goals in store managers' compensation plan.
Immediate call to Bank on all authorization referrals.
Employee incentives for per approved Account application, except for first Account opened monthly
Establish district and regional incentives for the respective managers – similar to store management criteria
Statement inserts and messaging promoting use of the card and link card to merchandise and the Plan.
Participate in periodic marketing review and planning meetings with Bank to agree on marketing plan and review status of current plan.
Offer a discount on initial new Account Purchases.
Subject to the terms of the Agreement, integrate the value proposition with the Plan.
Utilize Bank's modeling capabilities, including "Shopping Cycle", "One-time Buyer", "look/like model" and reactivation model.
Schedule 2.4(b) - 1
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Schedule 2.4(c)
Bank's Marketing Commitments

Except as expressly provided below, Bank shall implement at its own cost the following marketing related campaigns.  Except as specifically provided otherwise herein, the time frame for expenditure shall be decided by Bank, but with input from Stage.
1.  If requested by Stage, annual pre-screening names (but no less than once annually unless agreed by the parties) of non-Cardholders (obtained from a credit bureau) capped at one million (1 million) names that are approved for an offer based on Bank's credit criteria and risk management policies.  Duplicated names will be counted separately if obtained in separate batches. Note: Stage shall send (and bear the expense of sending) all pre-screen offers consistent with Applicable Law and Bank's rights under this Agreement. Note:  From time to time, the Plan Committee shall consider whether Bank should cease funding this effort on the basis that the net benefit is not sufficient to justify the continued effort and expense.
2.  Promote activation and usage of new Accounts (e.g., bounce back offers, reminder emails and letters, etc.) within ninety (90) days of an Account being opened. Note:  While Bank shall fully fund the promotion, Stage shall fully fund the benefit/discount that is promoted.  Furthermore, Stage shall use commercially reasonable efforts to capture email addresses and share those with Bank; provided such sharing is permitted by Applicable Law and the applicable privacy policy.  Such promotion shall occur via multiple communications and multiple channels and may continue for up to one hundred eighty (180) days following Account opening.
3.  Fund the redesign and reissuance of the Credit Card plastics for each brand name twice during the Term:  (i) first, within the twelve (12) month period beginning on the Effective Date, and (ii) second, during calendar year 2017, but in any case before November of 2017 or at such other time as agreed by the parties.  However, the Steele's brand shall not be included in the first such reissuance. Each such re-issuance shall include substantially all Cardholders that have made a Purchase using an Account during the eighteen (18) month period immediately prior to the re-issuance (excluding a control population of such Cardholders).  The Bank will also test re-issuance to Cardholders who have made a Purchase using an Account during the period between eighteen (18) and twenty-four (24) months immediately prior to the re-issuance.

Schedule 2.4(c) - 1
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Schedule 2.5
Non-Competition

The following provisions shall apply in the circumstances identified in this Schedule 2.5 notwithstanding the provisions set forth in Section 2.5 or elsewhere in this Agreement:

A.            General Exceptions to Exclusivity

Nothing shall prohibit, restrict or prevent Stage from (i) accepting any general purpose, non-Stage branded Competitive Credit Program (including American Express Card, MasterCard, Visa, or Discover); (ii) exercising its rights under Section 3.17 (New Business), this Schedule 2.5 (Non-Competition), Schedule 12.4 (Purchase of Accounts), and/or Schedule 3.19 (Secondary Provider Programs), including in each case the use of the Stage Marks in connection therewith; or (iii) subject to this Schedule 2.5, participating in promotions originated by the subject issuer or network related to a Competitive Credit Program.

B.            Specific Exception for Originating Accounts on the Web

If the Web Approval Rate falls below the applicable Web Approval Rate target during [****] or more calendar months during any consecutive [****] calendar month period, Stage can provide, participate in or own (whether or not branded with the Stage Marks and whether or not in substitution for the Bank's Web credit program) a Competitive Credit Program that involves originating new credit accounts through Stage's website(s), including via links to a third party credit issuer.  The Web Approval Rate target shall be [****] percent ([****]%) until such time as the percentage of total sales of Goods and/or Services initiated on Stage websites (not just under the Plan) is [****] percent ([****]%) of all sales of Goods and/or Services (not just under the Plan), after which time the Web Approval Rate target shall be [****] percent ([****]%). By way of clarification, Web Approval Rate calculations are separate from and in addition to the Application Approval Rate calculations conducted under Schedule 3.6.
C.            Limitations on Promotion of Acceptance New Competitive Credit Programs

1.            Subject to Stage's right to promote the Competitive Credit Programs addressed by Section 3.17, Schedule 3.19, and Sections B and E of this Schedule 2.5, if Stage accepts  a Competitive Credit Program that it does not accept as of the Effective Date (including a Web-only credit program that is not branded with the Stage Marks), Stage shall not promote such acceptance beyond:  (i) the point of informing Customers that it is an accepted form of tender; and (ii) that level of promotion and/or prominence given to other non-Plan accepted forms of tender such as MasterCard, VISA, Discover, and American Express (e.g., stickers on store windows, table tents on store counters, small logos on printed advertisements and Website listings of accepted forms of tender).

Schedule 2.5 - 1
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2.            Stage shall not promote a Competitive Credit Program in a Sales Channel in which it is not accepted.  For instance, Stage shall not promote a Web-only Competitive Credit Program in Stage stores.

D.            Limitations on Promotion of Origination of Accounts in Competitive Credit Programs

Except as otherwise specifically provided elsewhere in this Agreement, Stage's right to participate in the origination of new accounts for a Competitive Credit Program shall be subject to the following limitations:

1.            Under no circumstances shall Stage promote the origination of new accounts of any Competitive Credit Program in a manner that, in the aggregate over time or on a "by Sales Channel basis", is equal to or more favorable than Stage's promotion of the Plan.  By way of clarification, components of the "manner" of promotion include but are not limited to the prominence, frequency, and size of any promotional message, logo, etc. located on a website, in a catalog, or on store signage, as applicable.

2.            The provisions of Section 3.10 (with regard to relative value of loyalty programs) shall apply to benefits offered in relation to any Competitive Credit Program in which Stage facilitates the origination of new accounts, provided, that nothing in this Agreement shall require Stage to modify the reward, loyalty and/or value proposition benefits of the Plan or any Competitive Credit Program covered by Section 3.17 of the Agreement based on upon the reward, loyalty and/or value proposition benefits that existed at the time of Stage's acquisition of the associated business.

E.            Co-brand Exclusivity

For clarity, a co-branded credit program means a general purpose credit program that is also branded with a Stage Mark.  Under the following conditions, Stage and/or an Affiliate shall be permitted to provide, participate in or own in the United States a co-branded credit card (or co-branded cardless credit) program on its own or with an issuer other than Bank or one of its Affiliates.  Provided, however, that any co-brand program in which Stage or an Affiliate participates with an issuer other than Bank or its Affiliates shall be subject to Section D above.

If Stage or an Affiliate wishes to offer co-branded credit program in the United States, Stage shall notify Bank in writing. Within thirty (30) days (or such longer period identified by Stage in the notice) Bank shall either notify Stage in writing that it will not submit a proposal for such co-branded credit program or submit a proposal for such a program, including all material terms required by Bank for such program.  If Bank submits a proposal, Stage and Bank shall negotiate in good faith for a period of sixty (60) days to reach agreement on the terms for the co-branded credit program.  If (a) the parties are unable to reach agreement during such sixty (60) day period, (b) Bank at any time ceases to negotiate or (c) Bank fails to provide a responsive proposal in the thirty (30) day period for Bank to provide an initial proposal, then Stage may (either directly or

Schedule 2.5 - 2
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indirectly with a third party) provide, participate in or own a co-branded credit program in the United States.  If the parties are unable to reach agreement and Stage enters into an agreement to offer a co-branded credit program, the Chief Financial Officer of Stage shall certify to Bank that, in his opinion, the terms of the third-party co-branded credit program are not less favorable in the aggregate than those offered by Bank for such co-branded card program.

For purposes of this Section E, "good faith" includes, but is not limited to, making representatives with appropriate authority available for in-person negotiations, and reasonable response times on proposals and contract drafts. By way of clarification, failure to reach an agreement does not in and of itself constitute a breach of this Section E, and Bank is permitted to end negotiations at anytime.

F.  Debit Programs

The provisions of Sections C and D above shall apply to debit payment programs as well.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.5 - 3
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Schedule 3.1
Plan Committee
The parties do hereby establish a "Plan Committee" which shall be comprised and operated as set forth in this Schedule 3.1.
A.            Overview.  The purpose of the Plan Committee shall be to fulfill those responsibilities assigned to it per this Schedule 3.1, as well as any other responsibilities agreed upon in writing by the parties after the Effective Date.
The parties' intent is that the Plan Committee serve as a forum through which the parties can work in cooperative collaboration (emphasizing communication and good faith efforts) to maximize the value of the Plan for their mutual benefit, without modifying or compromising those rights provided to them, respectively, elsewhere in this Agreement.  Stated another way, the provisions of this Schedule 3.1 are subject to either party's rights and obligations as set forth elsewhere in this Agreement.
B.            Composition of the Plan Committee.  The Plan Committee shall consist of eight (8) designees with comparable seniority, half of whom shall be designated by Stage (the "Stage Designees"), and half shall be designated by Bank (the "Bank Designees").  Each of Stage and Bank shall have one vote in all Plan Committee Matters.  Each of Stage and Bank shall at all times have as one of its Designees the person within its respective organization with overall responsibility for the performance of the Plan.  Each of Stage and Bank may from time to time substitute its Designees, so long as their Designees continue to satisfy the above requirements, and provided that each of Stage and Bank shall provide the other with as much prior notice of any such substitution as is reasonably practicable under the circumstances.  By way of clarification, each party's Designees must (collectively) have authority to make those decisions and take those actions necessary to effectuate the provisions of this Schedule 3.1.
C.            Proceedings of the Plan Committee.
1.            The Plan Committee shall meet no less than quarterly, including (i) in person at least twice per Plan Year, alternating between the parties' offices, and (ii) the other times telephonically, unless the Stage Designees and Bank Designees agree to meet in person or otherwise.  The Plan Committee (and any subcommittee formed by it) shall determine the frequency, place (in the case of meetings in person) and agenda for its meetings, the manner in which meetings shall be called and all procedural matters relating to the conduct of meetings and the approval of matters thereafter not already specifically provided for herein.
2            (a)            A valid meeting shall consist of at least three (3) Stage Designees and at least three (3) Bank Designees.  By way of clarification, this provision does not affect/address the issue of how many non-designees attend a meeting and participate therein (which issue shall be decided by the Plan Committee in its discretion).

Schedule 3.1 - 1
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(b)            A unanimous vote is required for a Plan Committee Matter to be considered approved or otherwise decided.  As to those Plan Committee Matters not resolved by a valid vote, the parties shall follow the escalation process described in (D) immediately below.
(c)            Each party shall provide the other party at least thirty (30) days advance notice (or a shorter period if required to comply with Applicable Law or if the notified party can prepare to discuss the matter within a shorter period) of matters that require Plan Committee approval, including the timelines of implementing any proposed changes.
(d)            The Plan Committee shall consider any matter requested by either party and any other matter specifically assigned to the Plan Committee for consideration and resolution under this Agreement (each a "Plan Committee Matter"), including (i) general review of Plan performance, (ii) review of through-the-door applicant metrics and the implications on Plan performance; (iii) review of projected target loss rates and the implications on Plan performance; (iv) review of Penetration Rates, Application Approval Rates, Average Credit Limits and Stage's value proposition (including maintaining agreed upon amount of Cardholder benefit related thereto); (v) marketing plan of the Plan; (vi) review of Bank performance against Service Level Standards; (vii) changes to Forms, Protection Programs, Bank Enhancement Marketing Services and Stage Recurring Billing Programs; actual and projected Plan revenue and Plan write-offs, including impact on Application Approval Rates; and (vii) each of the items listed in (E) below. The Plan Committee also shall handle disputes as set forth in Section 13.19.
D.  Escalation Process.  If the Plan Committee is unable to agree on the resolution of any Plan Committee Matter within thirty (30) days, one (1) designated executive for each party:  the Chief Financial Officer for Stage and President for Bank ("Escalation Executive") would cooperate with her/his counterpart to resolve the matter.  If the Escalation Executives are unable to resolve the matter within fifteen (15) days of escalation, Stage will have final decision-making authority (take the proposed action, refrain from the proposed action, as applicable) with respect to Stage Matters, and Bank would have final decision-making authority with respect to Bank Matters.  In determining a reasonable designated time period, the parties shall factor-in the materiality of the matter and the extent of any time sensitivity.  The status quo shall remain for other unresolved Plan Committee Matters.
E.            Designation of Matters.
At all times, and regardless of designation or categorization, the provisions below are subject to provisions applicable to the same matter set forth elsewhere in this Agreement.  Specific references to this concept below are simply to emphasize the application of this concept, and should not be misinterpreted to mean they are the only items to which the concept is applicable.  The "matters" relevant to this Schedule 3.1 shall be as set forth and defined as follows:
Schedule 3.1 - 2
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1.            Plan Committee Matters for which "status quo" will remain if not resolved by mutual agreement, except as specifically provided elsewhere in this Agreement:
(a)            New credit products and new features (such as automatic debit, promotional financing, or cash advance features for the Accounts).
(b)            Any other matters identified for review by the Plan Committee pursuant to the Agreement or otherwise referred to the Plan Committee by either party that are not designated as "Stage Matters" or "Bank Matters".
(c)            Changes and additions to Rates and Fees or Cardholder Fees, subject to Section 2.3 and Schedule 2.3.
2.            Stage Matters.
(a)            Marketing components of design of the Forms, Credit Card, Credit Card Agreement, applications, Plan Website, Billing Statement, and Customer communications (including customer service IVR and call center operations and scripts), subject to Bank's rights as described in Section 3.4 and elsewhere in this Agreement.  For example, "marketing components" include marketing messages on applications on non-Applicable Law required fields and Website marketing banners.  "Marketing Components" would not include Website layout and functionality.
(b)            Use of Stage Marks, subject to Section 4.1.
(c)            Plan changes requiring capital expenditures by Stage, subject to the other express obligations of Stage in this Agreement related to same, such as but not limited to Sections 3.5(b) and 5.1, and Schedule  3.15(a).
(d)            Plan marketing, subject to Sections and Schedules addressing Plan marketing (e.g., Section 2.4 and Schedule 2.4(b)).
(e)            Changes to the Loyalty Program or value proposition, subject to Section 3.10.
(f)            Changes to Stage systems, subject to Bank's rights set forth in the Agreement, such as but not limited to Sections 3.5(b) and 5.1 and Schedule 3.15(a).
(g)  Protection Programs and/or Bank Enhancement Marketing Services, subject to Section 3.11, and any other cross-selling to Cardholders.
3.  Bank Matters
(a)            Changes to risk management policies and/or credit criteria, subject to Section 3.6. See also Schedule 12.3(g).
(b)            Use of Bank's Marks, subject to Section 4.1.
Schedule 3.1 - 3
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(c)            Changes to Operating Procedures, subject to Schedule 3.3.  See also Schedule 12.3(g).
(d)            Plan changes requiring capital expenditures by Bank, subject to the other express obligations of Bank in this Agreement related to same, such as but not limited to Schedule 3.8(c) and Sections 3.9, 3.17 and 3.18.
(e)            Compliance of the Plan with Applicable Law, provided that (i) Bank shall implement all such changes related to Applicable Law in a manner that imposes the same requirements for the Plan as Bank requires for other credit card programs issued by Bank (it being understood that the impact of such changes may vary among credit card programs); and (ii) Bank shall use commercially reasonable efforts to minimize the burden of such change on Stage and avoid creating an adverse impact on the Plan or Stage (including its relationship with its Customers). See also Schedule 12.3(g).
 (f)            Changes in the Cardholder Agreement, subject to clause E.1(c) of this Schedule 3.1 and Schedule 2.3.
(g)            Changes to the Bank's privacy policy applicable to the Plan; provided, however that, subject to Section E.3.(e) of this Schedule 3.1, no such change shall prevent Bank from sharing with Stage or Stage from accessing, using or disclosing Bank Cardholder Information in a manner that is more restrictive than provided for in this Agreement.
(h)            Changes to Bank Protection Programs, provided that such changes (other than changes to fees) are generally implemented by Bank across its other private label credit card portfolios in which the same Protection Programs are offered.

(i)            Changes to pay-by-phone fees.

Schedule 3.1 - 4
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Schedule 3.2
Plan Teams
a.	Each party shall designate a full-time employee to be a primary point of contact for the other party (the "Relationship Manager") for the Plan.
b.	Each party hereby approves of the Relationship Manager assigned by the other as of the June 1, 2012. Each party shall have the right to interview any new Relationship Manager proposed by the other party. Each party shall use commercially reasonable efforts to address the other party's concerns regarding and/or dissatisfaction with a proposed Relationship Manager, or an existing Relationship Manager's performance. To "address" could mean, under the appropriate circumstances, replacing the Relationship Manager.
c.	For the period that a Bank employee serves in the role of Relationship Manager, and for the one (1) year period following his/her departure from that role, Bank shall use good faith efforts to ensure that the employee will not serve on a Bank credit card program team of a Stage competitor. For purposes of this Schedule 3.2, a "competitor" shall be a retailer recognized in the marketplace as a provider of value priced clothing and home goods. As of the Effective Date, competitors would include, without limitation, [****].
d.	Bank shall provide a field sales team comprised of the number of individuals equal to the greater of (i) one (1) individual per Stage Nameplate (excluding Steele's); or (ii) the number, rounded up to the nearest whole number, derived from the following calculation:
(A+B) divided by [****], where
A = Total number of stores branded under all Stage Nameplates (excluding Steele's) for which Bank issues Credit Cards hereunder
B = The quotient obtained by dividing  (i) the total number of stores branded under the Steele's Nameplate by (ii) [****]
Bank shall support new store openings for all Stage Nameplates for which Bank issues Credit Cards pursuant to this Agreement as follows:  a Bank field  representative shall be on site one (1) full day before the store opening to conduct necessary training and during the morning hours (at least until  noon local time) of the day of the store opening.  Note:  Bank's store opening support obligation in one day will not exceed the number of field sales representatives assigned to Stage at that time.  For clarity, Bank's commitment in this clause (d) excludes Steele's, except as specifically provided herein.
Schedule 3.2 - 1
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e.	Each party covenants that without the prior written consent of the other party in its discretion, it shall refrain from, either alone or in conjunction with any other person, directly employing or engaging any management level employee of the other party who is employed by the other party or its Affiliates in connection with the Plan. The limitations of the preceding sentence shall not apply to any person whose employment has been terminated by a party or who responds to an advertisement that is placed in circulation by or on behalf of a party or any of its Affiliates and which is not solely targeted at persons to whom this clause (e) would otherwise apply.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.2 - 2
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Schedule 3.3
 Operating Procedures
The parties agree as follows with respect to the Operating Procedures:
(b)  Stage shall observe and comply with the Operating Procedures as Bank may prescribe from time to time in accordance with this Schedule 3.3.  Bank shall train Stage's trainers, and Stage shall ensure that such trainers train other Stage employees as needed regarding the Operating Procedures.
(c)  Bank shall provide Stage a copy of any proposed changes to the Operating Procedures no less than ninety (90) days prior to the effective date of the proposed change, unless such changes are required to be implemented earlier by Applicable Law, in which case notice shall be given as soon as practicable.
(d)  Stage may provide notice to Bank of any concerns with proposed changes to the Operating Procedures and notwithstanding any notice period set forth in Schedule 3.1, the parties shall discuss such concerns through the Plan Committee.  If the Plan Committee is unable to resolve the issues within the time frame set forth in Schedule 3.1, the issue shall be escalated and resolved in accordance with the process and time frames set forth in Schedule 3.1.
(e)  (i) Bank shall implement all changes to Operating Procedures in a manner that imposes the same requirements for the Plan as Bank requires for other credit card programs issued by Bank (it being understood that the impact of such changes may vary among credit card programs); and (ii) Bank shall use commercially reasonable efforts to minimize the burden of such change on Stage and avoid creating an adverse impact on the Plan or Stage (including its relationship with its Customers).
(f)  Notwithstanding any other provision of this Agreement, if Stage concludes that it cannot accommodate a systemic change required by a change in the Operating Procedures within the time frame required by Bank, Stage shall communicate that conclusion to Bank and the parties shall work in good faith to try to agree to a mutually agreed time frame for implementation.
(g)  All references in this Agreement to Stage's compliance with the Operating Procedures are subject to Bank's compliance with this Schedule 3.3 and Schedule 3.1.
(h)  In the event the terms of this Agreement and the Operating Procedures shall conflict, the terms of this Agreement shall govern and control such conflict.

Schedule 3.3 - 1
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Schedule 3.5(e)
Penetration Rate/Value Proposition
a.	For the purposes of this Schedule 3.5(e), the following definitions shall apply:

"Applications Per Store Average" shall mean, for any time period measured, the figure calculated as follows, in each case limited to Stage stores that have been open for at least twenty-four (24) months at the time of measurement, and applications processed through such stores:  total number of in-store Valid Applications divided by number of Stage stores through which applications were processed.
"Application Per Store Target Average" shall mean the targets set forth on Schedule 1.3(e).
"Penetration Rate" shall mean that figure, expressed as a percentage, calculated as follows with respect to the time period being measured: Credit Card merchandise sales (excluding sales with Steele's-branded Credit Cards) before sales tax, as reported on the Stage Daily Financial Sales Report, divided by total merchandise sales (excluding Steele's merchandise sales) before sales tax, as reported on the Stage Daily Financial Sales Report.
"Target Penetration Rate" shall mean the "Target Penetration Rate" set forth on Schedule 1.3(e).
"Valid Application" shall mean an application for a Credit Card submitted by a U.S. resident that is complete by Bank's criteria set forth in this paragraph and that is not excludable by Bank's criteria set forth in this paragraph. A Credit Card application will be deemed complete for this purpose if it includes the following valid items of information: first name, last name, street address, city, state, zip code, home telephone number, date of birth, social security number, income, identification type, identification number, identification expiration date, and state where identification was issued.  An application would be excluded if Bank determines that it: (i) is fraudulent, (ii) is submitted by or on behalf of an existing Cardholder or someone who applied for an Account within the prior month, or (iii) is barred by Applicable Law (e.g., PATRIOT ACT disqualification).
b.	With respect to each calendar month during the Term, Stage shall determine (and report to Bank) the Penetration Rate on a monthly and year-to-date basis. Beginning with respect to the fifth Measurement Period set forth in Schedule 1.3(e) (the period ending December 31, 2016) and at the end of each applicable Measurement Period thereafter, each as specified in Schedule 1.3(e), Bank shall determine (and report to Stage) if Stage has achieved the applicable Application Per Store Target Average for the applicable Measurement Period and Stage shall determine (and report to Bank) if the Bank has achieved the applicable Target Penetration Rate for the applicable Measurement Period. With respect to any applicable Measurement Period, if (1) Stage has fulfilled its obligations as
Schedule 3.5(e) - 1
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described in clause (c) below and achieved the Application Per Store Target Average; and (2) Bank has not achieved the Target Penetration Rate, Bank shall pay Stage an amount equal to [****] dollars ($[****]) (provided, the amount shall be [****] dollars ($[****]), to the extent due for the period ending December 31, 2016) as liquidated damages and not as a penalty; provided, however, that if the applicable Measurement Period is less than twelve (12) months, such payment shall be in an amount equal to [****] dollars ($[****]) multiplied by the quotient obtained by dividing the number of complete months in such Measurement Period by twelve (12).

c.
By February 1, 2013, Stage must fund a value proposition (excluding Steele's Customers or Cardholders) that is relevant to Stage Customers. Bank shall provide to Stage recommendations addressing the form, amount, implementation methods, and marketing recommendations for the value proposition. Stage shall reasonably consider any such recommendations but will be under no obligation to follow them.

d.
Without limitation of the foregoing payment obligations, in the event the Target Penetration Rate is not met at any time, the parties shall conduct good faith and reasonable collaborative discussions to identify, and set a time frame to implement, ideas to realize the Target Penetration Rate.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.5(e) - 2
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Schedule 3.6
 Credit Decisions

a.            If and when Bank determines that making changes in established credit criteria or risk management policies is appropriate, the provisions of Section 3.6 and this Schedule 3.6 shall apply.  Bank shall provide Stage with as much advance written notice as is reasonable under the circumstances, but shall at all times use good faith efforts to provide at least thirty (30) days prior written notice. Subject to the time frame referenced in the immediately preceding sentence, the parties shall consider and resolve any such changes through the Plan Committee, in accordance with and subject to the escalation and resolution procedures set forth in Schedule 3.1.  The initial discussion of any such change by the Plan Committee shall occur within ten (10) Business Days following Stage's receipt of the notice of such change from Bank. Bank shall agree to any other earlier time frames necessitated by Bank not having been able to provide thirty (30) days prior notice. The notice provided by Bank to Stage shall include identification of what the changes will be and the date of implementation (or at least a best estimate as of the time of the notice).  Bank also shall provide its then current assessment of the impact of such changes on the Plan, including Bank's then current assessment of the impact of such changes on the minimum targets defined below in this Schedule 3.6 and on open to buy amounts on Accounts and Net Sales overall.
b.            Bank shall not implement any changes to its credit criteria or risk management policies during October, November or December, except (i) as required to comply with a change in Applicable Law; or (ii) to implement a change that is necessary to avoid the Plan being deemed unsafe or unsound as a result of a sudden and unforeseen event outside of Bank's reasonable control; provided that Bank implements the same (in all material respects) change in a manner consistent with risk management and credit criteria applicable to other Bank portfolios (it being understood that the impact of such changes may vary among credit card programs). Bank's risk-related actions on an existing Account shall be made independently of the subject Cardholder's performance on any account that is not an Account hereunder, regardless of whether such other account was issued by Bank under one of its different programs or by a Bank Affiliate.
c.            Bank will use commercially reasonable efforts to satisfy agreed minimum targets for (i) Application Approval Rate and (ii) Average Credit Limit, as described below in this Schedule 3.6.
i.	For purposes of this Schedule 3.6, the term "Application Approval Rate" shall mean the figure, expressed as a percentage, for a rolling twelve (12) month calendar period, the total number of Valid Applications approved by Bank divided by the total number of Valid Applications, regardless of the method of submission, including in-store, Web or other application method utilized in connection with the Plan. By way of clarification, the Application Approval Rate calculations under this clause
Schedule 3.6 - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

(i) are separate from and in addition to the Web Approval Rate calculations conducted under Schedule 2.5.
ii.	For purposes of this Schedule 3.6, the term "Average Credit Limit" shall mean, on average for all non-closed U.S. Accounts, for a rolling twelve (12) month calendar period, the maximum amount of the line of credit Bank extends to a Cardholder.
iii.	The parties agree that the minimum Application Approval Rate target shall be [****]%; provided that [****]% of applications have a Credit Bureau Score greater than [****] (on a FICO-equivalent scale).
iv.	The parties agree that the minimum Average Credit Limit target shall be no less than [****] dollars ($[****]).
v.	Bank will provide Stage reporting for each month by the tenth day of the following month detailing its performance over a rolling twelve (12) month calendar period, with respect to the Application Approval Rate and Average Credit Limit targets (Bank to provide quarterly reporting by Credit Bureau Score bands beginning the first quarter of 2013, detailing percentage of Credit Card Applications that fall within each such band). If Bank fails to meet the Application Approval Rate target or the Average Credit Limit target, Bank will also provide Stage a report detailing the reason(s) for such failure(s) and a corrective action plan to remedy such failure(s).
vi.	If Bank fails to meet either the average Application Approval Rate target or the Average Credit Limit target in any rolling twelve (12) month period, Bank shall pay to Stage the amounts as set forth in this clause. Subject to the remainder of this clause vi, Bank shall pay Stage an amount equal to (i) [****] dollars ($[****]) for the first failure of either the Application Approval Rate target or the Average Credit Limit target and (ii) [****] dollars ($[****]) for the failure of any target thereafter, within ten (10) calendar days of the end of the last month of the period during which the target was not satisfied. Following any payment with respect to a failed target, Bank shall have three (3) months cure or resolve the shortfall, during which three (3) month cure period no additional payment obligation shall accrue to Bank with respect to that target. For clarity, an additional payment obligation would accrue at the end of the third month of a cure period if Bank fails to satisfy the failed target by the end of such third month and further provided that the cure period for one target does not apply to any failure to satisfy the other target.
vii.
If (A) Bank incurs a payment for failure to meet the same target three (3) times pursuant to vi above; (B) Bank incurs a payment for failure to meet any combination of targets [****] times during the Term pursuant to vi above; or (C) the average Application Approval Rate during any rolling

Schedule 3.6 - 2
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

twelve (12) month period is less than or equal to [****]% when [****]% of applications have a Credit Bureau Score greater than [****] (on a FICO-equivalent scale), Stage shall have the right to terminate the Agreement by providing written notice to Bank.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.6 - 3
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.8(c)
 Service Level Standards

1.	Each "Service Level Standard" or ("SLA"), as indentified in the chart below is expressed as a monthly average measured at the end of each calendar month during the Term.
2.	A "Service Failure" shall be deemed to have occurred if the Bank fails to meet any SLA, as defined in the chart below in any month. Subject to any SLA Failure Cure Period (as defined below), for each Service Failure, Bank shall pay Stage a "SLA Failure Payment", which shall be an amount equal to [****] dollars ($[****]) per month for each Service Failure of a Non-Critical SLA (as defined in the chart below) in which a SLA Failure Payment is due in accordance with clause (3) below, and [****] dollars ($[****]) per month Service Failure of Critical SLA (as defined in the chart below) in which a SLA Failure Payment is due in accordance with clause (3) below.
3.	If Bank fails to meet any SLA in any one month, promptly (but no later than fifteen (15) days after the end of that month) Bank will send Stage a report detailing the reason(s) for such failure and a corrective action plan with respect to the failure. If Bank has not cured the Service Failure by the end of month three, Bank shall pay Stage the appropriate SLA Failure Payment for month three and each consecutive month thereafter during which Bank continues to fail to meet such SLA. For the avoidance of doubt, Bank shall not make a payment for month one or month two (the "SLA Failure Cure Period"). Bank Shall get two (2) SLA Failure Cure Periods per calendar year during the Term, provided that Bank shall get no more than one (1) SLA Failure Cure Period for a Service Failure of any Critical SLA per calendar year during the Term and Bank shall not be able to use a SLA Failure Cure Period for another Service Failure of the same SLA during any rolling six (6) calendar month period beginning with the month after the Service Failure was first cured.
4.	If (i) three (3) or more Service Failures of Critical SLAs that are subject to a payment under clause (3) above occur in any rolling twelve (12) calendar month period; (ii) seven (7) or more Service Failures that are subject to a payment under clause (3) above in any rolling (12) calendar month period; or (iii) the Bank has a Service Failure in excess of ([****]) basis points of a Critical SLA, Stage may terminate this Agreement with (30) days prior written notice to Bank; provided such failure is not the result of an act of Stage, or a result of a Force Majeure event specified in Section 13.11 (each an "SLA Termination Event"). Stage's right to terminate this Agreement shall continue for a period of three (3) months after the occurrence of each SLA Termination Event, regardless of any cure that occurs during such three (3) month period.
For clarity, the parties agree that the following example (which is not exclusive to all applicable situations), illustrates the last sentence of the preceding paragraph.  Presume a SLA Termination Event is triggered based on results in March 2014. That specific event triggers the "three (3) months after" termination right referenced above.
Schedule 3.8(c) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Meaning, that such right is effective through June of 2014. Presume further, that another SLA Termination Event is triggered for the month of May 2014. Stage shall have an independent right of termination tied to the May 2014 event, which shall run through August 2014.
#	Service Level Standard	Critical SLA
1	Telephone Average Speed of Answer (Cardholder and Stores)	[****]% of Cardholder calls answered in less than[****]seconds, post IVR
2	Telephone Call Blockage	No calls blocked by Bank (not including ANI routing system)
3	Written Correspondence	[****]% resolved within 5 Business Days, [****]% resolved with 30 calendar days
4	E-Mail Correspondence	[****]% acknowledged within 1 Business Day, [****]% resolved within 5 Business Days, [****]% resolved within 7 Business Days.
5	Authorization Times (at POS)	Monthly average of less than or equal to 2 seconds for all transactions processed (excludes authorization transaction dependent on external vendor interaction such as loyalty interaction)
6	Authorization System Uptime	Authorization system will be available to respond to authorization requests [****]% out of total non-maintenance** minutes each (monthly total)
7	Bank Website	[****]% of total non-maintenance** minutes each month (includes applications)
8	Transaction Posting
Excluding those transactions requiring research or manual intervention: [****]% of all Cardholder transactions posted within the next calendar day; [****]% of all Cardholder transactions posted within the next two calendar days

9	Credit Processing at Stores and on Internet (as applicable)	Monthly average of all approved / decline application requests will be processed in [****] seconds of receipt of bank's host. Excludes any transaction referred to secondary source.
10	Credit Processing System Uptime at Stores	Credit processing system available [****]% out of all non-maintenance** minutes during the month (monthly total)
11	Payment Processing	[****]% of conforming payments posted with an effective date reflecting the date of receipt if received prior to the applicable cut-off time

Schedule 3.8(c) - 2
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CONFIDENTIAL	Amended and Restated PLCCPA

#	Service Level Standard	Critical SLA
12	Statement Production	[****]% sent at least 21 days before payment due date
13	Call center servicing
[****]% of calls will be handled by Bank-owned call center; [****]% of calls will be handled by a single designated Bank-owned call center in the United States. Any decision to outsource the handling of any calls to a non-Bank owned call center shall be agreed upon  by the Plan Committee.

#	Service Level Standard	Non-Critical SLA
1	Plastics Issuance	[****]% of plastics mailed within 5 calendar days of application decisioning; [****]% of plastics mailed within 7 calendar days of application decisioning (monthly average)
2	Telephone Abandon Rate	Less than [****]% of total calls
3	Credit Processing for Mailed-In and Referred Applications	[****]% in 5 Business Days for all submitted U.S. applications. [****]% in 10 Business Days for all submitted Mexican national applications

** Normal Maintenance Windows are scheduled not to exceed three (3) hours per week between 12:00 am and 6:00 a.m. Eastern Time Monday through Friday and an initial program load also scheduled between 12:00 am and 6:00 am Eastern Time not to exceed three (3) hours per month.  Notwithstanding the immediately preceding sentence, Bank will use good faith efforts to schedule maintenance to minimize any impact to Stage including during extended holiday hours; provided Stage gives Bank at least thirty (30) days prior written notice of extended holiday hours.  Bank will inform Stage of planned maintenance and discuss potential impacts during such extended holiday hours. For purposes of this paragraph, extended holiday hours shall mean Stage's extended store hours from Thanksgiving through Christmas.
[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.8(c) - 3
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.9(d)
Cardholder Satisfaction Survey
a.	Subject to Section (b) of this Schedule 3.9(d), Bank will conduct and fund one (1) Stage pre-approved, Cardholder satisfaction survey per consecutive twelve (12) month period of the Term and review the survey findings with the Plan Committee. Failure by the Bank to meet and maintain the levels of the satisfaction survey benchmarks (benchmarks to be determined and mutually agreed upon) will result in Bank making a payment to Stage in the amounts outlined below in Section (b) of this Schedule 3.9(d). Sustained failures will result in a Stage right to terminate the Agreement as provided in Section (b) of this Schedule 3.9(d).
b.	In the event of Cardholder satisfaction survey failures, the following payments and termination rights shall apply:
▪	First failure – Bank shall conduct the next Bank-funded survey within one hundred eighty (180) days from completion of the prior survey.
▪
Second failure – Bank shall make [****] dollar ($[****]) payment to the Stage Deposit Account within five (5) Business Days following the date on which it delivers the survey results indicating the second failure and Bank shall conduct the next Bank-funded survey within ninety (90) days from completion of the prior survey.

▪
Third failure – Stage has the right to decide whether to receive a [****] dollar ($[****]) payment from Bank or terminate the Agreement.  Stage shall make such election within thirty (30) days following its receipt of the survey results indicating the third failure by providing written notice to Bank.  If Stage elects to receive payment, (i) Bank shall make such payment to the Stage Deposit Account within five (5) Business Days after Bank receives notice of Stage's election to receive payment; (ii) the next Bank-funded survey shall be conducted within ninety (90) days from completion of the prior survey; and (iii) the consequences of the next failure shall be treated as if it were a third failure.

Bank will not be held accountable for survey results specific to products and services the Bank does not offer or control (e.g., third-party products, refund policies, merchandise quality, pricing or availability).

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Schedule 3.9(d) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.11(a)
Protection Programs
(Approved As of the Effective Date)
Debt Cancellation:  (i) specifically, as of the Effective Date the "Account Assure" and Account Assure Pro" programs, or (ii) a replacement but comparable program for either/both at some later point during the Term.

Schedule 3.11(a) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.11(b)
Bank Enhancement Marketing Services
(Approved As of the Effective Date)
Any Enhancement Marketing Services (a) offered by Bank within the six (6) months preceding the Effective Date, and (b) replacement but comparable products/services to those permitted under (a).

Schedule 3.11(b) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.11(d)
Stage Recurring Billing Programs
Stage may offer to Customers products offered by third parties that are subject to recurring periodic billing (e.g., magazine subscriptions) (herein collectively referred to as "Stage Recurring Billing Programs").  Bank will support and administer at no cost to Stage such products or services to enable the recurring billing to be charged to an Account of a Cardholder at the Cardholder's request, provided the subject "Third Party Vendor's" systems allow it to process transactions through Bank's then current systems.  The parties recognize that, as of the Effective Date, Stage is bound by the terms of a "Stage Vendor Agreement" with a Stage Vendor dated August 18, 2010, under the terms of which agreement Stage and/or the Stage Vendor solicits magazines to Cardholders as a Stage Recurring Billing Program from Stage's Points-Of-Sale.  Stage and Bank agree that the terms of the Stage Vendor Agreement are not modified by this Agreement, nor are the terms as this Agreement modified by that Stage Vendor Agreement.  The Stage Vendor Agreement shall not be terminated by the substitution of this Agreement for the 2004 Agreement. Such Stage Vendor Agreement shall be governed only by its own terms.  References therein to the "Credit Card Agreement" shall be deemed to refer to this Agreement.  Bank hereby waives all fees and charges with respect to the products and services offered as of the Effective Date by the third party vendor under the aforementioned Third Party Vendor Agreement, and shall send to such third party vendor a letter irrevocably waiving such fees and charges.
As to future prospective Stage Vendors, such entity must enter into a Stage Vendor Agreement (with Bank and Stage) that is substantially similar to the Stage Vendor  Agreement in effect as of the Effective Date, as modified hereby. By way of example, but not limitation, this includes provisions that (i) the Stage Vendor shall bear the cost of any Bank "set-up fees" and its own costs to enable it to conduct transactions through Bank's then current systems, and (ii) that Bank shall not assess any other fee or charge to Stage or the Stage Vendor.

Schedule 3.11(d) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.13
Master File Information
and
Credit Card Application File Information
1.  Credit Card Application File
Bank will continue to deliver the weekly Credit Card Application file that is being delivered as of the Effective Date.
2.  Master File Delivery
A.  Effective Date through Conversion of Loyalty Programs
As of the Effective Date, Bank will continue to deliver the weekly master file that it is has been/is still delivering as of June 1, 2012 and which contains the information contained in the table set forth in clause 2.C.  of this Schedule 3.13.  (see below).  However,  upon the conversion of the loyalty platforms (of Bank's servicer), which is anticipated to occur in late 2012 or early 2013, Bank will instead deliver Bank's standard master file layout and process set forth in clause 2.B.  of this Schedule 3.13.  (See below).

B.  Following Conversion of Loyalty Programs
Upon the conversion of the loyalty platforms (of Bank's servicer), the Bank will deliver the master file in a monthly 600 byte (per Cardholder record) active Cardholder file containing transaction, service, and rewards data; and, a daily 400 byte (per Cardholder record) file containing new Account additions, daily Account changes (including change of address), and Account transfers.
The 600 byte monthly file will be transmitted by [****] day of each calendar month.  The 400 byte daily file will be transmitted by 12pm Eastern daily (except selected holidays).

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Schedule 3.13 - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

C.  Master File Information
Account Identification Number
Month Account Opened
Year Account Opened
Store Account Opened
Cardholder Name
Cardholder's Street Address
Cardholder's City
Cardholder's State
Cardholder's Zip Code
Cardholder's Home Phone Number
Date of Last Purchase
Cardholder's Open to Buy
Number of Purchases Monthly
Amount of Purchases Monthly, YTD
Number of Returns Monthly
Amount of Returns Monthly
Items Purchased
Cardholder's Mobile Phone Number
Cardholder's E-mail Address

Schedule 3.13 - 2
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.15(a)
Technology and Systems
a.            General.  Stage shall obtain and maintain at its own expense such Point of Sale terminals, cash registers, network (electronic communication interchange system), telephone or other communication lines, software, hardware and other items of equipment as are necessary for it to request and receive authorizations, transmit Charge Slip and Credit Slip information, process Credit Card applications (subject to clause (a)(ii) of this Schedule 3.15(a) and Section 3.15(b) and perform its obligations under this Agreement.  The computer programs and telecommunications protocols necessary to facilitate communications between Bank and Stage (and/or Bank and specific Sales Channels, if applicable) shall be determined by Bank, subject to this Schedule 3.15(a).
(i)              Notice of Bank Systems Changes.  Bank shall provide to Stage prior written notice of any proposed material changes, which shall include any changes affecting the POS,  to the Bank systems as well as those that Bank has reason to know would require changes to the Stage systems, equipment, and/or protocols as described in section (a) of this Schedule 3.15(a).  Such notice shall include a detailed description of the proposed changes, the proposed implementation date for the changes, Bank's perception of the impact on Stage systems and a good faith estimate (given the depth of Bank's knowledge of Stage's systems, or lack thereof) of the costs that Stage would incur to implement such changes to the Stage systems, equipment, and/or protocols.  With regard to major changes, including any changes that would require changes at the POS, Bank shall provide such notice at least six (6) months prior to the implementation date of the change unless some shorter period is necessitated by Applicable Law.  All changes to the Bank systems that would require material (in terms of cost, human resources and/or time) changes to the Stage systems, equipment, and/or protocols as described in this Schedule 3.15(a) must be considered and approved by the Plan Committee, subject to the escalation and resolution provisions set forth in Schedule 3.1.  In no event shall Stage be required to make a systems change in the months of October, November or December, unless such change is required in order for the Plan to comply with Applicable Law and Bank has used all commercially reasonable efforts to avoid any systems changes during such months.
(ii)              Cost allocation of Bank Systems Changes.  Bank shall be responsible to pay for all Bank's changes to its systems required as result of any such change proposed by Bank, including changes required by Applicable Law.  Unless otherwise agreed by the parties, Bank shall be responsible to pay for the reasonable costs and expenses incurred by Stage to implement such required changes as follows:  Stage shall be responsible to pay for half of its own costs and expenses for each individual project up to a maximum of [****] dollars ($[****]) per project, subject to a cap of [****] dollars ($[****]) for all such projects in the aggregate during the Term and Bank shall pay the remainder; provided that notwithstanding the foregoing, if such change is required by Applicable Law (without regard to Bank's final decision making authority pursuant Schedule 3.1), Stage shall bear its own costs and expenses incurred in
Schedule 3.15(a) - 1
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

connection with such change.  For clarity, Bank's obligation to pay the cost of Stage system changes in this Schedule 3.15(a) does not apply to changes requested by Stage, such as but not limited to changes elected by Stage as described in Section 3.15(b)(y),  accommodating cross acceptance with Like-Kind Parallel Plans and Steele's Like-Kind Parallel Plans as requested by Stage pursuant to Section 3.17(b)(vii) or Section 3.17(c)(vii), costs associated with the sales of Stage Portfolio Assets to any third party as contemplated under Section 3.18 and/or on-boarding of new acquired portfolios to this Agreement as described in Section 3.17. Stage shall invoice Bank for any amounts payable in respect of the foregoing: (A) monthly for amounts payable in connection with a project that total in excess of [****] dollars ($[****]) and (B) annually for amounts payable in connection with a project that total less than or equal to [****] dollars ($[****]).
(iii)              Mobile Technology.  At Stage's request, Bank shall work in good faith to implement industry standard mobile technology in the Plan.
b.            Without modifying the parties' respective rights and obligations as set forth in this Schedule 3.15(a), Bank and Stage agree that each shall use commercially reasonable efforts to ensure that their respective systems and technologies are operating at industry standard levels (or above).
c.            As provided herein, Bank shall make any enhancements to Bank's systems and technologies and any new systems/technology products available to Stage which (i) Bank provides to any other clients; and (ii) is generally available in the credit card industry.  Such enhancements and new products shall be made available to Stage under terms and conditions at least as favorable to Stage as those offered to other clients of Bank with comparably priced programs.  An example of such an enhancement which Bank might make available to Stage is the ability to dynamically fulfill benefits for which Cardholders become eligible upon reaching the next rewards status tier as a result of a given transaction.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.15(a) - 2
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.16
Bank Reports

The Parties will develop the standard set of management reports detailed below, as soon as practical after the Effective Date. "Plan Data" shall be all of the reports in the rows identified below with an asterisk "*".

REPORT NAME	FREQUENCY AVAILABLE	DESCRIPTION	PLAN DATA

Customer Information File	Weekly	•See Schedule 3.13 Master File Information
Settlement	Daily	•Detailed accounting of daily settlement amounts including returns and chargebacks
Plan Accounting	Monthly	•Report of amounts due to/from Stage, including settlement components (e.g. Monthly Net Portfolio Yield Payment, chargebacks, etc.)
Performance Database	Monthly (ad hoc as requested)	•Reports monitoring relevant Plan trends including new and existing Account performance, credit sales penetration, store/region performance, vintage performance, etc.
Applications by Sales Channel & Store Report	Weekly
•Report of applications and approvals by Sales Channel, Stage Nameplate [****], to include reporting of instant credit and delayed activation  (not a separate report) new Accounts
•Approval rates and credit limits by Stage Nameplate [****]
•Maintain current  application tracking sorting:
oRegion, District, Store – D Version
oRegion, District, Store – App Type – E Version
oDivision, App Type – F Version
oRegion, District, Store, Associate – G Version
oRegion, District, Store, Associate, App Type – H Version
oPrescreen, list ID, origin – I Version
*

Schedule 3.16 - 1

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Portfolio Report	Monthly
•Report (as of end-of-month, in the manner provided as of the Effective Date) of Accounts (# by status e.g., purchase active, statement active, closed, charged-off, total to enable reconciliation), Outstandings (not principal only) including billed fees for end-of-period and average, transaction volumes, Purchase $s

Outstanding Credit Line Portfolio Report	Monthly	•Report (as of end-of-month, in the manner provided as of the Effective Date) of outstanding credit lines (total lines outstanding for all active and inactive Accounts)	*
Marketing Effectiveness Reports	Weekly or Monthly	•Metrics monitoring the productivity of marketing investments including Account acquisitions incentives and the value proposition
Service Level Standard Reports	Monthly	•Reporting on performance against Service Level Standards provided in Schedule 3.8(c)
Cardholder Loyalty Program Status	Monthly	•Number of Cardholders per Cardholder Loyalty Program status	*
Cardholder Profile Summary Report	Quarterly	•Report showing quarterly stats on various Cardholder metrics [****] •[****] •Purchase behavior by Stage Nameplate •Purchase activity statistics •Utilization statistics	*
Cardholder Information and Analytical Information	As requested by Stage	•Data attributes (change of address information, demographics, etc.) from Bank's internal database that could enhance Stage's marketing efforts
Usage Statistics	Monthly	•Adjusted Net purchase volume, , merchandise returns, net purchase volume and ancillary product sales	*
Payment	Monthly	•Payment rates	*

Schedule 3.16 - 2
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Statistics		•Payments by Sales Channel (# and $s)
[****]	Monthly	•[****]	*
[****]	[****]	•[****]	*
Yield Share Report	Monthly
•(i) Adjusted net finance charges; (ii) Late Fees and other Cardholder Fees; and (iii) Ancillary Income.
•Plan write-offs
•Statement Active Accounts

For clarity, Statement Active Accounts provided in this report, will be utilized to calculate Operating Expense Amount as outlined in Schedule 6.1.

*
Legal and Compliance	Monthly or as applicable	•Change in terms •Late fee assessment	*
Inventory Report	If Applicable	Current order and inventory status on collateral
Quarterly Net Portfolio Yield Forecasts	Quarterly
Bank to provide 12-month forecasts of the following Monthly Net Portfolio Yield line items (as of end-of-month) to facilitate Stage planning.
•(i) Adjusted net finance charges, (ii) Late Fees and Other Cardholder Fees, (iii) Ancillary Income,
•Plan Write-offs
•Statement-active Accounts and Total End-of-Month Account Receivables

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Schedule 3.16 - 3
DM 121931.18	Stage Stores/WFNB
CONFIDENTIAL	Amended and Restated PLCCPA

Schedule 3.19
Secondary Provider Programs
1.            General.
(a) Stage shall not process (directly or indirectly) applications for a Secondary Provider Program except as to Declined Bank Applicants. Bank shall support a seamless presentation of the Secondary Provider Program to Customers by, among other things, forwarding all Declined Bank Application Data to Stage or its designated Secondary Provider and collaborating with the Secondary Provider to offer combined account documentation (e.g. applications and cardholder terms) as permitted by Applicable Law.  For clarity, Bank has no obligation to transmit communications from the Secondary Provider to Stage or to a Declined Bank Applicant.
(b) Stage acknowledges that Bank's ability to provide the support required by Section 1(a) of this Schedule 3.19 depends on (i) Stage notifying Bank of the Secondary Provider as the recipient of Declined Bank Application Data; and (ii) Stage and the Secondary Provider's cooperation to facilitate the transmission of the Declined Bank Application Data as required by Section 1(a) of this Schedule 3.19 (including but not limited to ensuring it has systems/electronic/telecommunications capability that can synchronize with those of Bank to facilitate the tasks described in this Schedule 3.19 and per the same conditions applicable to Stage under Section 3.15(a)).
2.            Relationship, Responsibility and Liability.
(a)  Nothing in this Schedule 3.19 or elsewhere in this Agreement shall be deemed to create any privity of contract or other relationship between or amongst Bank and any Secondary Provider, and no contrary interpretation of the terms and conditions of this Agreement should be made.  The Secondary Provider shall not be a third party beneficiary of this Agreement.
(b)            Bank shall have no responsibility to ensure that the actions of any Secondary Provider comport with the terms and conditions of this Agreement, including the Secondary Provider's adherence to Applicable Law.  If any actions of the Secondary Provider cause Stage to breach any of its commitments or obligations under this Agreement, Stage (and not the Secondary Provider) shall be responsible to Bank for such breach.  Other than with respect to Bank's obligations as expressly set forth in this Schedule 3.19, - and even then only as to Stage - Bank shall have no responsibility or liability with regard to any Secondary Provider Program.
(c)            Bank's role as described in (1) (a) above is exclusively one of systemic facilitation.  Bank shall not be involved in nor responsible for any of the following non-exhaustive list of matters (i) the selection of any Secondary Provider, (ii) the terms and conditions of any offer from same that is extended to a Declined Bank Applicant; (iii) the terms and conditions of any agreement entered into (or that could have been entered into) between a Secondary Provider and a Declined Bank Applicant, (iv) the

Schedule 3.19 - 1
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performance of any Secondary Provider, and (iv) the performance of any Stage employee or agent who fails to properly communicate to a Declined Bank Applicant any transmission sent by a Secondary Provider.
(d)            Notwithstanding any provision in this Schedule 3.19 or elsewhere in this Agreement, in no event shall Bank be obligated to take any action with respect to the matters described herein if doing so will conflict with Applicable Law.

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Schedule 6.1
Plan Economics
A.	Discount Fees on Regular Revolving Purchases
On Regular Revolving Purchases, Stage shall [****].
B.	Discount Fees on Promotional Program Purchases
If and when the parties agree to the terms of any Promotional Program, such terms may include a Discount Fee (which may be no discount) that may be charged on Net Sales on Promotional Program Purchases as agreed by the parties.
For purposes of Sections A and B of this Schedule 6.1:  the term "Discount Fee" (if/when applicable) shall mean an amount to be charged or credited by Bank to Stage equal to the applicable Net Sales associated with agreed transaction types multiplied by the Discount Rate, and the term "Discount Rate" shall mean the rate agreed by the parties by which the Net Sales associated with agreed transaction types settled to Stage shall be discounted.
C.	Signing Bonus
Within three (3) Business Days of the full execution of this Agreement, Bank shall pay to Stage an amount equal to [****] Dollars ($[****]), which shall be referred to herein as the "Signing Bonus".
If Stage properly terminates this Agreement pursuant to any express right of termination provided hereunder, Stage will not be obligated to repay any amount of the Signing Bonus or make any further payment of the Bank Performance Bonus.
If Bank properly terminates this Agreement pursuant to any express right of termination provided hereunder, Stage will be obligated to repay an amount calculated as follows:  (1) the sum of all payments due under Section F of this Schedule 6.1 that have not yet been paid to Bank in accordance with the terms thereof plus [****] Dollars ($[****]) shall be (2) multiplied by the quotient obtained by dividing the number of complete months remaining in the Initial Term from the termination's effective date by one hundred eight (108).
D.	Monthly Net Portfolio Yield Payment
On a monthly basis, within ten (10) days after the end of each calendar month, Bank shall pay to Stage a "Monthly Net Portfolio Yield Payment", which is an amount equal to [****] percent ([****]%) of the Monthly Net Portfolio Yield for the just concluded month.  By way of example, a sample calculation of the Monthly Net Portfolio Yield Payment is attached hereto as Attachment A to this Schedule 6.1.  The "Monthly Net Portfolio Yield" will be calculated as follows.
Schedule 6.1 - 1
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•
A = Plan revenue assessed after waivers and adjustments  (versus collected, for clarity) during the subject month, comprised of:  finance charges + late fees + all other Cardholder Fees + all Ancillary Income;

•	B = Plan write-offs, net of all recoveries during the subject month (write-offs will be defined as total receivable write-offs, not principal write-offs); and
•
C = operating expenses:  Billing Statements issued through any medium multiplied by the Operating Expense Amount.  For Measurement Periods 1-3 (as defined in Schedule 1.3(e)), the "Operating Expense Amount" charged per billing statement will be $[****].  For each Measurement Period thereafter, the "Operating Expense Amount" shall be equal to the Operating Expense Amount for the immediately preceding Measurement Period adjusted based on the CPI as of the last day of the immediately preceding Measurement Period; subject to the adjustment described below.  For Measurement Periods 3-9, there will be a predetermined "Paperless Statement Target," which shall be measured as the figure equal to the total of all Billing Statements presented electronically during a period  as a percentage of all Billing Statements presented during the same period.  Beginning in Measurement Period 4, if in the prior Measurement Period the applicable Paperless Statement Target (defined on Schedule 1.3(e)) was met, the Operating Expense Amount will be adjusted by only fifty percent (50%) of the CPI corresponding to the preceding Measurement Period, if there was a positive increase in the applicable CPI.  By way of clarification, the adjustment will be 100% of CPI in the event that the applicable Paperless Payment Target was not met.  In the event the applicable CPI is negative in any period, the cost per Billing Statement in the next Measurement Period will be reduced the full amount of the decline in CPI.

•	Monthly Net Portfolio Yield = (A - B- C)
•	For avoidance of doubt, under no circumstance will the Monthly Net Portfolio Yield calculation result in Stage making a payment to Bank.
•
The term "Ancillary Income" shall mean all amounts charged to a Cardholder with respect to the use of an Account or Card, including fees for Insert income, Protection Programs and Bank Enhancement Marketing Services and excluding Goods and/or Services sold by Stage, Stage Recurring Billing Programs, and any Cardholder Fees.

•
The term "Cardholder Fees" shall mean all fees and charges assessed by Bank to a Cardholder with respect to an Account or a Credit Card, including late fees, NSF fees, document fees and internet payment fees, principal amounts charged to a Cardholder associated with the purchase of Goods and/or Services, fees for Bank Enhancement Marketing Services, and fees for Protection Programs.  Provided, however, this definition specifically excludes pay-by-phone fees. By way of clarity, other than pay-by-phone

Schedule 6.1 - 2
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fees, those fees and charges assessed by Bank to Cardholders are not excluded from the definition of Cardholder Fees because, for internal accounting purposes, Bank accounts for them as off-sets to expenses.

•
For purposes of this Schedule 6.1, the term "CPI" shall mean, the annual year-end core Consumer Price Index (excluding food and energy) for the United States as published by the U.S. Bureau of Labor Statistics.

Note:  Payments will be initiated by ACH and Monthly Net Portfolio Yield Payments will take effect as of signing.  Further, to the extent that any Wind-down Period extends beyond July 31, 2021, Measurement Period 10 shall be extended until the termination or expiration of the Wind-down Period for purposes of calculating the Monthly Net Portfolio Yield Payments during such Wind-down Period.
Cost per statement:
•	Measurement Period 1: $[****]
•	Measurement Period 2: $[****]
•	Measurement Period 3: $[****]
•	Measurement Period 4: $[****]* CPI adjustor based on MP 3 ending paperless rate
•	Measurement Period 5: cost per statement for MP 4 * CPI adjustor based on MP 4 ending paperless rate
•	Measurement Period 6: cost per statement for MP 5 * CPI adjustor based on MP 5 ending paperless rate
•	Measurement Period 7: cost per statement for MP 6 * CPI adjustor based on MP 6 ending paperless rate
•	Measurement Period 8: cost per statement for MP 7 * CPI adjustor based on MP 7 ending paperless rate
•	Measurement Period 9: cost per statement for MP 8 * CPI adjustor based on MP 8 ending paperless rate
•	Measurement Period 10: cost per statement for MP 9 * CPI adjustor based on MP 9 ending paperless rate
E.	Annual Portfolio Performance Bonus
Stage shall earn an "Annual Portfolio Performance Bonus" in respect of each Measurement Period in accordance with the provisions of this Section E.  Bank shall pay each such Annual Portfolio Performance Bonus via ACH (i) with respect to the first Measurement Period within the first six (6) months following the end of such Measurement Period; and (ii) with respect to each Measurement Period thereafter, within ten (10) days of the end of each such Measurement Period.  For avoidance of doubt, the parties agree that each Annual Portfolio Performance Bonus shall be fully accrued as of the last day of the respective Measurement Period.  By way of example, sample calculations of the Annual Portfolio Performance Bonus for a stub year and a full year are attached hereto as Attachment B to this Schedule 6.1.  The Annual Portfolio Performance Bonus
Schedule 6.1 - 3
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shall be calculated based on the following formula and stated as a percentage of Average Annual Accounts Receivable for the period being measured:
"Adjusted Net  Yield" shall mean:
[****] percent ([****]%) of the sum of each Monthly Net Portfolio Yield for each month during the Measurement Period minus [****] percent ([****]%) of the Average Annual Accounts Receivable for the Annual Portfolio Performance Plan Year minus [****] dollars ($[****]).
For any calendar year in which the Adjusted Net Yield is greater than [****] percent ([****]%) of the Average Annual Accounts Receivable for the Measurement Period, Bank shall pay to Stage an amount equal to [****] percent ([****]%) of the difference of the Adjusted Net Yield minus [****] percent ([****]%) of the Average Annual Accounts Receivable for the Measurement Period.  During any stub year (less than twelve (12) months), the calculation of the Annual Portfolio  Performance Bonus shall be pro rated as indicated on the sample calculation on Attachment B to this Schedule 6.1.
For purposes of this calculation, the term "Average Annual Accounts Receivable" shall mean the sum of the end-of-month Accounts Receivable for each of month during a Measurement Period divided by the number of months in such Measurement Period.
For avoidance of doubt, under no circumstance will the Annual Portfolio Performance Bonus result in Stage making a payment to Bank.
F.	Bank Performance Bonus
By July 31, 2013, and by December 31 for each of calendar years of [****], Stage shall pay to Bank an amount equal to [****] Dollars ($[****]), for a total of [****] Dollars ($[****]).  Such amount shall be referred to herein as the "Bank Performance Bonus".

G.	Implementation
The financial arrangements under the 2004 Agreement shall apply through and including July 31, 2012.  The Monthly Net Portfolio Yield Payment and the Annual Portfolio Performance Bonus shall begin to accrue as of August 1, 2012 with respect to Billing Statements issued on or after that date.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.1 - 4
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Attachment A
to
Schedule 6.1
 Sample Monthly Yield Payment Calculation

		Calculation	Example
A1	Finance Charges ($MM)		$[****]
A2	Late Fees ($MM)		$[****]
A3	Other Cardholder Fees ($MM)		$[****]
A4	Ancillary Income ($MM)		$[****]
A	PLAN REVENUE ($MM)	A1+A2+A3+A4	$[****]

B	PLAN WRITE-OFFS (net of all recoveries, total receivable, not principal write-offs) ($MM)		$[****]

C	STATEMENTS MAILED		[****]

D	COST PER STATEMENT ($)[1]	[****]	$[****]
[1] Cost Per Statement to be adjusted according to CPI Adjustments outlined in Schedule 6.1

E	APPLICABLE PLAN MONTH OPERATING EXPENSES ($MM)	C X D	$[****]

F	Monthly Net Portfolio Yield Pool	A - B - E	$[****]
G	Partner Share of Monthly Net Portfolio Yield	[****]%
H	SSI MONTHLY NET PORTFOLIO YIELD PAYMENT	F X G	$[****]

*Actual calculations will not be rounded.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.1 - 5
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Attachment B
to
Schedule 6.1
 Annual and Stub Performance Bonus Calculation

Annual Calculation
Annual Performance Bonus		Calculation / Value	Example
A	Program Year Average Receivables ($MM)		$[****]
B	[****]% of Annual Net Portfolio Yield Pool ($MM)	Sum of Monthly Net Portfolio Yield for the Measurement Period X [****]%	$[****]
C	Cost of Funds Proxy ($MM)	A X [****]%	$[****]
D	Standard Adjustment ($MM)	$[****]	$[****]
E	ADJUSTED NET YIELD	B - C - D	$[****]

F	[****]% Hurdle ($MM)	A X [****]%	$[****]
G	Annual Bonus Pool1 ($MM)	E - F	$[****]
H	SSI ANNUAL PERFORMANCE BONUS ($MM)	G x [****]%	$[****]
1 In the event the Annual Bonus Pool is negative, Stage will not receive an Annual Performance Bonus payment
Stub1 Calculation
Annual Performance Bonus		Calculation / Value	Example
A	Stub Period Average Receivables ($MM)		$[****]
B	[****]% of Stub Period Net Portfolio Yield Pool ($MM)	Sum of Monthly Net Portfolio Yield for the Stub Period X 50%	$[****]
C	Cost of Funds Proxy ($MM)	A X [****]% X Prorated Time Frame[2]	$[****]
D	Prorated Adjustment ($MM)	$[****] X Prorated Time Frame[2]	$[****]
E	ADJUSTED NET YIELD	B - C - D	$[****]

F	[****]% Hurdle ($MM)	A X [****]% X Prorated Time Frame[2]	$[****]
G	Prorated Bonus Pool3 ($MM)	E – F	$[****]
H	SSI STUB PERIOD PERFORMANCE BONUS ($MM)	G x 50%	$[****]
[1] Calculations assume a five (5) month stub period
[2] Prorated Timeframe equals months in stub period divided by twelve (12)
3 If the stub period Prorated Bonus Pool is negative, Stage will not receive an Annual Performance Bonus for the Measurement Period.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Schedule 6.1 - 6
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Schedule 8.5
Stage Insurance
Stage or an Affiliate of Stage shall maintain insurance policies with insurers and in such amounts (or more) and against such types of loss and damage as follows:
Commercial General Liability
$[****]            Each Occurrence
$[****]            General Aggregate
$[****]            Personal & Advertising Injury
Umbrella or Excess Coverage
$[****]            General aggregate

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 8.5 - 1
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Schedule 10.6
Bank Insurance
Bank shall maintain insurance policies with insurers and in such amounts (or more) and against such types of loss and damage as listed below.  Policies will be specifically endorsed to cover Stage except those policies which specifically include provisions for the automatic endorsement of contractual obligations.
(i)	General Liability:
$[****] per occurrence
$[****] aggregate
$[****] umbrella (includes Personal/Advertising Injury)

(ii)	Crime: $[****] (Stage is loss payee and Bank carries third-party liability coverage)
(iii)	Business Interruption: $[****]
(iv)	Errors and Omissions (including cyber risk): $[****]

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Schedule 12.2(d)
Additional Bank Termination Events
Bank Termination Events shall include the occurrence described below, in addition to those set forth in Section 12.2.  For purposes of this Schedule 12.2(d), reversal of a material adverse effect shall mean that actions have been taken to eliminate going forward the materiality of the adverse effect of the event giving rise to the termination right.  Upon the reversal of a material adverse effect described in this Schedule 12.2(d), Bank's right to terminate this Agreement in connection therewith shall expire.
Subject to the process described in this remainder of this Schedule 12.2(d) and the introduction to this Schedule 12.2(d), if at any time after the Effective Date (i) Stage no longer markets itself as a seller of moderately priced, nationally recognized brand name and private label apparel as it is recognized to be as of the Effective Date, and as a result thereof is a material decrease in (ii) the average price point associated with the Goods and/or Services, (iii) the average "ticket" on individual transactions under the Plan, (iv) the blend in the creditworthiness of Applicants; and (v) the changes described in clauses (i)-(iv) of this subsection (d) cause a material adverse effect on the Plan and/or Bank, the following provisions shall apply.
Bank may provide notice thereof to Stage, and the parties thereafter shall promptly discuss the same through the Plan Committee, subject to the escalation and resolution procedures set forth in Schedule 3.1, in an attempt to determine a plan to reverse the such material adverse effect.  If the parties fail to agree on a plan to reverse such material adverse effect, Bank may immediately terminate this Agreement upon written notice to Stage.  If the parties agree on a plan to reverse such material adverse effect  but such material adverse effect is not reversed within ninety (90) days following the agreed date to implement the plan, Bank may immediately terminate this Agreement upon written notice to Stage.
By way of clarification, unless all five (5) of items (i) through (v) above occur, the termination right described in this Schedule 12.2(d) will never apply, and even then the occurrence of all five (5) of items (i) through (v) above must be caused by Stage's change to its business model as above described.  Further, the termination right described in this Schedule 12.2(d) does not apply to consequences arising from the general state of the economy, changes in consumer behavior and preferences, and/or increases in competition within the retail market for moderately priced, nationally recognized brand name and private label apparel.

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Schedule 12.2(f)
Arbitration Procedures
Issues that that are to be settled by arbitration in accordance with the terms of the Agreement shall be finally settled by mandatory and binding in accordance with the CPR Institute for Dispute Resolution (CPR") Rules for Non-Administered Arbitration then in effect ("CPR Rules"), pursuant to the following conditions:
(a)            Selection of Arbitrator.  Three (3) neutral arbitrators with accounting and/or finance expertise shall be selected by the CPR Institute in accordance with the CPR Rules.
(b)            Place of Arbitration Hearings.  Unless otherwise agreed to by the parties, arbitration hearings shall be held in Chicago, Illinois.
(c)            Costs and Expenses.  Unless the arbitrator rules otherwise, the parties shall jointly and equally pay the expenses of the arbitrator and administrative costs assessed by the CPR, as well as their own expenses incurred during the arbitration process.
(d)            Applicable Law.  The law applicable to the arbitration, including the administration and enforcement thereof, shall be the Federal Arbitration Act, 9 U.S.C. §§ 1-16, as amended from time to time, and the law governing this Agreement.
(e)            Arbitration Award.  The arbitration award shall be presented to the parties in writing, and upon request of either party, shall specify the factual and legal basis for the award.  The award may be confirmed and enforced in any court of competent jurisdiction.  Any post-award proceedings will be governed by the Federal Arbitration Act.

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Schedule 12.3(f)
Additional Stage Termination Events
Stage Termination Events shall include the following occurrences, in addition to those set forth in Section 12.3 and Schedule 12.3(g).
As set forth, respectively, in Schedule 3.6 (Application Approval Rate target and Average Credit Line target), Schedule 3.9(d) (Customer Satisfaction Survey), or Schedule 13.4 (Change in Control).

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Schedule 12.3(g)
Additional Stage Termination Events
Stage Termination Events shall include the occurrences described in paragraphs 1 and 2 below, in addition to those set forth in Section 12.3 and Schedule 12.3(f).  For purposes of this Schedule 12.3(g), reversal of a material adverse effect shall mean that actions have been taken that render immaterial the adverse effect of the event giving rise to the termination right.  Upon the reversal of a material adverse effect described in paragraphs 1 or 2 below, Stage's right to terminate this Agreement in connection therewith shall expire.
1. Sections E.3(a) (Risk Management/Credit Criteria) and/or E.3(c) (Operating Procedures) of Schedule 3.1 Subject to the process described in this remainder of this paragraph 1 and the introduction to this Schedule 12.3(g), if a change is unilaterally implemented by Bank with respect to a matter referenced at Sections E.3(a) and/or E.3(c) of Schedule 3.1 and such change results in a material adverse effect on the Plan or Stage (including its relationship with its Customers), the following provisions shall apply. Stage may provide notice thereof to Bank and the parties thereafter shall promptly discuss the same through the Plan Committee, subject to the escalation and resolution procedures set forth in Schedule 3.1, in an attempt to determine a plan to reverse such material adverse effect. If the parties fail to agree on a plan to reverse such material adverse effect, Stage may immediately terminate this Agreement upon written notice to Bank.  If the parties agree on a plan to reverse such adverse effect but such adverse effect is not reversed within ninety (90) days following the agreed date to implement the plan, Stage may immediately terminate this Agreement upon written notice to Bank.
2. Section E.3(e) (Applicable Law) of Schedule 3.1 Subject to the process described in this remainder of this paragraph 2 and the introduction to this Schedule 12.3(g), if a change is unilaterally implemented by Bank with respect to a matter referenced at Section  E.3(e) of Schedule 3.1 and such change (i) is not consistent in all material respects with a change (or non-change) related to the same issue generally implemented (or not implemented) by other private label credit card issuers (excluding Affiliates of Bank) of at least comparable size to Bank (measured by private label credit card receivables) in the U.S., and (ii) such change results in a material adverse effect on Plan or Stage (including its relationship with its Customers), the following provisions shall apply. Stage may provide notice thereof to Bank and the parties thereafter shall promptly discuss the same through the Plan Committee, subject to the escalation and resolution procedures set forth in Schedule 3.1, in an attempt to determine a plan to reverse such material adverse effect.  If the parties fail to agree on a plan to reverse such material adverse effect, Stage may immediately terminate this Agreement upon written notice to Bank.  If the parties agree on a plan to reverse such material adverse effect but such material adverse effect is not reversed within ninety (90) days following the agreed date to implement the plan, Stage may immediately terminate this Agreement upon written notice to Bank.

Schedule 12.3(g) - 1
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Schedule 12.4
Purchase of Accounts
A.  General For the purposes of this Schedule 12.4, the following terms shall have the following corresponding meanings:
"Par Value" shall mean the amount that is equal to [****] percent ([****]%) of the face value of the Account Receivables for all Accounts (excluding Account Receivables that have been (or should have been) written-off in accordance with Bank's generally applicable write-off policies and procedures, consistently applied across all Bank's credit card programs).
"Stage Portfolio Assets" shall mean, collectively, the Accounts, Accounts Receivable (whether held by Bank or a third party), including the face amount of the balances that have not been written off by Bank, any and all documentation and records relating to the Accounts, Bank Cardholder Information, the Masterfile provided pursuant to Section 3.13 and Schedule 3.13, Plan solicitation and promotional materials, all information and data maintained by Bank with respect to the Cardholder Loyalty Program and any toll-free store or customer access numbers.
B.  Stage's Decision to Exercise the Stage Purchase Option
The parties rights and obligations with respect to Stage's exercise of the Purchase Option shall be governed by the following provisions of Schedule 12.4, except as otherwise provided in Exhibit A to this Schedule 12.4.
1.  Upon the termination or non-renewal of this Agreement by either party, Stage shall have the option to purchase, or designate a third party to purchase, the Stage Portfolio Assets at Par Value ("Purchase Option").  Bank shall cooperate in the transfer of the Stage Portfolio Assets to Stage or its designated third party purchaser.  Such cooperation shall include those actions that are customary in the industry for such transactions, but in any event includes the following:  (a)  as applicable, removing  Stage Portfolio Assets from any securitization; (b) at Stage's request, accommodating an interim servicing period of up to nine (9) months after the sale date at a reasonable servicing fee to Bank; and (c) using good faith efforts to enter into a purchase and sale agreement pursuant to which Stage or its designee would purchase the Stage Portfolio Assets.  Such agreement would include Bank's agreement to customary and commercially reasonable representations and warranties in its role as the seller.  The parties shall use commercially reasonable efforts to minimize the transaction costs associated with the purchase and sale of the Stage Portfolio Assets pursuant to this Schedule 12.4.
2.  The Purchase Option is exercisable by Stage or its designated purchaser serving notice ("Purchase Option Notice") on Bank within (a) one hundred twenty (120) days after receipt of the Plan Data described in Section (3) below in the event of an early
Schedule 12.4 - 1

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termination of this Agreement (meaning the Plan Data to be provided in response to an early termination notice); or (b) one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term.  Any Purchase Option Notice shall be revocable and may be withdrawn at any time prior to closing of the purchase.
3.  During the twenty-four (24) month period prior to the end of the Initial Term, at any time thereafter, or pursuant to written notice to Bank within ten (10) Business Days after a right to terminate the Agreement is exercised by either party, Bank shall produce within thirty (30) days of Stage's written request Plan-related data identified in Schedule 3.16 hereto with an asterisk (*) to enable Stage and its advisors to evaluate the Plan (the "Plan Data").  Stage may share the Plan Data with potential designated purchasers; provided, however, that except in the event of an early termination of this Agreement, Plan Data shall not be shared with potential designated purchasers until the date which is eighteen (18) months prior to the end of the Initial Term.  Plan Data includes a minimum of twenty-five (25) months of key portfolio statistics as described in Schedule 3.16 hereto.  Bank will allow Stage, potential third party purchasers and each of their advisors to access to such Plan Data to value the Stage Portfolio, subject to the confidentiality requirements of this Agreement.  Bank shall, at Stage's written request, provide Stage with updated Plan Data on a monthly basis during the period referenced in this paragraph.  By way of clarification, Plan Data is Bank Confidential Information under Section 13.17(a) (subject to the exceptions referenced herein) and shall be subject to the provisions of Section 13.17.
4.  If Stage exercises the Purchase Option, Stage or its designated purchaser must complete the purchase of the Stage Portfolio Assets by the later of the date on which the Agreement expires or terminates or one hundred eighty (180) days after the delivery of the Purchase Notice ("Plan Purchase Date"); provided, however, that upon written request by either party, the parties shall agree to continue the Plan for a reasonable, designated period of time following such date to enable the parties to complete the purchase and sale of the Stage Portfolio Assets.  To the extent permitted by Applicable Law, the Plan Purchase Date shall be extended (a) to enable either party to obtain regulatory approval, if necessary, (ii) to avoid Bank's "dark period" of November 15 of any one calendar year through January 15 of the following calendar year; and/or (iii) to satisfy and conditions applicable to the removal of the Stage Portfolio Assets from securitization.
5.  Without limiting the foregoing, Bank shall deliver to Stage or its designated purchaser, at the closing of such purchase any information reasonably necessary for the purchaser to satisfy its ongoing obligations under Applicable Law, including the master file and historical records of changes in fees or interest rates to enable the purchaser to re-evaluate such changes to the extent required by the Credit Card Accountability, Responsibility, and Disclosure (CARD) Act of 2009 and Regulation Z.
6.            Subject to Applicable Law and the specific terms of the purchase and sale agreement, if Stage exercises its Purchase Option (directly or through a designee), Bank will have no residual rights to the Stage Portfolio Assets after the termination of the Agreement and the expiration of the Wind-down Period, if any.
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7.  At Stage's request, in connection with Stage's exercise of its Purchase Option, Bank shall cooperate to assign any agreements and other rights and obligations associated with any Protection Program or Stage Recurring Billing Program, including any fees or charges for any period during which Bank's liability under the Protection Program or Stage Recurring Billing Program is assumed by Stage, to Stage or its designated purchaser's acquisition of the Stage Portfolio Assets.
C.  Stage's Decision Not to Exercise the Stage Purchase Option
If Stage elects not to exercise its Purchase Option, or if it (or its designee, as applicable) fails to consummate the purchase and sale of the Stage Portfolio Assets as described in (B) above, the following provisions shall apply:
1.  Bank shall be obligated, within twelve (12) months of Stage's notice that it will not exercise the Purchase Option or Stage or its designee fails to consummate the Purchase Option within the time frame provided in Section B (otherwise Bank shall begin the liquidation process), to:
▪	Rebrand the Accounts and associated Accounts Receivables, provided that they are not rebranded for the benefit of a competitor of Stage; or
▪	Sell the Accounts and associated Accounts Receivable, provided that they are not sold to, or for the benefit of, a competitor of Stage; and
In either case, cease using the Stage Marks for any purpose; provided, however, that Bank may use the name of the Stage Nameplate associated with an Account after the expiration of such twelve (12) month period solely for purposes of identifying the Accounts when collecting outstanding balances on such Accounts.
2. Bank shall take reasonable measures to destroy, or return to Stage, any Stage Customer Information (including Customer lists) provided by or on behalf of Stage or compiled by Bank through the Plan.  Bank shall not use or disclose the Bank Cardholder Information to or for the benefit of any competitor of Stage.
3.  Stage shall be allowed to establish either directly or through a third party a new Stage branded credit card program immediately upon expiration or termination of the Agreement and to enter into an Agreement with a third party for such plan prior to the expiration of the Term; provided such plan would not be implemented prior to expiration of the Wind-down period.
4.  Stage shall have the right to retain the Cardholder list as a part of its Customer database; provided, however, that Stage may not use the Cardholder list to directly target Customers for a new credit card bearing a Stage Mark within twelve (12) months of the date on which the Agreement terminates or expires or the expiration of the Wind-down Period, whichever is later.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
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Exhibit A
to
Schedule 12.4
Exhibit A to Schedule 12.4
Fair Market Value
The Purchase Option at Schedule 12.4 shall be modified as provided in this Exhibit A only if Stage terminates the Agreement pursuant to Schedule 12.3(g) prior to the second anniversary of the Effective Date.  For any other termination of the Agreement, including a termination pursuant to Schedule 12.3(g) on or after the second anniversary of the Effective Date, the Purchase Option at Schedule 12.4 shall apply without modification.
1.            The purchase price of the Stage Portfolio Assets shall be "Fair Market Value," as determined in accordance in this Exhibit A.  Fair Market Value shall be expressed as a percentage and shall equal the dollar amount of the Accounts Receivable plus any premium or minus any discount, as applicable, divided by the dollar amount of Accounts Receivable.
2.            Stage (or its designated purchaser) and Bank shall engage in discussions for at least thirty (30) days following receipt by Stage of the Plan Data that is provided to Stage by Bank in response to the notice of termination, in an effort to mutually determine the Fair Market Value of the Stage Portfolio Assets, based on the assumptions set forth in paragraph 6 below.
3.            If the Parties cannot reach agreement on the Fair Market Value of the Stage Portfolio Assets within the thirty (30) day period specified in the preceding paragraph, each party shall, prior to the end of such thirty (30) day period, nominate an appraiser.  Each party shall be responsible for its own costs with respect to its nominated appraiser.
4,            Each party's appraiser shall complete a valuation of the Fair Market Value of the Stage Portfolio Assets based on the Plan Data no later than fifteen (15) Business Days after the thirty (30) day period specified in paragraph 2.
5.            If the valuations by each appraiser are [****] ([****]) basis points or less apart, the Fair Market Value shall be the average of the two valuations.  If the difference between the two valuations is greater than [****] ([****]) basis points, the appraisers shall, within five (5) days after the end of the fifteen (15) Business Day period specified in the immediately preceding paragraph jointly select a third appraiser to complete a valuation of the Fair Market Value of the Stage Portfolio Assets.  The third appraiser shall be required by the Parties to complete the valuation of the Fair Market Value of the Stage Portfolio Assets based on the Plan Data no later than fifteen (15) Business Days after being selected.  Each party shall be responsible for one-half of the cost of the third
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appraiser. The final determination of the Fair Market Value shall be equal to the average of the two closest appraisals prepared by the three appraisers.
6.            The appraisers shall be instructed to assume an arms-length transaction between a willing buyer and a willing seller and shall take into consideration, among other things, the amount of the outstanding receivables, the aggregate number of Accounts, and the value of an ongoing relationship with Stage.  Each appraiser shall be given the following instructions for preparing their valuations:
a.  All, but not less than all, of the Accounts shall be purchased;
b.  Assume a seven (7) year endorsement of the existing program by Stage;
c.  Assume no new acquisition marketing shall be endorsed, and no growth due to new Accounts; and
d.  Assume the existing value proposition, revenue sharing and product pricing shall remain in effect.

7.            The one hundred twenty (120) day period for exercise of the Purchase Option Notice set forth at Section B.2 of Schedule 12.4 shall not begin to run until the Fair Market Value has been determined.

[****] REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 12.4 - 5
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Schedule 13.4
 Successors and Assigns

(a)
This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns as permitted under this Schedule 13.4.  Either party may assign its rights and obligations under this Agreement solely as set forth in this Schedule 13.4.

(b)
(i) SSI and SRI need not obtain Bank's prior written consent to sell, transfer, or otherwise assign this Agreement as part of a sale of substantially all its assets to an unaffiliated third party; provided, however, that such successor, transferee and/or assignee of SSI or SRI agrees in writing to be bound by this Agreement.  In the event of such a sale, transfer or assignment, the purchaser in such transaction shall constitute a successor, transferee and/or assignee of SSI or SRI, and the terms of this Agreement shall be binding upon such party.

(ii) SSI and SRI need not obtain Bank's prior written consent to sell, transfer, or otherwise assign this Agreement to an Affiliate as part of a sale of substantially all of the assets that comprise the line-of-businesses which are the subject of this Agreement; provided that (A) the Affiliate is fully capable of performing the obligations of the assigning party to the same extent as the assigning party itself and has the financial capacity that is substantially equivalent to (or better than) that of the assigning party and (B) that the Affiliate agrees in writing to be bound by this Agreement. In the event of such a sale, transfer or assignment, the Affiliate shall constitute a successor, transferee and/or assignee of SSI or SRI, as applicable, and the terms of this Agreement shall be binding upon such Affiliate.

(iii)  For clarity, (A) the acquisition of Control of Stage does not constitute an assignment of this Agreement and is not restricted by this Agreement and (B) this subsection (b) pertains to assignment of this entire Agreement, and not assignment related to something less than all the Stage Nameplates at the time of transfer, which is addressed at Section 3.18.
(c)
(i)   Bank need not obtain Stage's prior written consent to sell, transfer, or otherwise assign this Agreement to an Affiliate of Bank as part of the sale of substantially all of Bank's assets or a transfer of Control of Bank that does not constitute a Change in Control (i.e., an internal reorganization of ADS), provided (A) that (upon completion of such sale, transfer, or other assignment), consumer credit account programs are a material component of such Affiliate's core business; (B) that the Affiliate is fully capable of performing the obligations of Bank to the same extent as Bank (including
Schedule 13.4 - 1
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having the financial capacity needed to support this Agreement); and (C) that the Affiliate agrees in writing to be bound by this Agreement. In the event of such a sale, transfer or assignment, the Affiliate shall constitute a successor, transferee and/or assignee of Bank and the terms of this Agreement shall be binding upon such Affiliate.

(ii) Bank's sale, transfer, or other assignment under any circumstances other than those described in (c)(i) above shall require Stage's prior written consent, which consent may be denied, conditioned or delayed in Stage's sole discretion.

(d) If there is a Change in Control (defined below) of Bank or ADS, the following provisions shall apply.
(i)  Bank shall notify Stage in writing of such a Change in Control of Bank or ADS as soon as practicably possible.

(ii) Bank need not obtain Stage's prior written consent to a Change in Control of Bank or ADS provided (A) that (upon completion of such Change in Control), consumer credit card account programs are a material component of the core business of any Bank successor, transferee and/or assignee; (B) that the Bank successor, transferee and/or assignee is fully capable of performing the obligations of Bank to the same extent as Bank (including having the financial capacity needed to support this Agreement); (C) that any acquirer of Control of ADS has the financial capacity to act as a source of strength for Bank; and (D) that the Bank successor, transferee and/or assignee agrees in writing to be bound by this Agreement. In the event of a transaction set forth at clause (3) of the definition of Change in Control, the purchaser in such transaction shall constitute a successor, transferee and/or assignee of Bank, and the terms of this Agreement shall be binding upon such party.

(iii) Promptly following each of the first three (3) anniversaries of the effective date of the Change in Control, the Plan Committee shall review, upon request of Stage, whether there has been a material adverse change as to the following specific matters, when compared to the state of such matters prior to the Change in Control: (A) Bank's Plan Team staffing; (B) Bank's customer service for Cardholders or Applicants (based on comparing results from a survey conducted every twelve (12) months after the Change in Control (or earlier if requested by Stage, but no more than three (3) such surveys are required prior to the third (3rd) anniversary of the effective date of the Change in Control) to the last survey conducted prior to the Change in Control); (C) Bank's performance against Service Level Standards; or (D) the Application Approval Rate or the Average Credit Line.

(iv)  If, following the Change in Control, Bank has caused a material adverse change to any such element, Stage may provide notice thereof to Bank, and the parties thereafter shall promptly discuss the same through the Plan

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Committee, subject to the escalation and resolution procedures set forth in Schedule 3.1, in an attempt to determine a plan to reverse the such material adverse change.  If the parties fail to agree on a plan to reverse such material adverse change, Stage may immediately terminate this Agreement upon written notice to Bank.  If the parties agree on a plan to reverse such material adverse change but such material adverse change is not reversed within ninety (90) days following the agreed date to implement the plan, Stage may immediately terminate this Agreement upon written notice to Bank.

(v)  Reversal of a material adverse change shall mean that actions have been taken to eliminate going forward the materiality of the adverse change.  Upon the reversal of a material adverse change described in this Schedule 13.4, Stage's right to terminate this Agreement in connection therewith shall expire. Bank shall consider in good faith any suggestions offered by Stage as to how to remediate any such material adverse change.

(vii)  Bank shall reimburse Stage for costs incurred by Stage as a result of change of platforms servicing the Plan following a Change in Control.

"Change in Control" shall mean (1) any person or group of persons acting in concert (other than a direct or indirect wholly owned subsidiary of ADS (or Bank's then current ultimate parent)) acquires direct or indirect beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Bank or ADS that are entitled to vote generally in the election of directors; (2) Bank or ADS engages in a reorganization, merger or consolidation (each a "Reorganization"), with an entity that is not a direct or indirect wholly owned subsidiary of ADS, and in each case through which the persons who were the respective beneficial owners of the voting securities of Bank or ADS immediately prior to such Reorganization do not beneficially own, following such Reorganization, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Bank or ADS, as a result of such Reorganization or (3) Bank sells, transfers or assigns this Agreement as part of a sale of substantially all of its assets to an unaffiliated third party.

Schedule 13.4 - 3
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PLC